CONVERSION APPRAISAL UPDATE
                                     REPORT

                             UNION COMMUNITY BANCORP

                          PROPOSED HOLDING COMPANY FOR
                         UNION FEDERAL SAVINGS AND LOAN
                                   ASSOCIATION
                             Crawfordsville, Indiana

                                  Dated As Of:
                                October 17, 1997



























                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

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RP Financial, LC.


Board of Directors
October 17, 1997
Page ~
October 17, 1997
Board of Directors
Union Federal Savings and Loan Association
221 East Main Street
Crawfordsville, Indiana  47933

Gentlemen:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock of Union Federal Savings and Loan Association, Crawfordsville, Indiana, ("Union Federal" or the "Association"). The stock will be issued in connection with the Association's Plan of Conversion, by which the Association will convert from the mutual-to-stock form of organization, and simultaneously issue its shares to a newly-organized holding company, Union Community Bancorp (the "Holding Company").

This appraisal update is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). Our original appraisal report, dated August 22, 1997 (the "original appraisal") is incorporated herein by reference. As in the preparation of our original appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in the Association's financial condition, including updated financial data through September 30, 1997; (2) an updated comparison of Union Federal's financial condition and operating results versus the Peer Group companies identified in the original appraisal; and (3) a review of stock market conditions since the original appraisal date, along with updated stock prices as of October 17, 1997. Pro forma market value is defined as the price at which Union Federal's stock immediately upon its conversion from a mutual to a stock institution would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.
Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.


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Discussion of Relevant Considerations

1.       Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended June 30, 1997, as set forth in the original appraisal, and updated unaudited financial information through September 30, 1997. The overall composition of Union Federal's September 30, 1997 balance sheet was comparable to the June 30, 1997 data, with the Association posting an increase in assets during the quarter. Updated reported earnings for the Association showed a healthy increase, which was largely attributable to the elimination of the special SAIF assessment from the Association's updated earnings. On a core earnings basis, the Association's updated earnings did not change materially from the original appraisal. Union Federal's total assets increased by $1.4 million, or 1.7 percent, from June 30, 1997 to September 30, 1997, with most of the growth being realized in loans. Loan growth was in part funded by redeployment of cash and cash equivalents and cash flow realized from the repayment of mortgage-backed securities. Overall, the concentration of loans comprising total assets increased from 86.8 percent to 88.0 percent as of June 30, 1997 and September 30, 1997, respectively, while the cash and investments ratio declined from 6.8 percent of assets to 5.8 percent of assets over the same time period. Mortgage-backed securities declined from 2.9 percent of assets at June 30, 1997 to 2.7 percent of assets at September 30, 1997, reflecting the ongoing gradual paydown of the mortgage-backed securities portfolio. Limited credit risk exposure continued to be indicated by the Association's updated credit quality measures, with non-performing assets totaling 0.16 percent of assets at September 30, 1997. Similarly, Union Federal's non-performing assets-to-assets ratio equaled 0.24 percent at June 30, 1997. The decline in Union Federal's non-performing assets-to-assets ratio was supported by both a reduction in the non-performing assets balance and positive asset growth during the quarter ended September 30, 1997.

Asset growth was primarily funded by borrowings and, to a lesser extent, deposits and retained earnings. Accordingly, deposits declined as a percent of assets from 73.6 percent at June 30, 1997 to 72.5 percent at September 30, 1997, while borrowings increased from 8.4 percent of assets to 9.4 percent of assets over the same comparative time period. Union Federal's updated equity balance kept pace with asset growth, equaling 17.2 percent of assets for both periods shown in Table 1.

Union Federal's operating results for the twelve months ended June 30, 1997 and September 30, 1997 are also set forth in Tabley1. Updated reported earnings for the Association were markedly higher, based on comparative ratios of 1.13 percent and 1.37 percent of average assets for the twelve months ended June 30, 1997 and September 30, 1997, respectively. The elimination of the SAIF recapitalization premium, which was booked during the three months ended September 30, 1996, accounted for most of the increase in the Association's updated earnings. On a core earnings basis, there was little change reflected in Union Federal's updated earnings, with net interest income and operating expenses remaining the two dominant components of the Association's recurring earnings. Union Federal's updated net interest income to average assets ratio was slightly lower, declining from 3.52 percent to 3.44 percent for the twelve months ended June 30, 1997 and September 30, 1997, respectively. The lower net interest income to average assets ratio was the result of a more significant decline in the interest income ratio, which declined by 20 basis points as a percent of average assets, compared to the interest expense ratio, which declined by 12 basis points as a percent of average assets.

Table 1
Union Federal Savings and Loan Association

Recent Financial Data
                                 At June 30, 1997        At Sept. 30, 1997
                                           (% of)                  (% of)
                                 Amount    Assets)       Amount    Assets)
                                 ($000)      (%)          ($000)     (%)
Balance Sheet Data
Total assets                     $84,291     100.0%     $85,734     100.0%
Cash and cash equivalents          2,258       2.7        1,459       1.7
Investment securities              3,496       4.1        3,520       4.1
Loans receivable, net             73,167      86.8       75,422      88.0
Mortgage-backed securities         2,424       2.9        2,289       2.7
FHLB stock                           708       0.8          708       0.8
Deposits                          62,055      73.6       62,132      72.5
Borrowings                         7,073       8.4        8,073       9.4
Equity                            14,473      17.2       14,775      17.2

                                           12 Months Ended    12 Months Ended
                                            June 30, 1997      Sept. 30, 1997
                                          Avg.       (% of)     Avg.     (% of)
                                         Amount      Assets)  Amount     Assets)
                                         ($000)        (%)      ($000)      (%)
Summary Income Statement
Interest income                          $ 6,467       8.00% $ 6,553       7.80%
Interest expense                          (3,619)     (4.48)  (3,664)     (4.36)
  Net interest income                      2,848       3.52    2,889       3.44

Provision for losses                        (135)     (0.17)    (150)     (0.18)
Other operating income                        55       0.07       49       0.06
Equity in losses of limited partnership     (208)     (0.26)    (157)     (0.19)
Other operating expenses                    (945)     (1.17)    (969)     (1.15)
SAIF recapitalization premium               (362)     (0.45)      --      --
Income before taxes                        1,253       1.55    1,662       1.98
Income taxes                                (340)     (0.42)    (514)     (0.61)
Net income                               $   913       1.13% $ 1,148       1.37%

Sources: Union Federal's prospectus and RP Financial calculations.

Operating expenses as a percent of average assets, which excludes the one time SAIF assessment expense, were slightly lower in the Association's updated earnings, equaling 1.17 percent and 1.15 percent for the twelve months ended June 30, 1997 and September 30, 1997, respectively. The modest decline in the operating expense ratio was attributable to asset growth more than offsetting a slight increase in the Association's operating expenses. Overall, Union Federal's lower net interest margin and lower operating expense ratio translated into an updated expense coverage ratio (net interest income divided by operating expenses) of 2.99x for the twelve months ended September 30, 1997, versus a comparative ratio of 3.01x recorded for the twelve months ended June 30, 1997. As noted in the original appraisal, the Association's expense coverage ratio is indicative of favorable core earnings strength. Sources of non-interest operating income remained a modest contributor to the Association's updated earnings, declining from 0.07 percent of average assets to 0.06 percent of average assets for the twelve months ended June 30, 1997 and September 30, 1997, respectively. When factoring in the limited partnership investment by Union Federal's wholly-owned subsidiary, U.F.S.Corporation ("UFS"), the Association's non-interest operating income remained negative for the most recent twelve month period. The loss resulting from the limited partnership investment equaled 0.19 percent of average assets for the twelve months ended September 30, 1997, versus a comparative loss of 0.26 percent of average assets for the twelve months ended June 30, 1997. As set forth in the original appraisal, the limited partnership investment consists of a 48-unit apartment complex in Crawfordsville, Indiana, which is operated as a low- and moderate-income housing project and, thereby, qualifies for tax credits that substantially offset the losses resulting from the limited partnership investment.

Loan loss provisions established were slightly higher in the Association's updated earnings, increasing from 0.17 percent of average assets to 0.18 percent of average assets for the twelve months ended June 30, 1997 and September 30, 1997, respectively. The amount of loss provisions established during both of the twelve month periods shown in Table 1 were higher than what has been established by Union Federal in recent previous fiscal years, which can be attributed to a rather significant charge-off taken on a multi-family loan during the current fiscal year and the growth of the Association's loan portfolio, including growth of higher risk multi-family loans. Valuation allowances maintained as a percent of net loans receivable and non-performing assets equaled 0.30 percent and
164.84 percent, respectively, at September 30, 1997, versus comparative ratios of 0.27 percent and 97.54 percent at June 30, 1997. The most notable difference in Association's updated earnings was the absence of the one time special SAIF assessment, which reduced Union Federal's pre-tax earnings by 0.45 percent of average assets during the twelve months ended June 30, 1997. Net of the SAIF assessment, the Association's return on average assets ratio for the twelve months ended June 30, 1997 would have approximated the 1.37 percent return posted by Union Federal for the twelve months ended September 30, 1997. As the result of tax credits realized from the Association's subsidiary investment in a low-to-moderate income housing project, Union Federal maintained relatively low effective tax rates of 27.1 percent and 30.9 percent for the twelve months ended June 30, 1997 and September 30, 1997, respectively.

2.       Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for Union Federal, the Peer Group and all publicly-traded SAIF-insured thrifts.
Union Federal's and the Peer Group's ratios are based on financial results through September 30, 1997 and June 30, 1997, respectively.

In general, the comparative balance sheet ratios for the Association and the Peer Group did not vary significantly from the ratios exhibited in the original appraisal. Relative to the Peer Group, the Association's interest-earning asset composition continued to reflect a higher concentration loans and lower levels of cash and investments and mortgage-backed securities. Overall, consistent with the original appraisal, Union Federal maintained a comparable level of interest-earning assets as the Peer Group, with the Association and the Peer Group posting updated interest-earning assets-to-assets ratios of 97.3 percent and 97.5 percent, respectively.

The mix of deposits and borrowings maintained by Union Federal and the Peer Group also did not reflect any significant changes from the original appraisal. Union Federal's funding composition continued to be highly comparable to the Peer Group's, with deposits constituting the major component of their interest-bearing funds. Borrowings continued to be utilized to a limited degree by both Union Federal and the Peer Group. Updated interest-bearing liabilities to assets ratios equaled 81.9 percent and 80.4 percent for the Association and the Peer Group, respectively, indicating the continued comparability of their respective capital positions. Union Federal posted an updated equity-to-assets ratio of 17.2 percent, versus a comparative ratio of 18.3 percent for the Peer Group. Neither the Association's or the Peer Group's capital included any intangibles, which was consistent with the original appraisal. Overall, Union Federal's updated interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio equaled 118.8 percent, which remained slightly below the comparative Peer Group average of 121.3 percent. As noted in the original appraisal, the additional capital realized from the stock conversion should serve to provide Union Federal with a higher IEA/IBL ratio than currently maintained by the Peer Group.

Credit quality measures continued to indicate limited credit risk exposure for both Union Federal and the Peer Group. Consistent with the original appraisal, the Association's updated non-performing assets to assets ratio of 0.16 percent was slightly lower than the comparative Peer Group ratio of 0.38 percent. Likewise, loss reserve coverage ratios remained somewhat higher for the Peer Group as a percent of non-performing assets (215.9 percent versus 165.4 percent for Union Federal) and as a percent of loans (0.52 percent versus 0.30 percent for Union Federal).

Updated growth rates for Union Federal reflect annualized growth for the nine months ended September 30, 1997, while the Peer Group's growth rates reflect growth for the twelve months ended June 30, 1997. The Peer Group continued to post stronger asset growth than the Association, based on updated asset growth rates of positive 11.2 percent and positive 4.7 percent, respectively. Most of the Association's asset growth was realized in loan growth, although positive growth in Union Federal's lower balance of cash and investments translated into a higher growth rate. The Peer Group's asset growth continued to be sustained by growth in loans and mortgage-backed securities, which was partially offset by a decline in cash and investments. Consistent with the original appraisal, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures. Deposits served as the principal source of funds to fund the Association's and the Peer Group's asset growth, although a higher growth rate continued to be reflected for the Peer Group's lower balance of borrowings. As noted in the original appraisal, the Peer Group's borrowings growth rate is somewhat understated, as the "NM" borrowings growth rates indicated for eight of the Peer Group companies includes companies with borrowings growth rates in excess of 100 percent. For the period shown in Table 2, six out of the eight Peer Group companies with "NMs" recorded borrowing growth rates in excess of 100 percent. Consistent with the original appraisal, the Association posted a stronger capital growth rate than the Peer Group (positive 8.3 percent versus negative 6.5 percent for the Peer Group), which was in part supported by the higher return on average assets ratio exhibited by the Association. However, other factors are believed to account for most of the difference between the Association's and the Peer Group's capital growth rates, such as the Peer Group's payment of dividends and implementation of stock repurchase programs. Additionally, the Peer Group's capital growth rate continued to be understated by Westwood Homestead's capital growth rate indicated as "NM", due to the impact of conversion proceeds being added to Westwood Homestead's capital during the 12 month period.

Table 3 displays comparative operating results for Union Federal and the Peer Group, based on their respective earnings for the twelve months ended September 30, 1997 and June 30, 1997. The Association's updated earnings were viewed as being representative of their core earnings, while the Peer Group's earnings continued to reflect the negative earnings impact of the one time assessment to recapitalize the SAIF. Union Federal's and the Peer Group's updated return on average assets ratios equaled 1.37 percent and 0.98 percent, respectively, with the one time SAIF assessment reflected in all of the Peer Group companies' earnings being the major factor in the lower average return posted by the Peer Group. On a recurring earnings basis, the Association's updated earnings continued to reflect a lower net interest margin and a lower level of operating expenses than the comparative Peer Group ratios. Non-interest operating income and loss provisions continued to be earnings advantages for the Peer Group, while Union Federal's earnings continued to reflect the benefit of a lower effective tax rate.

In terms of core earnings strength, updated expense coverage ratios posted by Union Federal and the Peer Group equaled 2.99x and 1.88x, respectively. The Association's higher expense coverage ratio continued to be supported by maintenance of a very low operating expense to average assets ratio (1.15 percent versus 1.89 percent for the Peer Group), which was partially offset by the Peer Group's higher net interest income to average assets ratio (3.56 percent versus 3.44 percent for the Association). The Peer Group's higher net interest margin was realized through maintaining a lower interest expense ratio, reflecting Union Federal's relatively high cost of deposits. Partially offsetting the Peer Group's lower interest expense ratio was the Association's higher interest income ratio, which continued to be supported by Union Federal's higher concentration of interest-earning assets maintained in loans.

Non-interest operating income, exclusive of real estate operations, remained a slightly larger factor in the Peer Group's earnings, with such income amounting to 0.06 percent and 0.21 percent of the Association's and the Peer Group's average assets, respectively. After factoring in real estate operations, the Association's non-interest operating income declined to negative 0.13 percent of average assets. Comparatively, real estate operations continued to have only a slight negative impact on the Peer Group's earnings, with the Peer Group's non-interest operating income declining to 0.20 percent of average assets after taking into account real estate operations. As noted in the original appraisal, the Association's real estate operations losses are attributable to the limited partnership investment by its subsidiary and, thus, the losses are substantially offset by tax credits realized from the investment. Taking non-interest operating income into account in comparing the Association's and the Peer Group's updated earnings, Union Federal's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 34.7 percent remained more favorable than the Peer Group's efficiency ratio of 50.3 percent. Loss provisions remained a more notable factor in the Association's earnings, amounting to 0.18 percent and 0.05 percent of Union Federal's and the Peer Group's average assets, respectively. Union Federal's higher loss provisions continue to reflect the additional loss provisions established to address the depletion of loss reserves resulting from a charge-off of a multi-family loan, as well as the Association's recent growth in higher risk types of loans.

With the removal of the special SAIF assessment from the Association's updated earnings, non-operating items were no longer a factor in the Association's earnings. Comparatively, since the Peer Group's earnings continued to be based on trailing twelve month earnings through June 30, 1997, the SAIF assessment, which was booked by all SAIF-insured thrifts in the quarter ended September 30, 1996, remained a factor in the Peer Group's earnings. Net gains recorded by the Peer Group equaled negative 0.34 percent of average assets, which reflects the negative earnings impact of the SAIF assessment being netted against gains and losses recorded on the sale of loans and investments. As discussed in the original appraisal, the SAIF assessment, as well as gains and losses realized from loans and investments, are viewed as being non-recurring sources of income and, thus, the negative net gains indicated for the Peer Group's earnings will be discounted in evaluating the relative strengths and weaknesses of the Peer Group's and the Association's earnings.

Tax credits realized from Union Federal's subsidiary investment continued to support a lower effective tax rate for the Association, as indicated by the Association's and the Peer Group's effective tax rates of 30.9 percent and 37.2 percent, respectively. However, due to an increase in the Association's pre-tax earnings and the fixed amount of tax credits that can be realized from the subsidiary investment, Union Federal's updated effective tax rate was higher and, therefore, more comparable to the Peer Group's effective tax rate as compared to the original appraisal.

3.       Stock Market Conditions

Since the date of the original appraisal, the performance of the overall stock market has been mixed. After experiencing notable volatility in mid-August 1997, the stock market edged lower at the end of August despite a strengthening bond market. Bonds moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of 3.6 percent compared to an original estimate of 2.2 percent. Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years.

September employment data served to further the bond market rally in early-October, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. Lower interest rates and expectations of favorable third quarter earnings provided for a positive stock market environment as well in early-October. However, congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16th and 17th. On October 17, 1997, the DJIA closed at 7847.03, a decline of 0.5ypercent since the date of the original appraisal.

Since the original appraisal date, thrift issues in general have outperformed the overall stock market. Thrift prices edged higher in late-August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest-rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings. Prices of thrift and bank stocks also continued to be positively influenced by industry consolidation and rising acquisition multiples being paid for thrift and bank franchises. The upward trend in thrift prices stalled in mid-October, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. On October 17, 1997, the SNL Index for all publicly-traded thrifts closed at 749.3, an increase of 12.9 ypercent since the date of the original appraisal.

Consistent with the SNL index, the pricing measures for all publicly-traded SAIF-insured thrifts and the Peer Group generally increased since the date of the original appraisal. Overall, the increases posted by all publicly-traded SAIF-insured thrifts were not quite as strong as the comparative increases posted by the Peer Group. As in the original appraisal, the Peer Group maintained a lower price/book ratio and a lower core price/earnings multiple relative to the comparative averages for all publicly-traded SAIF-insured thrifts. Since the date of the original appraisal, all eleven of the Peer Group companies were trading at higher prices as of October 17, 1997.

Average Pricing Characteristics
                                     At Aug. 22      At Oct. 17,     %
                                        1997            1997       Change
Peer Group
Price/Earnings (x)                       21.12x         22.66x       7.3%
Price/Core Earnings (x)                  17.06          18.82       10.3
Price/Book (%)                          114.70%        134.90%      17.6
Price/Assets (%)                         20.76          24.44       17.7
Avg. Mkt. Capitalization ($Mil)     $    41.57 $        49.13       18.2

SAIF-Insured Thrifts
Price/Earnings (x)                       20.97x         22.84x       8.9%
Price/Core Earnings (x)                  18.43          19.86        7.8
Price/Book (%)                          138.46         156.35%      12.9
Price/Assets (%)                         17.42          19.25       10.5
Avg. Mkt. Capitalization ($Mil)     $   147.90 $       170.00       14.9

Recent Conversions(1)
Price/Core Earnings (x)                  28.26x         25.94x      (8.2)%
Price/Book (%)                          118.20%        129.07%       9.2

(1)      Ratios based on conversions completed for prior three months.

The "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies. Accordingly, as discussed in the original appraisal, RP Financial has considered the pro forma pricing and trading level of recently converted companies in this updated appraisal. Since the date of the original appraisal, market interest for converting thrifts has remained very strong. In recent conversion activity, most issues have experienced oversubscriptions and have posted notable price increases in initial trading activity. As shown in Table 4, the average one week change for standard conversion offerings completed during the latest three months equaled positive
54.0 percent. The average pro forma price/tangible book and price/earnings ratios of the recent conversions, excluding second step conversions, was 70.8 percent and 16.6 times, generally reflecting closings at super maximum values.

Shown in Table 5 is a summary of recently completed conversions which closed in the last three months. Relative to the original appraisal date, which reflected pricing ratios as of August 22, 1997, the newly converted companies increased in value by 9.2 percent on a price-to-book basis, from an average 118.20 percent pro forma P/B ratio at August 22, 1997 to an average 129.07 percent pro forma P/B ratio at October 17, 1997. Comparatively, a decline was recorded in the pro forma core P/E multiple for the recent conversions, although companies with core P/E multiples of greater than 30 times have been excluded from the average. Only two of the four recently converted companies were trading at a core P/E multiple of less than 30 times at October 17, 1997. Likewise, as of the original appraisal date, the core P/E multiple for the recent conversions consisted of only one company with a multiple of less than 30x and, thus, the core P/E multiples indicated for the recent conversions are not viewed as being highly meaningful in our comparative analysis. In comparison to the average P/B ratio of all publicly-traded thrifts, which equaled 156.35 percent at October 17, 1997, the average P/B ratio of the recent conversions was discounted by 17.4 percent, and the average core P/E ratio for the recent conversions reflected a notable premium to the all publicly-traded average core P/E ratio of 19.86 times. As noted in the original appraisal, the pricing ratios of the better capitalized but lower earning recently converted thrifts suggest that the investment community has determined to discount their stock price on a book basis, until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

Summary of Adjustments

In the original appraisal, we made the following adjustments to Union Federal's pro forma value based upon our comparative analysis to the Peer Group:

                                                         Previous Valuation
Key Valuation Parameters:                                     Adjustment
Financial Condition                                           No Adjustment
Profitability, Growth and Viability of Earnings               Slight Downward
Asset Growth                                                  Moderate Downward
Primary Market Area                                           No Adjustment
Dividends                                                     No Adjustment
Liquidity of the Shares                                       No Adjustment
Marketing of the Issue                                        No Adjustment
Management                                                    No Adjustment
Effect of Government Regulations and Regulatory Reform        No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulation and regulatory reform did not change since the original appraisal date. Accordingly, those parameters were not discussed further in this update.

There were no material changes in the updated financial conditions of the Association and the Peer Group, with both Union Federal's and the Peer Group's balance sheets remaining indicative of low risk traditional thrift operating strategies. Union Federal's funding composition continued to represent a negative valuation consideration, due to the Association's relatively high cost of funds resulting from a deposit composition concentrated in CDs and the payment of relatively high CD rates to sustain deposit growth. The negative adjustment for the Association's funding composition continued to be largely negated by a positive valuation consideration for the Association's stronger pro forma capital position. Therefore, as compared to the Peer Group, RP Financial concluded no adjustment continued to be appropriate for Union Federal's financial condition. A moderate downward valuation adjustment remained appropriate for Union Federal's asset growth, as the Association continued to exhibit less favorable historical growth than the Peer Group despite maintaining a comparable level of capital as the Peer Group. Union Federal's relatively limited resources and unproven ability to realize stronger growth without altering its low cost operating structure also remained applicable in the downward adjustment applied for the Association's assets growth. The Association's updated core earnings remained slightly more favorable than the Peer Group's, which continued to be attributable to Union Federal's very low level of operating expenses. Likewise, earnings growth potential and return on equity remained negative valuation considerations for the Association, in light of the Association's limited capacity to implement a more aggressive growth strategy with current resources and the below market return on equity that will be imposed by Union Federal's significant pro forma capital position. Accordingly, we continue to believe a slight downward adjustment remains appropriate for the quality, predictability and growth of the Association's earnings relative to the Peer Group's.

         The general market for thrift stocks has increased since the date of the original appraisal, with all publicly-traded SAIF-insured thrifts and the Peer Group exhibiting higher pricing ratios compared to the original appraisal date. Indicative of the favorable market for thrift stocks was the 12.9 percent increase recorded in the SNL index since the original appraisal date. Market conditions are viewed as continuing to be favorable for converting thrift issues as well, based on the aftermarket performance of thrift issues which have converted since the date of the original appraisal. Therefore, taking into consideration the trading activity of all publicly-traded thrifts, the Peer Group, and recent conversions, we believe no adjustment is appropriate for marketing of the issue.

Valuation Approaches

In applying the accepted valuation methodology promulgated by the OTS, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Union Federal's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, the valuation parameters for effective tax rate, reinvestment rate, and stock benefit plan assumptions utilized in the original appraisal did not change in this update. Offering expenses were revised from the original appraisal, due to the increase in value and resulting higher commission fees. The pro assumptions are summarized in Exhibits 3 and 4.

Consistent with the original appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the original appraisal, this updated appraisal also incorporates a technical analysis of recently completed stock conversions, including principally the P/B approach which (as discussed in the original appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds. Based on the foregoing, we have concluded that the pro forma market value of Union Federal's stock is subject to an increase. The increase takes into account the Association's capital growth since the original appraisal and resulting comparative Peer Group discounts reflected in the P/TB ratio and core P/E multiple. Therefore, as of October 17, 1997, the pro forma market value of Union Federal's stock has been increased from $20.0 million to $23.0 million at the midpoint of the valuation range. The Association has adopted Statement of Position ("SOP" 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Association's shareholders. However, we have considered the impact of the Association's adoption of SOP 93-6 in the determination of Union Federal's pro forma value.

                                    Table 6
                             Public Market Pricing
               Union Federal Savings and Loan and the Comparables
                             As of October 17, 1997

                                                  Market                Per Share Data
                                             Capitalization          Core          Book                     Pricing Ratios(3)
                                             Price/    Market        12-Mth       Value/
                                             Share(1)  Value         EPS(2)       Share     P/E       P/B     P/A       P/TB  P/CORE
                                               ($)     ($Mil)         ($)          ($)      (X)       (%)     (%)       (%)     (X)

Union Federal Savings and Loan

  Superrange                                  10.00    30.42          0.67         13.68    14.95    73.11    27.02    73.11   14.95
  Range Maximum                               10.00    26.45          0.72         14.31    13.91    69.88    24.31    69.88   13.91
  Range Midpoint                              10.00    23.00          0.78         15.04    12.87    66.49    21.79    66.49   12.87
  Range Minimum                               10.00    19.55          0.86         16.04    11.67    62.33    19.11    62.33   11.67

SAIF-Insured Thrifts(?)

  Averages                                    24.53   170.00          1.14         15.53    22.84   156.35    19.25   159.34   19.86
  Medians                                     --       --            --            --       23.01   149.13    17.33   151.64   19.58

All Non-MHC State of IN(?)

  Averages                                    22.13    45.29          1.03         16.34    22.10   138.32    16.71   139.64   20.40
  Medians                                     --       --            --            --       21.60   128.31    17.01   128.31   19.90

Comparable Group Averages

  Averages                                    22.33    49.13          1.12         16.50    22.66   134.90    24.44   134.90   18.82
  Medians                                     --       --            --            --       21.00   127.85    24.25   127.85   19.23

State of IN

FBCV 1st Bancorp of Vincennes, IN             38.50    26.87          0.50         32.00      NM    120.31     9.93   122.85     NM
AMFC ANB Financial Corp. of IN                16.62    16.02          0.73         14.61    25.18   113.76    17.01   113.76   22.77
ATSB AmTrust Capital Corp. of IN              13.75     7.73          0.41         14.19      NM     96.90    10.01    97.86     NM
ASBI Ameriana Bancorp of IN                   21.00    67.83          1.05         13.49    28.00   155.67    17.05   155.79   20.00
FFWC FFW Corporation of Wabash, IN            31.50    22.40          2.36         24.11    16.67   130.65    12.44   145.03   13.35
FFED Fidelity Fed. Bancorp of IN              10.37    25.79          0.31          5.20      NM    199.42    10.75   199.42   NM
FISB First Indiana Corp. of IN                25.25   266.67          1.43         13.77    21.58   183.37    17.53   185.66   17.66
HFGI Harrington Fin. Group of IN              13.50    43.97          0.51          7.67    22.13   176.01     9.84   176.01   26.47
HBFW Home Bancorp of Fort Wayne IN            24.50    61.86          1.15         17.62    NM      139.05    18.47   139.05   21.30
HBBI Home Building Bancorp of IN              23.75     7.41          0.74         18.51      NM    128.31    16.44   128.31   NM
HOMF Home Fed Bancorp of Seymour IN           34.50   117.16          2.35         17.05    17.08   202.35    17.16   208.71   14.68
HWEN Home Financial Bancorp of IN             16.75     7.87          0.68         15.31      NM    109.41    18.52   109.41   24.63
INCB Indiana Comm. Bank, SB of IN             15.00    13.83          0.53         12.37      NM    121.26    14.76   121.26   28.30
LSBI LSB Fin. Corp. of Lafayette IN           27.00    25.16          1.33         18.44    17.88   146.42    12.96   146.42   20.30
LOGN Logansport Fin. Corp. of IN              16.00    20.16          0.96         12.67    21.62   126.28    24.25   126.28   16.67
MFBC MFB Corp. of Mishawaka IN                22.56    38.13          1.16         20.05    29.30   112.52    15.36   112.52   19.45
MARN Marion Capital Holdings of IN            28.13    49.73          1.65         22.10    20.38   127.29    28.70   127.29   17.05
MONT Montgomery Fin. Corp. of IN              13.25    21.90          0.36         11.72      NM    113.05    21.18   113.05     NM
NEIB Northeast Indiana Bncrp of IN            19.75    34.82          1.15         15.19    20.15   130.02    19.75   130.02   17.17
PFDC Peoples Bancorp of Auburn IN             35.00    79.59          1.82         19.23    25.18   182.01    27.68   182.01   19.23
PERM Permanent Bancorp of IN                  25.87    52.02          1.30         19.74      NM    131.05    12.01   133.01   19.90
RIVR River Valley Bancorp of IN               17.25    20.53          0.62         14.63      NM    117.91    14.62   119.71   27.82
SOBI Sobieski Bancorp of S. Bend IN           19.25    14.63          0.60         16.26      NM    118.39    17.90   118.39     NM

Comparable Group

AMFC AMB Financial Corp. of IN                16.62    16.02          0.73         14.61    25.18   113.76    17.01   113.76   22.77
FFDF FFD Financial Corp. of OH                18.87    27.46          0.55         14.76    19.26   127.85    31.20   127.85     NM
HBFW Home Bancorp of Fort Wayne IN            24.50    61.86          1.15         17.62      NM    139.05    18.47   139.05   21.30
INBI Industrial Bancorp of OH                 17.75    91.82          0.90         11.86      NM    149.66    26.49   149.66   19.72
LOGN Logansport Fin. Corp. of IN              16.00    20.16          0.96         12.67    21.62   126.28    24.25   126.28   16.67
MFBC MFB Corp. of Mishawaka IN                22.56    38.13          1.16         20.05    29.30   112.52    15.36   112.52   19.45
MARN Marion Capital Holdings of IN            28.13    49.73          1.65         22.10    20.38   127.29    28.70   127.29   17.05
NEIB Northeast Indiana Bncrp of IN            19.75    34.82          1.15         15.19    20.15   130.02    19.75   130.02   17.17
PFDC Peoples Bancorp of Auburn IN             35.00    79.59          1.82         19.23    25.18   182.01    27.68   182.01   19.23
WCBI WestCo Bancorp of IL                     28.50    70.51          1.78         19.20    20.21   148.44    22.63   148.44   16.01
WEHO Westwood Hmstd Fin Corp of OH            18.00    50.31          0.45         14.17      NM    127.03    37.26   127.03     NM




                                                  Dividends(4)                         Financial Characteristics(6)
                                        ----------------------------  --------------------------------------------------------------
                                        Amount/             Payout    Total     Equity/   NPAs/       Reported               Core
                                        Share     Yield     Ratio(5)  Assets    Assets    Assets    ROA       ROE       ROA      ROE
                                        -------   -----     --------  ------    -------   ------    ---       ---       ---      --
                                        ($)       (%)       (%)      ($Mil)     (%)       (%)      (%)       (%)       (%)       (%)


Union Federal Savings and Loan

  Superrange                             0.30     3.00      44.86     113      36.96      0.12      1.81      4.89      1.81    4.89
  Range Maximum                          0.30     3.00      41.72     109      34.79      0.12      1.75      5.03      1.75    5.03
  Range Midpoint                         0.30     3.00      38.60     106      32.77      0.13      1.69      5.17      1.69    5.17
  Range Minimum                          0.30     3.00      35.01     102      30.65      0.13      1.64      5.34      1.64    5.34

SAIF-Insured Thrifts(?)

  Averages                               0.38     1.58      30.78   1,152      12.93      0.79      0.64      5.46      0.85    7.45
  Medians                                  --       --         --      --          --       --        --        --        --      --

All Non-MHC State of IN(?)

  Averages                               0.38     1.76      37.49     276      12.53      0681      0.62      5.06      0.81    6.50
  Medians                                  --       --         --      --         --        --        --        --       --      --

Comparable Group Averages

  Averages                               0.43     1.92      40.78     207      18.25      0.34      0.98      5.21      1.20    6.56
  Medians                                  --       --         --      --         --        --        --        --        --      --

State of IN

FBCV 1st Bancorp of Vincennes, IN        0.40     1.04       NM       270       8.26      0.94      0.31      3.80      0.13    1.61
AMFC ANB Financial Corp. of IN           0.24     1.44      32.88      94      14.95      0.81      0.73      4.14      0.81    4.57
ATSB AmTrust Capital Corp. of IN         0.20     1.45      48.78      72      10.33      3.63      0.18      1.81      0.30    2.96
ASBI Ameriana Bancorp of IN              0.64     3.05      60.95     398      10.96      0.40      0.61      5.52      0.85    7.73
FFWC FFW Corporation of Wabash, IN       0.72     2.29      30.51     180       9.52      0.16      0.84      8.39      1.05   10.48
FFED Fidelity Fed. Bancorp of IN         0.40     3.86       NM       240       5.39      0.14      0.05      0.95      0.28    5.90
FISB First Indiana Corp. of IN           0.48     1.90      33.57   1,521       9.56       NA       0.83      8.86      1.01   10.83
HFGI Harrington Fin. Group of IN         0.12     0.89      23.53     447       5.59      0.25      0.39      8.22      0.33    6.87
HBFW Home Bancorp of Fort Wayne IN       0.20     0.82      17.39     335      13.29      0.05      0.56      3.93      0.89    6.27
HBBI Home Building Bancorp of IN         0.30     1.26      40.54      45      12.82      0.38      0.20      1.59      0.52    4.05
HOMF Home Fed Bancorp of Seymour IN      0.50     1.45      21.28     683       8.48      0.46      1.05     12.65      1.22   14.72
HWEN Home Financial Bancorp of IN        0.20     1.19      29.41      43      16.93      1.76      0.64      3.78      0.80    4.76
INCB Indiana Comm. Bank, SB of IN        0.36     2.40      67.92      94      12.17      0.13      0.19      1.55      0.54    4.31
LSBI LSB Fin. Corp. of Lafayette IN      0.34     1.26      25.56     194       8.85      1.17      0.77      8.34      0.68    7.35
LOGN Logansport Fin. Corp. of IN         0.40     2.50      41.67      83      19.20      0.61      1.17      5.64      1.52    7.31
MFBC MFB Corp. of Mishawaka IN           0.32     1.42      27.59     248      13.64      0.08      0.57      3.66      0.86    5.52
MARN Marion Capital Holdings of IN       0.88     3.13      53.33     173      22.55      0.81      1.39      6.09      1.67    7.28
MONT Montgomery Fin. Corp. of IN         0.22     1.66      61.11     103      18.74      0.59      0.60      4.17      0.60    4.17
NEIB Northeast Indiana Bncrp of IN       0.32     1.62      27.83     176      15.19      0.40      1.04      6.33      1.22    7.42
PFDC Peoples Bancorp of Auburn IN        0.64     1.83      35.16     288      15.21      0.36      1.12      7.33      1.47    9.59
PERM Permanent Bancorp of IN             0.40     1.55      30.77     433       9.16      1.09      0.34      3.64      0.62    6.57
RIVR River Valley Bancorp of IN          0.16     0.93      25.81     140      12.40      0.49      0.46      4.24      0.62    5.72
SOBI Sobieski Bancorp of S. Bend IN      0.32     1.66      51.61      82      15.12      0.17      0.30      1.83      0.59    3.55


Comparable Group

AMFC AMB Financial Corp. of IN           0.24     1.44      32.88      94      14.95      0.81      0.73      4.14      0.81    4.57
FFDF FFD Financial Corp. of OH           0.30     1.59      54.55      88      24.40      0.07      1.68      6.68      0.94    3.75
HBFW Home Bancorp of Fort Wayne IN       0.20     0.82      17.39     335      13.29      0.05      0.56      3.93      0.89    6.27
INBI Industrial Bancorp of OH            0.56     3.15      62.22     347      17.70      0.25      0.73      3.88      1.42    7.52
LOGN Logansport Fin. Corp. of IN         0.40     2.50      41.67      83      19.20      0.61      1.17      5.64      1.52    7.31
MFBC MFB Corp. of Mishawaka IN           0.32     1.42      27.59     248      13.65      0.08      0.57      3.66      0.86    5.52
MARN Marion Capital Holdings of IN       0.88     3.13      53.33     173      22.55      0.81      1.39      6.09      1.67    7.28
NEIB Northeast Indiana Bncrp of IN       0.32     1.62      27.83     176      15.19      0.40      1.04      6.33      1.22    7.42
PFDC Peoples Bancorp of Auburn IN        0.64     1.83      35.16     288      15.21      0.36      1.12      7.33      1.47    9.59
WCBI WestCo Bancorp of IL                0.60     2.11      33.71     312      15.24      0.60      1.12      7.28      1.42    9.19
WEHO Westwood Hmstd Fin Corp of OH       0.28     1.56      62.22     135      29.41      0.06      0.70      2.41      1.04    3.62


(1)  Average of high/low or bid/ask price per share.

(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate

(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/Core = Price to Core Earnings.

(4)  Indicated  twelve  month  dividend,   based  on  last  quarterly  dividend
     declared.

(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.

(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

         1. P/E Approach. In applying the P/E approach, RP Financial's valuation conclusions were based on the Association's and the Peer Group's recurring or "core" earnings estimates. Union Federal's reported earnings for the twelve months ended September 30, 1997 equaled $1.148 million. In the original appraisal one adjustment was made to the Association's reported earnings, which was to eliminate the one time expense of the SAIF assessment. Accordingly, since the special SAIF assessment was not a factor in the Association's update earnings, Union Federal's reported earnings for the twelve months ended September 30, 1997 were viewed as being representative of its core earnings and required no adjustment to derive core earnings. Exhibit 2 provides the adjustments applied to the Peer Group's earnings in the calculation of core earnings.

         Based on Union Federal's core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's core P/E multiple at the $23.0 million midpoint value equaled 12.87 times (versus the 11.98x midpoint valuation in the original appraisal). Comparatively, the Peer Group posted an average core P/E multiple of 18.82 times, which indicated a discount of 31.6 percent in the Association's core P/E multiple (versus a discount of 29.8 percent as indicated in the original appraisal). The implied conversion pricing ratios relative to the Peer Group's pricing ratios are indicated in Table 6, and the updated pro forma calculations are detailed in Exhibits 3 and 4.

2. P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. Based on the $23.0 million midpoint value, Union Federal's pro forma P/B ratio was 66.49 percent (versus the 63.60 percent midpoint valuation in the original appraisal). Relative to the average P/B ratio indicated for the Peer Group of 134.90 percent, Union Federal's updated valuation reflected a 50.7 percent discount relative to the Peer Group (versus the 44.6 percent discount applied in the original appraisal).

         In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket. Consistent with the original appraisal, particular focus was placed on the P/B approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of conversion funds (i.e., external funds versus deposit withdrawals). The recent conversions indicated a current average P/B ratio of 129.07 percent and a P/B ratio at closing of 70.8 percent for standard conversion offerings completed within the past three months. At the $23.0 million midpoint value, Union Federal's pro forma valuation resulted in a
48.5 percent discount relative to the average of the newly converted companies trading in the aftermarket, versus a 46.2 percent discount applied in the original appraisal. Relative to the 70.8 percent average closing P/B ratio of the recent standard conversions, Union Federal's updated P/B ratio of 66.5 percent at the $23.0 million midpoint value reflected a discount of 6.1 percent versus a comparative 9.9 percent discount in the original appraisal. The Association's pricing in the upper portion of the range exceeds the average closing P/B ratio for the recent conversions. As noted in the original appraisal, the comparability of the Association's pro forma pricing to the aftermarket P/B ratios of the recent conversion is viewed as being diminished somewhat by the dynamics of pro forma pricing, in that the Association's significant pre-conversion capital and the increase in capital resulting from the valuation necessarily precludes a pro forma P/B ratio approaching 100 percent of book value.

         3. P/A Approach. While generally less emphasized than the other pricing ratios, the P/A ratio is an indicator of franchise value and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low. At the $23.0 million midpoint value, Union Federal's P/A ratio equaled 21.79 percent. In comparison to the Peer Group's average P/A ratio of 24.44 percent, Union Federal's P/A ratio indicated a discount of 10.8 percent (versus a discount of 4.9 percent at the midpoint valuation in the original appraisal).

Summary

We have concluded that the Association's estimated pro forma market value should be increased since the date of the original appraisal, based on the Association's updated financial condition and resulting comparative Peer Group discounts. Based on the foregoing, it is our opinion that, as of October 17, 1997, the aggregate pro forma market value of the Association was $23,000,000 at the midpoint, equal to 2,300,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $19,550,000 and a maximum of $26,450,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,955,000 shares at the minimum to 2,645,000 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which if exercised, would result in an offering size of $30,417,500, equal to 3,041,750 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 6, and the key valuation assumptions are detailed in
Exhibit 3. The pro forma calculations for the range are detailed in Exhibit 4.

Respectfully submitted,

RP FINANCIAL, LC.





William E. Pommerening
Chief Executive Officer







Gregory E. Dunn
Senior Vice President

RP Financial, LC.



                        LIST OF EXHIBITS


 Exhibit
Number         Description

     1    Stock Prices:  As of October 17, 1997

     2    Peer Group Core Earnings Analysis

     3    Pro Forma Analysis Sheet

     4    Pro Forma Effect of Conversion Proceeds

     5    Firm Qualifications Statement

                            EXHIBIT 1

                          Stock Prices
                     As of October 17, 1997

     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(302)                     24.20   5,531   175.6        25.34   15.55   24.28    0.04  234.54    43.46
NYSE Traded Companies(9)                      44.78  36,313 1,833.9        46.66   25.82   45.41   -1.52  338.15    49.43
AMEX Traded Companies(17)                     19.89   3,580    83.0        21.94   13.81   20.12   -1.20  298.57    31.34
NASDAQ Listed OTC Companies(276)              23.76   4,586   123.9        24.81   15.30   23.81    0.17  220.88    43.98
California Companies(21)                      30.00  18,734   830.2        31.26   17.62   30.37   -0.88  159.00    49.58
Florida Companies(5)                          31.82  13,095   445.1        32.89   16.92   31.74    0.33  202.70    57.45
Mid-Atlantic Companies(60)                    24.89   6,377   170.2        25.96   15.53   25.26   -0.97  210.69    52.25
Mid-West Companies(144)                       22.89   3,444    99.0        23.77   14.90   22.75    1.01  263.57    40.28
New England Companies(9)                      30.20   5,012   186.7        31.46   17.58   30.35   -1.19  418.51    55.78
North-West Companies(8)                       23.49  11,479   328.2        25.26   17.09   23.97   -2.03  178.62    36.44
South-East Companies(42)                      23.54   3,527    79.9        25.57   16.39   23.73   -0.80  202.87    35.12
South-West Companies(7)                       20.46   1,900    43.0        21.62   12.82   20.63   -0.05   27.26    46.70
Western Companies (Excl CA)(6)                22.48   5,275   114.1        23.37   15.84   22.50   -0.31  329.26    33.12
Thrift Strategy(240)                          23.20   3,660    93.3        24.22   15.16   23.17    0.45  212.53    42.22
Mortgage Banker Strategy(37)                  28.74  13,908   569.4        30.41   17.58   29.30   -1.83  299.06    50.86
Real Estate Strategy(10)                      26.56   7,817   240.4        27.61   15.43   26.59    0.18  226.81    51.69
Diversified Strategy(11)                      36.57  26,031 1,023.5        38.72   20.92   37.88   -3.53  213.66    47.18
Retail Banking Strategy(4)                    17.64   3,486    72.1        19.31   12.06   18.03   -2.21  408.15    29.72
Companies Issuing Dividends(257)              24.40   5,369   173.4        25.59   15.80   24.50   -0.01  247.02    42.11
Companies Without Dividends(45)               23.03   6,525   188.7        23.79   13.98   22.96    0.36  151.06    52.80
Equity/Assets (less than)6%(23)               28.66  17,495   602.1        29.91   16.53   28.83   -0.05  198.91    51.77
Equity/Assets 6-12%(142)                      27.04   5,935   211.1        28.24   16.47   27.30   -0.50  249.79    50.42
Equity/Assets (greater than) 12%(137)         20.74   3,178    71.4        21.80   14.50   20.62    0.58  191.20    34.52
Converted Last 3 Mths (no MHC)(3)             15.00   4,836    67.9        15.35   12.09   15.00   -0.02    0.00    62.63
Actively Traded Companies(41)                 33.84  17,299   720.3        35.22   20.15   34.04   -0.29  262.23    54.48
Market Value Below $20 Million(47)            18.78     813    14.1        19.37   12.90   18.70    0.46  271.34    38.24
Holding Company Structure(267)                24.30   5,319   174.7        25.45   15.71   24.40   -0.04  219.64    42.36
Assets Over $1 Billion(60)                    35.20  17,650   682.2        36.91   21.16   35.88   -1.65  273.48    47.44
Assets $500 Million-$1 Billion(49)            23.38   5,731   119.0        24.80   14.38   23.84   -1.55  255.77    50.04
Assets $250-$500 Million(66)                  24.36   2,660    60.9        25.23   15.51   24.19    0.58  219.19    49.61
Assets less than $250 Million(127)            19.48   1,452    26.7        20.38   13.47   19.27    1.13  148.19    35.63
Goodwill Companies(124)                       28.09   9,104   302.4        29.43   17.15   28.47   -0.86  263.67    47.91
Non-Goodwill Companies(177)                   21.57   3,124    90.1        22.58   14.47   21.45    0.63  190.85    40.13
Acquirors of FSLIC Cases(10)                  38.80  33,302 1,651.6        40.41   22.89   39.33   -0.83  326.16    55.03



                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible

                                             Trailing  12 Mo.   Book    Book

                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
-------------------------------------------
SAIF-Insured Thrifts(302)                      0.85    1.15   15.73   15.27   153.35
NYSE Traded Companies(9)                       1.97    2.78   20.15   19.25   360.17
AMEX Traded Companies(17)                      0.55    0.84   15.60   15.41   109.57
NASDAQ Listed OTC Companies(276)               0.83    1.12   15.58   15.12   148.88
California Companies(21)                       0.95    1.44   17.08   16.46   263.27
Florida Companies(5)                           0.98    0.88   13.59   12.87   185.74
Mid-Atlantic Companies(60)                     0.95    1.33   15.95   15.35   166.03
Mid-West Companies(144)                        0.82    1.08   15.70   15.38   135.44
New England Companies(9)                       0.81    1.39   17.47   16.27   242.51
North-West Companies(8)                        0.87    1.12   14.11   13.65   128.61
South-East Companies(42)                       0.76    0.99   15.03   14.70   119.15
South-West Companies(7)                        0.62    1.08   14.76   13.99   192.26
Western Companies (Excl CA)(6)                 0.89    1.05   15.96   15.28   106.41
Thrift Strategy(240)                           0.80    1.10   15.92   15.53   138.83
Mortgage Banker Strategy(37)                   1.12    1.48   15.52   14.49   229.81
Real Estate Strategy(10)                       0.90    1.39   14.35   14.06   220.82
Diversified Strategy(11)                       1.58    1.83   13.82   13.29   196.14
Retail Banking Strategy(4)                     0.18    0.00   13.12   12.68   168.91
Companies Issuing Dividends(257)               0.91    1.21   15.87   15.38   149.68
Companies Without Dividends(45)                0.49    0.79   14.83   14.60   175.83
Equity/Assets (less than)6%(23)                0.96    1.57   13.81   12.93   286.69
Equity/Assets 6-12%(142)                       1.02    1.38   16.01   15.30   192.77
Equity/Assets (greater than) 12%(137)          0.66    0.87   15.77   15.62    93.51
Converted Last 3 Mths (no MHC)(3)              0.25    0.32   12.34   12.34    77.83
Actively Traded Companies(41)                  1.46    2.00   17.36   16.72   234.16
Market Value Below $20 Million(47)             0.50    0.82   15.37   15.33   124.63
Holding Company Structure(267)                 0.83    1.13   16.00   15.55   150.75
Assets Over $1 Billion(60)                     1.33    1.85   17.81   16.51   253.21
Assets $500 Million-$1 Billion(49)             0.90    1.10   14.00   13.53   152.29
Assets $250-$500 Million(66)                   0.84    1.17   16.27   15.80   159.58
Assets less than $250 Million(127)             0.62    0.85   15.16   15.09   105.56
Goodwill Companies(124)                        1.06    1.40   16.26   15.12   199.76
Non-Goodwill Companies(177)                    0.71    0.99   15.37   15.37   122.20
Acquirors of FSLIC Cases(10)                   1.67    2.43   18.91   17.84   307.20

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances. (6) Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*    All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------

     BIF-Insured Thrifts(64)                       26.81   7,970   231.4        27.86   16.05   26.88   -0.38  248.47    52.39
     NYSE Traded Companies(2)                      43.53  72,159 2,551.8        45.31   28.69   43.81   -0.68  133.00    46.43
     AMEX Traded Companies(6)                      25.91   4,008    98.0        26.70   15.11   25.52    0.82  131.58    57.97
     NASDAQ Listed OTC Companies(56)               26.24   5,835   153.1        27.29   15.65   26.35   -0.51  269.29    51.94
     California Companies(4)                       21.62   6,823   159.4        22.21   12.66   21.62    0.00  513.78    48.96
     Mid-Atlantic Companies(15)                    28.32  17,481   542.9        29.50   16.84   28.52   -0.75  176.43    51.62
     Mid-West Companies(2)                         12.62     942    11.9        12.75    9.62   12.75   -1.02    0.00    24.70
     New England Companies(34)                     26.59   4,654   129.1        27.63   15.40   26.50    0.18  263.44    57.12
     North-West Companies(4)                       22.92   6,879   150.9        24.87   13.31   24.42   -6.49  152.31    49.07
     South-East Companies(5)                       31.86   2,083    46.6        32.54   22.60   31.70    0.99    0.00    35.75
     Thrift Strategy(44)                           27.15   4,924   163.9        28.17   16.45   27.10   -0.02  242.60    52.29
     Mortgage Banker Strategy(8)                   27.34  25,382   608.2        28.52   15.78   27.86   -1.80  267.32    57.12
     Real Estate Strategy(6)                       20.62   4,206    85.7        21.56   12.12   20.50    0.50  360.35    43.26
     Diversified Strategy(6)                       28.44  13,250   427.2        29.84   16.34   29.19   -2.49  179.23    55.49
     Companies Issuing Dividends(52)               28.11   8,358   250.3        29.20   16.93   28.16   -0.28  240.28    51.04
     Companies Without Dividends(12)               18.84   5,595   116.1        19.69   10.72   19.01   -0.97  330.40    60.49
     Equity/Assets (less than) 6%(5)               18.11  29,972   673.5        19.23    9.59   18.86   -4.26  163.35    79.93
     Equity/Assets 6-12%(43)                       28.83   6,214   217.8        29.95   16.63   28.77    0.23  264.46    55.21
     Equity/Assets (greater than) 12%(16)          23.65   6,576   143.0        24.51   16.30   23.88   -0.97   40.11    35.46
     Actively Traded Companies(19)                 28.55  11,654   317.5        29.83   16.60   29.04   -1.92  295.99    52.45
     Market Value Below $20 Million(4)             16.44     818    13.2        16.48   11.00   16.25    0.99    0.00    28.99
     Holding Company Structure(42)                 26.59   6,929   187.4        27.61   16.12   26.57    0.07  248.38    50.17
     Assets Over $1 Billion(15)                    31.32  22,617   720.8        32.56   18.68   31.84   -1.78  240.08    52.88
     Assets $500 Million-$1 Billion(16)            28.74   5,025   119.6        30.06   17.17   29.06   -1.85  220.98    51.62
     Assets $250-$500 Million(15)                  22.98   2,970    63.3        23.94   13.04   22.51    1.64  280.99    53.61
     Assets less than $250 Million(18)             24.05   1,479    29.9        24.74   15.25   23.94    0.59  263.84    51.54
     Goodwill Companies(30)                        28.59  11,859   367.3        29.58   17.02   28.53    0.19  239.30    53.68
     Non-Goodwill Companies(34)                    25.21   4,470   109.1        26.32   15.19   25.39   -0.89  264.52    51.27


                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                            Tangible

                                                   Trailing  12 Mo.   Book    Book

                                                    12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                         -------- ------- ------- ------- -------
                                                       ($)     ($)     ($)     ($)     ($)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(64)                         1.57    1.56   15.64   14.81   155.84
     NYSE Traded Companies(2)                        2.20    2.31   21.23   13.98   254.24
     AMEX Traded Companies(6)                        1.14    1.10   16.01   13.91   167.10
     NASDAQ Listed OTC Companies(56)                 1.60    1.59   15.37   14.95   150.45
     California Companies(4)                         1.37    1.27   12.47   12.45   155.22
     Mid-Atlantic Companies(15)                      1.24    1.32   16.07   14.16   168.78
     Mid-West Companies(2)                           0.21    0.32   12.77   12.04    50.95
     New England Companies(34)                       1.89    1.83   14.35   13.79   167.22
     North-West Companies(4)                         1.17    1.14   11.98   11.61   108.54
     South-East Companies(5)                         1.29    1.33   26.77   26.77    98.52
     Thrift Strategy(44)                             1.53    1.52   16.53   15.57   150.03
     Mortgage Banker Strategy(8)                     1.52    1.57   14.48   14.03   188.03
     Real Estate Strategy(6)                         1.52    1.45   11.00   10.99   129.49
     Diversified Strategy(6)                         2.11    2.08   13.02   12.01   186.91
     Companies Issuing Dividends(52)                 1.53    1.53   16.35   15.40   161.05
     Companies Without Dividends(12)                 1.81    1.77   11.28   11.17   123.94
     Equity/Assets (less than) 6%(5)                 1.14    1.05    7.47    7.24   137.92
     Equity/Assets 6-12%(43)                         1.89    1.86   15.36   14.21   182.58
     Equity/Assets (greater than) 12%(16)            0.82    0.88   18.77   18.63    86.48
     Actively Traded Companies(19)                   1.87    1.81   15.30   14.53   179.77
     Market Value Below $20 Million(4)               0.43    0.61   14.40   14.16    57.54
     Holding Company Structure(42)                   1.50    1.49   15.91   15.22   141.20
     Assets Over $1 Billion(15)                      1.81    1.81   15.38   13.81   183.98
     Assets $500 Million-$1 Billion(16)              1.85    1.78   16.32   15.02   183.75
     Assets $250-$500 Million(15)                    1.20    1.20   13.18   12.91   133.53
     Assets less than $250 Million(18)               1.42    1.43   17.63   17.48   120.12
     Goodwill Companies(30)                          1.62    1.60   15.76   14.00   188.82
     Non-Goodwill Companies(34)                      1.53    1.53   15.54   15.54   126.16


(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*    All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                      30.78   5,158    64.4        32.24   13.90   29.80    3.86  367.65   106.46
BIF-Insured Thrifts(3)                        30.25  22,105   318.0        30.96   11.46   30.08    0.32  374.84   144.40
NASDAQ Listed OTC Companies(23)               30.69   7,983   106.7        32.02   13.49   29.85    3.27  370.05   114.05
Florida Companies(3)                          35.00   5,933    98.3        35.85   16.25   34.75    0.66    0.00    82.63
Mid-Atlantic Companies(11)                    30.64   6,015    68.3        32.19   12.25   29.94    2.66  342.50   149.50
Mid-West Companies(7)                         27.75   2,109    25.3        29.10   14.32   26.45    5.48  392.80    80.97
New England Companies(1)                      37.37  61,126   913.8        37.37   16.25   36.12    3.46  374.84    94.13
Thrift Strategy(22)                           30.30   4,856    59.2        31.71   13.33   29.48    3.26  367.65   115.47
Diversified Strategy(1)                       37.37  61,126   913.8        37.37   16.25   36.12    3.46  374.84    94.13
Companies Issuing Dividends(22)               31.37   8,290   111.5        32.75   13.49   30.59    2.78  370.05   114.05
Companies Without Dividends(1)                19.25   2,760    23.9        19.75   13.62   17.25   11.59    0.00     0.00
Equity/Assets 6-12%(17)                       31.94   9,553   129.9        33.52   13.63   31.23    2.85  370.05   119.01
Equity/Assets >12%(6)                         26.34   2,487    25.4        26.78   13.03   25.00    4.74    0.00    94.20
Actively Traded Companies(1)                  44.25   7,990   150.6        47.50   14.05   44.50   -0.56  342.50   163.08
Holding Company Structure(2)                  34.13   4,954    85.9        36.00   11.40   34.25   -0.28  342.50   159.47
Assets Over $1 Billion(5)                     41.97  25,929   358.2        44.66   14.29   41.34    1.01  358.67   147.45
Assets $500 Million-$1 Billion(3)             35.00   5,933    98.3        35.85   16.25   34.75    0.66    0.00    82.63
Assets $250-$500 Million(5)                   30.46   2,845    37.2        31.67   15.86   30.42   -0.12  392.80    76.99
Assets less than $250 Million(10)             24.80   2,174    19.8        25.68   11.74   23.46    5.98    0.00   120.78
Goodwill Companies(8)                         38.71  18,886   262.9        41.01   15.61   38.31    0.61  370.05   122.64
Non-Goodwill Companies(15)                    26.69   2,531    28.5        27.53   12.43   25.61    4.60    0.00   108.32
MHC Institutions(23)                          30.69   7,983   106.7        32.02   13.49   29.85    3.27  370.05   114.05

                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible

                                                Trailing  12 Mo.   Book    Book

                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                          0.51    0.79   11.87   11.61   110.73
BIF-Insured Thrifts(3)                            0.89    0.80   10.41   10.41   101.01
NASDAQ Listed OTC Companies(23)                   0.57    0.80   11.63   11.41   109.11
Florida Companies(3)                              0.62    0.94   13.90   13.86   142.47
Mid-Atlantic Companies(11)                        0.51    0.72   11.12   10.75   101.26
Mid-West Companies(7)                             0.51    0.85   11.87   11.85   107.55
New England Companies(1)                          1.39    1.03   10.92   10.91   128.75
Thrift Strategy(22)                               0.52    0.78   11.67   11.44   107.96
Diversified Strategy(1)                           1.39    1.03   10.92   10.91   128.75
Companies Issuing Dividends(22)                   0.58    0.81   11.74   11.51   110.66
Companies Without Dividends(1)                    0.36    0.54    9.71    9.71    82.81
Equity/Assets 6-12%(17)                           0.58    0.82   11.68   11.40   120.42
Equity/Assets >12%(6)                             0.54    0.71   11.45   11.45    69.55
Actively Traded Companies(1)                      0.72    1.14   12.18   10.86   129.26
Holding Company Structure(2)                      0.89    1.05   11.93   11.27   114.42
Assets Over $1 Billion(5)                         0.87    1.00   11.55   10.63   132.41
Assets $500 Million-$1 Billion(3)                 0.62    0.94   13.90   13.86   142.47
Assets $250-$500 Million(5)                       0.57    0.96   12.57   12.53   120.57
Assets less than $250 Million(10)                 0.43    0.62   10.84   10.84    87.53
Goodwill Companies(8)                             0.78    0.99   12.05   11.41   140.48
Non-Goodwill Companies(15)                        0.47    0.70   11.42   11.42    93.43
MHC Institutions(23)                              0.57    0.80   11.63   11.41   109.11


(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*        All thrifts are SAIF insured unless  otherwise  noted with an asterisk.
         Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             56.12  94,411 5,298.3        59.31   29.37   57.31   -2.08  199.31    72.68
     CSA   Coast Savings Financial of CA           56.62  18,616 1,054.0        58.87   31.37   57.37   -1.31  389.79    54.61
     CFB   Commercial Federal Corp. of NE          50.87  21,553 1,096.4        51.19   27.92   50.37    0.99  ***.**    58.97
     DME   Dime Bancorp, Inc. of NY*               23.44 101,492 2,379.0        24.06   14.25   23.62   -0.76  133.00    58.92
     DSL   Downey Financial Corp. of CA            25.25  26,754   675.5        26.00   15.87   25.94   -2.66  132.50    35.10
     FED   FirstFed Fin. Corp. of CA               37.00  10,575   391.3        37.56   20.50   36.56    1.20  129.10    68.18
     GSB   Glendale Fed. Bk, FSB of CA             32.62  50,349 1,642.4        33.94   17.50   33.37   -2.25  100.74    40.30
     GDW   Golden West Fin. Corp. of CA            88.94  56,770 5,049.1        93.81   59.87   90.56   -1.79  239.60    40.91
     GPT   GreenPoint Fin. Corp. of NY*            63.62  42,826 2,724.6        66.56   43.12   64.00   -0.59    N.A.    33.94
     NYB   New York Bancorp, Inc. of NY            34.12  21,591   736.7        35.37   16.69   35.06   -2.68  381.24    76.15
     WES   Westcorp Inc. of Orange CA              21.44  26,195   561.6        23.87   13.25   22.12   -3.07  192.50    -2.01


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*              24.50   2,731    66.9        24.75   13.75   24.62   -0.49    N.A.    64.76
     BKC   American Bank of Waterbury CT*          44.25   2,313   102.4        44.44   27.12   41.62    6.32  136.00    58.04
     BFD   BostonFed Bancorp of MA                 21.62   5,947   128.6        22.25   13.12   21.75   -0.60    N.A.    46.58
     CFX   CFX Corp of NH*                         21.62  13,144   284.2        22.87   13.81   22.00   -1.73   81.68    39.48
     CNY   Carver Bancorp, Inc. of NY              12.87   2,314    29.8        13.37    7.37   12.75    0.94  105.92    56.00
     CBK   Citizens First Fin.Corp. of IL          18.69   2,594    48.5        19.12   11.62   18.62    0.38    N.A.    30.06
     ESX   Essex Bancorp of VA(8)                   5.37   1,057     5.7         7.94    1.00    4.31   24.59  -67.94   145.21
     FCB   Falmouth Co-Op Bank of MA*              20.62   1,455    30.0        21.25   12.25   20.50    0.59    N.A.    57.16
     FAB   FirstFed America Bancorp of MA          20.62   8,707   179.5        22.12   13.62   21.62   -4.63    N.A.     N.A.
     GAF   GA Financial Corp. of PA                18.50   7,985   147.7        19.50   13.12   19.50   -5.13    N.A.    22.35
     JSB   JSB Financial, Inc. of NY               47.87   9,845   471.3        49.44   35.87   48.75   -1.81  316.26    25.97
     KNK   Kankakee Bancorp of IL                  34.25   1,425    48.8        34.38   22.00   33.75    1.48  242.50    38.38
     KYF   Kentucky First Bancorp of KY            13.62   1,319    18.0        15.12   10.56   14.06   -3.13    N.A.    25.30
     MBB   MSB Bancorp of Middletown NY*           27.50   2,844    78.2        28.87   15.50   27.44    0.22  175.00    40.16
     PDB   Piedmont Bancorp of NC                  11.06   2,751    30.4        19.12    9.25   10.87    1.75    N.A.     5.33
     SSB   Scotland Bancorp of NC                  11.50   1,914    22.0        19.25   11.50   12.00   -4.17    N.A.   -18.56
     SZB   SouthFirst Bancshares of AL             20.37     848    17.3        20.87   12.25   20.87   -2.40    N.A.    53.74
     SRN   Southern Banc Company of AL             16.56   1,230    20.4        17.37   12.25   17.00   -2.59    N.A.    26.22
     SSM   Stone Street Bancorp of NC              21.19   1,898    40.2        27.25   18.25   21.00    0.90    N.A.     3.37
     TSH   Teche Holding Company of LA             21.94   3,438    75.4        23.50   13.00   22.62   -3.01    N.A.    52.68
     FTF   Texarkana Fst. Fin. Corp of AR          26.56   1,790    47.5        26.81   13.62   26.81   -0.93    N.A.    69.93
     THR   Three Rivers Fin. Corp. of MI           19.75     824    16.3        20.12   12.87   18.62    6.07    N.A.    41.07
     TBK   Tolland Bank of CT*                     16.94   1,560    26.4        18.00    8.25   16.94    0.00  133.66    88.22
     WSB   Washington SB, FSB of MD                 7.87   4,247    33.4         8.25    4.38    8.13   -3.20  529.60    61.60


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             38.50     698    26.9        41.00   27.14   37.00    4.05    N.A.    35.09
     AFED  AFSALA Bancorp, Inc. of NY              19.25   1,455    28.0        19.50   11.37   19.00    1.32    N.A.    60.42
     ALBK  ALBANK Fin. Corp. of Albany NY          42.94  12,872   552.7        45.87   27.50   45.00   -4.58   84.69    36.88
     AMFC  AMB Financial Corp. of IN               16.62     964    16.0        16.75   12.50   16.50    0.73    N.A.    25.43
     ASBP  ASB Financial Corp. of OH               13.12   1,721    22.6        18.25   11.50   13.37   -1.87    N.A.     0.92
     ABBK  Abington Savings Bank of MA*            31.75   1,852    58.8        33.00   18.25   32.50   -2.31  379.61    62.82
     AABC  Access Anytime Bancorp of NM             8.59   1,193    10.2         8.87    5.25    8.50    1.06   27.26    56.18
     AFBC  Advance Fin. Bancorp of WV              17.25   1,084    18.7        17.75   12.75   17.75   -2.82    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 55.00   3,234   177.9        58.00   31.25   57.75   -4.76  497.83    70.54
     AFCB  Affiliated Comm BC, Inc of MA           31.00   6,493   201.3        32.12   16.00   31.25   -0.80    N.A.    81.29
     ALBC  Albion Banc Corp. of Albion NY          29.12     250     7.3        30.50   16.50   29.12    0.00  124.00    73.85
     ABCL  Allied Bancorp of IL                    25.62   8,017   205.4        28.37   15.50   26.75   -4.22  284.11    53.69

                                                          Current Per Share Financials
                                                      ----------------------------------------
                                                                               Tangible

                                                      Trailing  12 Mo.   Book    Book

                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)

     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA                  2.04    3.26   20.98   17.88   503.46
     CSA   Coast Savings Financial of CA                0.99    2.48   24.06   23.76   488.97
     CFB   Commercial Federal Corp. of NE               2.05    2.89   19.77   17.53   329.27
     DME   Dime Bancorp, Inc. of NY*                    1.07    1.36   10.44    9.95   197.92
     DSL   Downey Financial Corp. of CA                 0.86    1.43   15.25   15.04   219.99
     FED   FirstFed Fin. Corp. of CA                    1.13    2.07   19.14   18.93   396.52
     GSB   Glendale Fed. Bk, FSB of CA                  0.79    1.85   17.81   15.83   322.12
     GDW   Golden West Fin. Corp. of CA                 6.74    8.21   43.88   43.88   688.66
     GPT   GreenPoint Fin. Corp. of NY*                 3.33    3.25   32.02   18.00   310.56
     NYB   New York Bancorp, Inc. of NY                 1.98    2.32    7.73    7.73   152.08
     WES   Westcorp Inc. of Orange CA                   1.11    0.55   12.71   12.67   140.42


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*                   0.47    0.47   16.70   16.70    95.82
     BKC   American Bank of Waterbury CT*               3.13    2.68   21.70   20.83   261.94
     BFD   BostonFed Bancorp of MA                      0.74    0.96   14.42   13.94   164.10
     CFX   CFX Corp of NH*                              1.10    1.31   10.52    9.84   141.44
     CNY   Carver Bancorp, Inc. of NY                  -0.74    0.01   14.93   14.32   178.81
     CBK   Citizens First Fin.Corp. of IL               0.30    0.59   14.74   14.74   104.69
     ESX   Essex Bancorp of VA(8)                      -0.05    0.05    0.49    0.31   179.83
     FCB   Falmouth Co-Op Bank of MA*                   0.52    0.49   15.40   15.40    64.49
     FAB   FirstFed America Bancorp of MA              -0.21    0.50   14.26   14.26   117.25
     GAF   GA Financial Corp. of PA                     0.80    1.02   14.25   14.10    93.89
     JSB   JSB Financial, Inc. of NY                    2.78    2.65   35.54   35.54   155.52
     KNK   Kankakee Bancorp of IL                       1.62    2.02   26.59   24.99   239.77
     KYF   Kentucky First Bancorp of KY                 0.58    0.75   11.17   11.17    67.37
     MBB   MSB Bancorp of Middletown NY*                0.49    0.51   21.15   10.38   286.18
     PDB   Piedmont Bancorp of NC                      -0.19    0.30    7.42    7.42    44.62
     SSB   Scotland Bancorp of NC                       0.51    0.62   13.44   13.44    36.30
     SZB   SouthFirst Bancshares of AL                 -0.03    0.25   16.06   16.06   114.72
     SRN   Southern Banc Company of AL                  0.12    0.43   14.58   14.43    85.72
     SSM   Stone Street Bancorp of NC                   0.80    0.96   16.13   16.13    55.91
     TSH   Teche Holding Company of LA                  0.78    1.08   15.53   15.53   118.17
     FTF   Texarkana Fst. Fin. Corp of AR               1.31    1.62   15.03   15.03    95.73
     THR   Three Rivers Fin. Corp. of MI                0.62    0.90   15.54   15.48   115.45
     TBK   Tolland Bank of CT*                          1.11    1.16   10.60   10.30   152.71
     WSB   Washington SB, FSB of MD                     0.30    0.44    5.05    5.05    60.83


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN                  1.18    0.50   32.00   31.34   387.52
     AFED  AFSALA Bancorp, Inc. of NY                   0.82    0.82   14.74   14.74   109.40
     ALBK  ALBANK Fin. Corp. of Albany NY               2.29    2.81   25.75   22.51   279.85
     AMFC  AMB Financial Corp. of IN                    0.66    0.73   14.61   14.61    97.70
     ASBP  ASB Financial Corp. of OH                    0.39    0.56   10.29   10.29    65.35
     ABBK  Abington Savings Bank of MA*                 2.16    1.92   18.73   16.87   270.66
     AABC  Access Anytime Bancorp of NM                -0.45   -0.11    6.53    6.53    87.72
     AFBC  Advance Fin. Bancorp of WV                   0.51    0.77   14.88   14.88    96.46
     AADV  Advantage Bancorp of WI                      1.27    2.81   29.05   27.16   315.25
     AFCB  Affiliated Comm BC, Inc of MA                1.52    1.74   16.42   16.33   167.94
     ALBC  Albion Banc Corp. of Albion NY               0.27    0.96   23.96   23.96   274.51
     ABCL  Allied Bancorp of IL                         0.61    0.89   15.60   15.41   175.16

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,    /
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ATSB  AmTrust Capital Corp. of IN             13.75     526     7.2        14.25    9.75   14.25   -3.51    N.A.    37.50
     AHCI  Ambanc Holding Co., Inc. of NY*         16.62   4,392    73.0        17.37   10.00   17.12   -2.92    N.A.    47.73
     ASBI  Ameriana Bancorp of IN                  21.00   3,230    67.8        22.00   14.00   21.88   -4.02  127.52    31.25
     AFFFZ America First Fin. Fund of CA(8)        43.00   6,011   258.5        43.50   28.00   42.62    0.89  129.33    42.15
     ANBK  American Nat'l Bancorp of MD(8)         20.25   3,613    73.2        20.50   11.37   20.12    0.65    N.A.    67.08
     ABCW  Anchor Bancorp Wisconsin of WI          30.00   9,049   271.5        32.25   17.25   31.75   -5.51  104.22    67.88
     ANDB  Andover Bancorp, Inc. of MA*            35.62   5,148   183.4        37.50   21.56   36.37   -2.06  231.35    39.03
     ASFC  Astoria Financial Corp. of NY           53.94  20,978 1,131.6        56.62   32.50   56.50   -4.53  105.49    46.30
     AVND  Avondale Fin. Corp. of IL               16.81   3,495    58.8        18.87   12.75   18.37   -8.49    N.A.    -1.81
     BKCT  Bancorp Connecticut of CT*              36.50   2,534    92.5        37.00   21.25   31.75   14.96  317.14    62.22
     BPLS  Bank Plus Corp. of CA                   13.44  19,308   259.5        13.75    9.62   13.31    0.98    N.A.    16.87
     BWFC  Bank West Fin. Corp. of MI              21.12   1,753    37.0        21.25   10.25   21.25   -0.61    N.A.    98.87
     BANC  BankAtlantic Bancorp of FL              14.75  22,473   331.5        17.12   12.12   15.25   -3.28  254.57    10.32
     BKUNA BankUnited SA of FL                     13.62   8,869   120.8        13.75    8.00   13.25    2.79  150.83    36.20
     BVCC  Bay View Capital Corp. of CA            28.75  12,421   357.1        29.19   17.62   28.62    0.45   45.57    35.68
     FSNJ  Bayonne Banchsares of NJ                12.75   8,993   114.7        13.06    5.46   12.81   -0.47    N.A.    62.63
     BFSB  Bedford Bancshares of VA                23.25   1,142    26.6        25.25   17.50   24.50   -5.10  121.43    31.95
     BFFC  Big Foot Fin. Corp. of IL               18.87   2,513    47.4        19.62   12.31   19.50   -3.23    N.A.    45.15
     BSBC  Branford SB of CT(8)*                    5.63   6,559    36.9         6.31    3.19    5.75   -2.09  165.57    45.48
     BYFC  Broadway Fin. Corp. of CA               12.25     835    10.2        12.25    9.00   11.75    4.26    N.A.    32.43
     CBES  CBES Bancorp of MO                      22.37   1,025    22.9        22.37   13.25   21.50    4.05    N.A.    56.98
     CCFH  CCF Holding Company of GA               19.75     820    16.2        19.75   13.37   19.50    1.28    N.A.    33.90
     CENF  CENFED Financial Corp. of CA            38.00   5,729   217.7        39.75   22.95   39.00   -2.56  142.35    42.91
     CFSB  CFSB Bancorp of Lansing MI              31.12   5,096   158.6        32.25   16.36   29.69    4.82  245.78    75.52
     CKFB  CKF Bancorp of Danville KY              19.00     925    17.6        20.75   17.50   18.50    2.70    N.A.    -6.17
     CNSB  CNS Bancorp of MO                       17.75   1,653    29.3        20.00   13.00   18.00   -1.39    N.A.    17.39
     CSBF  CSB Financial Group Inc of IL*          12.62     942    11.9        12.75    9.62   12.75   -1.02    N.A.    24.70
     CBCI  Calumet Bancorp of Chicago IL           50.00   2,111   105.6        50.00   27.75   48.94    2.17  146.91    50.38
     CAFI  Camco Fin. Corp. of OH                  23.50   3,214    75.5        23.50   14.05   22.87    2.75    N.A.    55.42
     CMRN  Cameron Fin. Corp. of MO                19.50   2,627    51.2        19.50   14.50   19.25    1.30    N.A.    21.88
     CAPS  Capital Savings Bancorp of MO           18.00   1,892    34.1        18.25   11.25   17.50    2.86   35.85    38.46
     CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.87   13.00   17.12    1.46    N.A.    29.92
     CASB  Cascade SB of Everett WA(8)             13.00   2,570    33.4        16.80   10.40   13.75   -5.45    1.56     0.78
     CATB  Catskill Fin. Corp. of NY*              17.25   4,720    81.4        17.62   12.50   16.50    4.55    N.A.    23.21
     CNIT  Cenit Bancorp of Norfolk VA             61.50   1,650   101.5        67.87   38.50   65.00   -5.38  287.28    48.19
     CEBK  Central Co-Op. Bank of MA*              23.25   1,965    45.7        24.87   14.75   24.00   -3.13  342.86    32.86
     CENB  Century Bancshares of NC*               80.75     407    32.9        82.12   62.00   80.75    0.00    N.A.    24.23
     CBSB  Charter Financial Inc. of IL            21.00   4,150    87.2        21.56   12.50   20.75    1.20    N.A.    68.00
     COFI  Charter One Financial of OH             58.62  49,563 2,905.4        61.91   36.91   63.25   -7.32  234.97    46.55
     CVAL  Chester Valley Bancorp of PA            24.00   2,162    51.9        24.00   13.90   23.25    3.23  111.83    70.21
     CTZN  CitFed Bancorp of Dayton OH             54.12   8,638   467.5        54.62   28.25   54.25   -0.24  501.33    64.00
     CLAS  Classic Bancshares of KY                17.12   1,305    22.3        17.12   11.25   16.25    5.35    N.A.    47.33
     CMSB  Cmnwealth Bancorp of PA                 18.75  17,096   320.6        19.50   11.94   19.00   -1.32    N.A.    25.00
     CBSA  Coastal Bancorp of Houston TX           28.75   4,992   143.5        33.25   21.50   31.00   -7.26    N.A.    25.71
     CFCP  Coastal Fin. Corp. of SC                24.62   4,641   114.3        27.75   14.44   24.37    1.03  146.20    56.32
     CMSV  Commty. Svgs, MHC of FL (48.5)          38.50   5,095    95.1        39.25   16.75   38.00    1.32    N.A.    87.80
     CFTP  Community Fed. Bancorp of MS            17.31   4,629    80.1        20.00   14.00   17.50   -1.09    N.A.     1.82
     CFFC  Community Fin. Corp. of VA              23.25   1,275    29.6        23.50   20.50   23.50   -1.06  232.14    12.05
     CFBC  Community First Bnkg Co. of GA          39.00   2,414    94.1        40.00   31.87   39.25   -0.64    N.A.     N.A.
     CIBI  Community Inv. Bancorp of OH            15.25     929    14.2        16.00   10.33   15.25    0.00    N.A.    34.60
     COOP  Cooperative Bk.for Svgs. of NC          16.00   2,983    47.7        17.00    9.25   15.50    3.23  220.00    58.10
     CRZY  Crazy Woman Creek Bncorp of WY          15.00     955    14.3        15.50   11.25   15.12   -0.79    N.A.    25.00
     DNFC  D&N Financial Corp. of MI               23.87   8,244   196.8        24.25   14.00   23.75    0.51  172.80    42.51
     DCBI  Delphos Citizens Bancorp of OH          17.25   2,039    35.2        18.00   11.75   17.75   -2.82    N.A.    43.75
     DIME  Dime Community Bancorp of NY            21.50  13,093   281.5        23.12   13.25   22.50   -4.44    N.A.    45.76

                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                            Tangible

                                                   Trailing  12 Mo.   Book    Book
     Financial Institution
     ---------------------                          12 Mo.   Core    Value/  Value/  Assets
                                                    EPS(3)   EPS(3)  Share  Share(4) Share
                                                   -------- ------- ------- ------- -------
     NASDAQ Listed OTC Companies (continued)           ($)     ($)     ($)     ($)     ($)
     ---------------------------------------
     ATSB  AmTrust Capital Corp. of IN               0.25    0.41   14.19   14.05   137.35
     AHCI  Ambanc Holding Co., Inc. of NY*          -0.64   -0.67   14.29   14.29   110.42
     ASBI  Ameriana Bancorp of IN                    0.75    1.05   13.49   13.48   123.14
     AFFFZ America First Fin. Fund of CA(8)          5.51    6.76   30.76   30.38   364.44
     ANBK  American Nat'l Bancorp of MD(8)           0.37    0.86   12.54   12.54   139.86
     ABCW  Anchor Bancorp Wisconsin of WI            1.55    2.00   13.24   13.00   212.83
     ANDB  Andover Bancorp, Inc. of MA*              2.57    2.65   19.59   19.59   243.00
     ASFC  Astoria Financial Corp. of NY             1.96    2.80   28.59   24.01   365.36
     AVND  Avondale Fin. Corp. of IL                -0.85   -2.63   15.85   15.85   173.75
     BKCT  Bancorp Connecticut of CT*                2.15    2.03   17.32   17.32   169.05
     BPLS  Bank Plus Corp. of CA                    -0.46    0.04    9.27    9.26   183.03
     BWFC  Bank West Fin. Corp. of MI                0.53    0.47   12.89   12.89    88.80
     BANC  BankAtlantic Bancorp of FL                0.98    0.71    6.83    5.61   121.50
     BKUNA BankUnited SA of FL                       0.29    0.48    7.59    6.15   203.77
     BVCC  Bay View Capital Corp. of CA              1.01    1.65   15.80   13.26   249.27
     FSNJ  Bayonne Banchsares of NJ                 -0.24   -0.04    9.91    9.91    68.72
     BFSB  Bedford Bancshares of VA                  1.14    1.46   16.80   16.80   118.61
     BFFC  Big Foot Fin. Corp. of IL                 0.04    0.35   14.34   14.34    84.46
     BSBC  Branford SB of CT(8)*                     0.32    0.32    2.64    2.64    28.44
     BYFC  Broadway Fin. Corp. of CA                -0.19    0.29   14.65   14.65   146.40
     CBES  CBES Bancorp of MO                        0.84    1.03   17.34   17.34    98.61
     CCFH  CCF Holding Company of GA                 0.05    0.07   14.36   14.36   122.93
     CENF  CENFED Financial Corp. of CA              1.98    2.82   20.85   20.81   400.68
     CFSB  CFSB Bancorp of Lansing MI                1.37    1.73   12.65   12.65   165.90
     CKFB  CKF Bancorp of Danville KY                1.17    0.86   15.75   15.75    65.74
     CNSB  CNS Bancorp of MO                         0.25    0.46   14.84   14.84    59.50
     CSBF  CSB Financial Group Inc of IL*            0.21    0.32   12.77   12.04    50.95
     CBCI  Calumet Bancorp of Chicago IL             2.72    3.45   36.46   36.46   235.23
     CAFI  Camco Fin. Corp. of OH                    1.11    1.24   14.58   13.45   152.41
     CMRN  Cameron Fin. Corp. of MO                  0.78    0.97   17.18   17.18    79.22
     CAPS  Capital Savings Bancorp of MO             0.82    1.15   11.28   11.28   128.18
     CFNC  Carolina Fincorp of NC*                   0.68    0.65   13.75   13.75    60.24
     CASB  Cascade SB of Everett WA(8)               0.47    0.71    8.78    8.78   143.24
     CATB  Catskill Fin. Corp. of NY*                0.85    0.86   15.08   15.08    60.22
     CNIT  Cenit Bancorp of Norfolk VA               3.75    3.44   31.12   28.58   430.03
     CEBK  Central Co-Op. Bank of MA*                1.44    1.46   17.07   15.20   163.33
     CENB  Century Bancshares of NC*                 4.33    4.36   74.45   74.45   247.27
     CBSB  Charter Financial Inc. of IL              1.05    1.47   13.71   12.13    94.76
     COFI  Charter One Financial of OH               2.78    3.48   19.70   18.45   293.86
     CVAL  Chester Valley Bancorp of PA              0.89    1.27   12.52   12.52   149.71
     CTZN  CitFed Bancorp of Dayton OH               1.94    2.73   22.83   20.57   358.59
     CLAS  Classic Bancshares of KY                  0.45    0.63   14.84   12.52   100.81
     CMSB  Cmnwealth Bancorp of PA                   0.69    0.88   12.89   10.08   133.89
     CBSA  Coastal Bancorp of Houston TX             1.44    2.51   19.77   16.44   593.77
     CFCP  Coastal Fin. Corp. of SC                  0.95    1.04    6.68    6.68   108.33
     CMSV  Commty. Svgs, MHC of FL (48.5)            0.73    1.09   15.44   15.44   137.35
     CFTP  Community Fed. Bancorp of MS              0.59    0.72   12.40   12.40    45.16
     CFFC  Community Fin. Corp. of VA                1.32    1.67   18.86   18.86   137.58
     CFBC  Community First Bnkg Co. of GA            1.05    1.06   28.74   28.35   186.68
     CIBI  Community Inv. Bancorp of OH              0.63    0.96   11.96   11.96    99.36
     COOP  Cooperative Bk.for Svgs. of NC           -0.90    0.22    9.02    9.02   118.15
     CRZY  Crazy Woman Creek Bncorp of WY            0.58    0.71   14.67   14.67    56.83
     DNFC  D&N Financial Corp. of MI                 1.09    1.44   10.88   10.77   195.15
     DCBI  Delphos Citizens Bancorp of OH            0.72    0.72   14.93   14.93    52.56
     DIME  Dime Community Bancorp of NY              0.94    1.01   14.58   12.56   100.44

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,   s/
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------  -
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DIBK  Dime Financial Corp. of CT*             31.00   5,162   160.0        31.75   16.50   31.25   -0.80  195.24    79.71
     EGLB  Eagle BancGroup of IL                   19.03   1,238    23.6        19.03   13.25   19.00    0.16    N.A.    27.98
     EBSI  Eagle Bancshares of Tucker GA           18.87   5,660   106.8        20.94   13.62   19.37   -2.58  160.28    21.74
     EGFC  Eagle Financial Corp. of CT             39.25   6,279   246.5        41.75   26.50   40.25   -2.48  348.57    28.69
     ETFS  East Texas Fin. Serv. of TX             20.75   1,025    21.3        21.37   14.75   21.37   -2.90    N.A.    26.76
     EMLD  Emerald Financial Corp of OH            19.00   5,072    96.4        19.00   10.50   17.00   11.76    N.A.    68.89
     EIRE  Emerald Island Bancorp, MA*             25.50   2,250    57.4        25.87   12.60   25.00    2.00  234.65    59.38
     EFBC  Empire Federal Bancorp of MT            17.50   2,592    45.4        18.25   12.50   18.00   -2.78    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           25.75   1,985    51.1        27.37   14.00   25.50    0.98    N.A.    77.59
     EQSB  Equitable FSB of Wheaton MD             43.75     602    26.3        43.75   26.25   43.75    0.00    N.A.    54.87
     FCBF  FCB Fin. Corp. of Neenah WI             27.00   4,073   110.0        28.13   18.25   27.50   -1.82    N.A.    45.95
     FFBS  FFBS Bancorp of Columbus MS             22.12   1,557    34.4        26.00   21.00   23.00   -3.83    N.A.    -3.83
     FFDF  FFD Financial Corp. of OH               18.87   1,455    27.5        19.50   11.50   18.37    2.72    N.A.    42.42
     FFLC  FFLC Bancorp of Leesburg FL             35.75   2,301    82.3        36.50   18.25   34.12    4.78    N.A.    66.28
     FFFC  FFVA Financial Corp. of VA              33.50   4,521   151.5        34.75   17.75   33.00    1.52    N.A.    63.41
     FFWC  FFW Corporation of Wabash IN            31.50     711    22.4        32.50   20.25   32.25   -2.33    N.A.    43.97
     FFYF  FFY Financial Corp. of OH               29.00   4,122   119.5        29.50   24.25   27.62    5.00    N.A.    14.58
     FMCO  FMS Financial Corp. of NJ               28.50   2,388    68.1        31.50   16.00   29.00   -1.72  216.67    56.16
     FFHH  FSF Financial Corp. of MN               20.50   3,033    62.2        21.00   13.62   20.31    0.94    N.A.    35.58
     FOBC  Fed One Bancorp of Wheeling WV          25.75   2,373    61.1        27.00   15.37   25.87   -0.46  157.50    63.49
     FBCI  Fidelity Bancorp of Chicago IL          25.00   2,792    69.8        25.75   16.37   25.00    0.00    N.A.    47.06
     FSBI  Fidelity Bancorp, Inc. of PA            23.75   1,550    36.8        25.00   16.82   23.50    1.06  207.24    30.64
     FFFL  Fidelity FSB, MHC of FL (47.7)          31.50   6,771   101.6        32.44   15.75   31.50    0.00    N.A.    77.46
     FFED  Fidelity Fed. Bancorp of IN             10.37   2,487    25.8        11.25    7.50    9.25   12.11   47.09     6.36
     FFOH  Fidelity Financial of OH                15.50   5,579    86.5        16.37   10.12   15.50    0.00    N.A.    34.78
     FIBC  Financial Bancorp, Inc. of NY           23.00   1,722    39.6        23.94   14.00   22.50    2.22    N.A.    53.33
     FBSI  First Bancshares of MO                  25.12   1,096    27.5        25.50   15.00   25.50   -1.49   97.02    51.14
     FBBC  First Bell Bancorp of PA                17.19   6,511   111.9        17.50   13.12   17.25   -0.35    N.A.    29.74
     FBER  First Bergen Bancorp of NJ              17.50   3,000    52.5        19.50   11.37   17.87   -2.07    N.A.    52.17
     SKBO  First Carnegie,MHC of PA(45.0)          19.00   2,300    19.7        19.62   11.62   19.00    0.00    N.A.     N.A.
     FSTC  First Citizens Corp of GA               35.50   1,833    65.1        35.50   21.25   35.25    0.71  184.00    40.59
     FCME  First Coastal Corp. of ME*              14.87   1,359    20.2        15.75    7.00   14.37    3.48    N.A.    91.87
     FFBA  First Colorado Bancorp of Co            20.62  16,485   339.9        21.50   15.19   20.75   -0.63  524.85    21.29
     FDEF  First Defiance Fin.Corp. of OH          15.75   8,957   141.1        16.00   10.87   16.00   -1.56    N.A.    27.32
     FESX  First Essex Bancorp of MA*              19.37   7,527   145.8        20.50   11.75   19.12    1.31  222.83    47.64
     FFES  First FS&LA of E. Hartford CT           35.00   2,676    93.7        37.12   18.75   35.75   -2.10  438.46    52.17
     FFSX  First FS&LA. MHC of IA (46.1)           32.87   2,828    42.8        35.00   20.75   33.00   -0.39  392.80    68.56
     BDJI  First Fed. Bancorp. of MN               23.75     683    16.2        24.50   16.00   23.75    0.00    N.A.    28.38
     FFBH  First Fed. Bancshares of AR             21.62   4,896   105.9        21.75   15.63   21.75   -0.60    N.A.    36.23
     FTFC  First Fed. Capital Corp. of WI          26.75   9,165   245.2        29.00   15.17   28.00   -4.46  256.67    70.71
     FFKY  First Fed. Fin. Corp. of KY             22.75   4,170    94.9        23.00   17.75   21.25    7.06   44.44    12.35
     FFBZ  First Federal Bancorp of OH             19.62   1,572    30.8        20.50   13.25   18.75    4.64   96.20    22.63
     FFCH  First Fin. Holdings Inc. of SC          38.25   6,357   243.2        39.25   19.50   38.00    0.66  212.24    70.00
     FFBI  First Financial Bancorp of IL           20.00     415     8.3        20.00   15.50   19.50    2.56    N.A.    26.02
     FFHC  First Financial Corp. of WI(8)          35.37  36,305 1,284.1        36.87   21.40   35.50   -0.37  124.57    44.37
     FFHS  First Franklin Corp. of OH              22.75   1,192    27.1        23.75   14.25   23.00   -1.09   73.40    37.88
     FGHC  First Georgia Hold. Corp of GA           8.37   3,052    25.5         9.50    4.17    8.50   -1.53  118.54    47.62
     FSPG  First Home Bancorp of NJ                23.25   2,708    63.0        23.62   13.50   23.25    0.00  287.50    67.63
     FFSL  First Independence Corp. of KS          14.62     997    14.6        14.75    9.81   14.62    0.00    N.A.    40.98
     FISB  First Indiana Corp. of IN               25.25  10,561   266.7        26.00   17.37   24.00    5.21   87.04    17.99
     FKFS  First Keystone Fin. Corp of PA          32.75   1,228    40.2        33.25   18.75   32.75    0.00    N.A.    70.13
     FLKY  First Lancaster Bncshrs of KY           16.00     959    15.3        16.37   14.50   16.12   -0.74    N.A.     9.44
     FLFC  First Liberty Fin. Corp. of GA          23.87   7,725   184.4        25.50   17.25   25.25   -5.47  369.88    29.94
     CASH  First Midwest Fin. Corp. of IA          20.75   2,734    56.7        20.75   15.00   19.87    4.43    N.A.    35.36
     FMBD  First Mutual Bancorp of IL              20.00   3,507    70.1        20.00   13.50   19.50    2.56    N.A.    33.33

                                                         Current Per Share Financials
                                                     ---------------------------------------
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book
     Financial Institution
     ---------------------                            12 Mo.   Core    Value/  Value/  Asset
                                                      EPS(3)   EPS(3)  Share  Share(4) Share
                                                     -------- ------- ------- ------- ------
     NASDAQ Listed OTC Companies (continued)             ($)     ($)     ($)     ($)     ($)
     ---------------------------------------
     DIBK  Dime Financial Corp. of CT*                 2.81    2.82   13.48   13.04   169.29
     EGLB  Eagle BancGroup of IL                      -0.12    0.27   16.69   16.69   140.80
     EBSI  Eagle Bancshares of Tucker GA               0.64    0.87   12.45   12.45   149.91
     EGFC  Eagle Financial Corp. of CT                 0.19    1.08   22.02   17.19   320.65
     ETFS  East Texas Fin. Serv. of TX                 0.34    0.70   19.97   19.97   109.95
     EMLD  Emerald Financial Corp of OH                0.81    1.00    9.01    8.87   118.90
     EIRE  Emerald Island Bancorp, MA*                 1.52    1.59   13.36   13.36   188.90
     EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH               0.82    0.92   15.94   15.92   129.32
     EQSB  Equitable FSB of Wheaton MD                 2.20    3.51   25.80   25.80   511.96
     FCBF  FCB Fin. Corp. of Neenah WI                 0.60    0.71   11.65   11.65    66.58
     FFBS  FFBS Bancorp of Columbus MS                 0.95    1.20   16.15   16.15    83.98
     FFDF  FFD Financial Corp. of OH                   0.98    0.55   14.76   14.76    60.48
     FFLC  FFLC Bancorp of Leesburg FL                 1.07    1.54   22.68   22.68   168.23
     FFFC  FFVA Financial Corp. of VA                  1.32    1.60   16.29   15.95   123.62
     FFWC  FFW Corporation of Wabash IN                1.89    2.36   24.11   21.72   253.24
     FFYF  FFY Financial Corp. of OH                   1.29    1.83   19.94   19.94   145.38
     FMCO  FMS Financial Corp. of NJ                   1.56    2.29   15.24   14.97   232.38
     FFHH  FSF Financial Corp. of MN                   0.78    0.99   14.16   14.16   124.71
     FOBC  Fed One Bancorp of Wheeling WV              0.99    1.41   16.63   15.86   150.32
     FBCI  Fidelity Bancorp of Chicago IL              0.95    1.33   18.22   18.18   175.45
     FSBI  Fidelity Bancorp, Inc. of PA                1.08    1.72   15.83   15.83   234.39
     FFFL  Fidelity FSB, MHC of FL (47.7)              0.50    0.79   12.36   12.27   147.58
     FFED  Fidelity Fed. Bancorp of IN                 0.05    0.31    5.20    5.20    96.50
     FFOH  Fidelity Financial of OH                    0.51    0.75   12.17   10.74    94.06
     FIBC  Financial Bancorp, Inc. of NY               0.87    1.55   15.35   15.28   164.04
     FBSI  First Bancshares of MO                      1.29    1.56   20.26   20.23   149.61
     FBBC  First Bell Bancorp of PA                    1.06    1.23   10.78   10.78   109.72
     FBER  First Bergen Bancorp of NJ                  0.38    0.66   13.47   13.47    94.92
     SKBO  First Carnegie,MHC of PA(45.0)              0.33    0.33   10.52   10.52    63.97
     FSTC  First Citizens Corp of GA                   1.45    1.43   16.26   12.20   178.05
     FCME  First Coastal Corp. of ME*                  4.50    4.36   10.35   10.35   112.13
     FFBA  First Colorado Bancorp of Co                0.79    0.78   11.81   11.65    91.59
     FDEF  First Defiance Fin.Corp. of OH              0.45    0.61   13.15   13.15    61.65
     FESX  First Essex Bancorp of MA*                  1.32    1.15   11.54   10.02   165.46
     FFES  First FS&LA of E. Hartford CT               1.52    2.50   23.63   23.63   367.56
     FFSX  First FS&LA. MHC of IA (46.1)               0.69    1.19   13.74   13.63   165.69
     BDJI  First Fed. Bancorp. of MN                   0.47    1.00   17.60   17.60   161.92
     FFBH  First Fed. Bancshares of AR                 0.81    1.11   16.36   16.36   109.31
     FTFC  First Fed. Capital Corp. of WI              1.17    1.37   10.61    9.95   166.97
     FFKY  First Fed. Fin. Corp. of KY                 1.14    1.36   12.39   11.66    90.50
     FFBZ  First Federal Bancorp of OH                 0.88    1.23    9.66    9.65   128.03
     FFCH  First Fin. Holdings Inc. of SC              1.43    2.10   16.03   16.03   262.26
     FFBI  First Financial Bancorp of IL              -0.85    0.94   17.63   17.63   203.69
     FFHC  First Financial Corp. of WI(8)              1.50    2.03   11.64   11.34   163.38
     FFHS  First Franklin Corp. of OH                  0.36    1.21   17.17   17.06   190.39
     FGHC  First Georgia Hold. Corp of GA              0.32    0.25    4.21    3.86    51.24
     FSPG  First Home Bancorp of NJ                    1.64    2.14   12.85   12.64   192.91
     FFSL  First Independence Corp. of KS              0.47    0.75   11.60   11.60   111.21
     FISB  First Indiana Corp. of IN                   1.17    1.43   13.77   13.60   144.00
     FKFS  First Keystone Fin. Corp of PA              1.35    1.93   19.09   19.09   261.24
     FLKY  First Lancaster Bncshrs of KY               0.47    0.57   14.71   14.71    44.64
     FLFC  First Liberty Fin. Corp. of GA              1.32    1.08   12.30   11.09   166.85
     CASH  First Midwest Fin. Corp. of IA              1.00    1.27   15.62   13.84   137.10
     FMBD  First Mutual Bancorp of IL                  0.10    0.32   15.30   11.59   119.10

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,    /
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FMSB  First Mutual SB of Bellevue WA*         28.25   2,702    76.3        30.25   12.73   29.50   -4.24  264.52    77.56
     FNGB  First Northern Cap. Corp of WI          12.87   8,840   113.8        14.00    8.00   13.00   -1.00   77.27    58.30
     FFPB  First Palm Beach Bancorp of FL          39.25   5,031   197.5        40.56   22.75   40.25   -2.48    N.A.    66.17
     FSLA  First SB SLA MHC of NJ (47.5)           44.25   7,990   150.6        47.50   14.05   44.50   -0.56  342.50   163.08
     SOPN  First SB, SSB, Moore Co. of NC          24.00   3,679    88.3        25.00   17.50   23.94    0.25    N.A.    28.00
     FWWB  First Savings Bancorp of WA*            24.50  10,519   257.7        26.37   16.56   26.25   -6.67    N.A.    33.37
     SHEN  First Shenango Bancorp of PA            32.25   2,069    66.7        34.25   20.75   32.50   -0.77    N.A.    43.33
     FSFC  First So.east Fin. Corp. of SC(8)       16.25   4,388    71.3        16.75    9.25   16.00    1.56    N.A.    73.24
     FBNW  FirstBank Corp of Clarkston WA          16.37   1,984    32.5        19.00   15.50   17.12   -4.38    N.A.     N.A.
     FFDB  FirstFed Bancorp of AL                  22.75   1,148    26.1        22.75   12.50   19.75   15.19    N.A.    82.00
     FSPT  FirstSpartan Fin. Corp. of SC           38.12   4,430   168.9        39.00   35.00   38.50   -0.99    N.A.     N.A.
     FLAG  Flag Financial Corp of GA               17.37   2,037    35.4        18.00   10.25   17.50   -0.74   77.24    61.58
     FLGS  Flagstar Bancorp, Inc of MI             21.75  13,670   297.3        21.75   13.00   19.50   11.54    N.A.     N.A.
     FFIC  Flushing Fin. Corp. of NY*              22.37   7,979   178.5        24.00   17.37   23.06   -2.99    N.A.    23.45
     FBHC  Fort Bend Holding Corp. of TX           21.50   1,654    35.6        24.00    9.38   23.00   -6.52    N.A.    68.63
     FTSB  Fort Thomas Fin. Corp. of KY            13.75   1,495    20.6        14.75    9.25   14.37   -4.31    N.A.    -5.95
     FKKY  Frankfort First Bancorp of KY           10.37   3,280    34.0        12.25    8.00   10.25    1.17    N.A.    -8.80
     FTNB  Fulton Bancorp of MO                    23.62   1,719    40.6        26.50   12.50   23.00    2.70    N.A.    53.68
     GFSB  GFS Bancorp of Grinnell IA              16.62     988    16.4        17.00   10.12   16.44    1.09    N.A.    56.50
     GUPB  GFSB Bancorp of Gallup NM               22.12     801    17.7        22.12   13.75   21.88    1.10    N.A.    39.38
     GSLA  GS Financial Corp. of LA                17.75   3,438    61.0        17.87   13.37   17.00    4.41    N.A.     N.A.
     GOSB  GSB Financial Corp. of NY               16.12   2,248    36.2        16.75   14.25   15.50    4.00    N.A.     N.A.
     GWBC  Gateway Bancorp of KY(8)                18.75   1,076    20.2        19.00   13.75   19.00   -1.32    N.A.    31.58
     GBCI  Glacier Bancorp of MT                   20.75   6,812   141.3        22.50   15.33   22.00   -5.68  329.61    27.07
     GFCO  Glenway Financial Corp. of OH           30.25   1,140    34.5        32.00   18.25   32.00   -5.47    N.A.    47.56
     GTPS  Great American Bancorp of IL            19.00   1,760    33.4        19.50   14.25   19.00    0.00    N.A.    28.29
     GTFN  Great Financial Corp. of KY(8)          44.00  13,823   608.2        45.06   28.25   43.75    0.57    N.A.    51.10
     GSBC  Great Southern Bancorp of MO            22.00   8,105   178.3        22.00   15.21   21.50    2.33  653.42    23.53
     GDVS  Greater DV SB,MHC of PA (19.9)*         29.37   3,272    19.1        31.00    9.38   30.12   -2.49    N.A.   183.22
     GSFC  Green Street Fin. Corp. of NC           18.62   4,298    80.0        20.75   15.00   20.12   -7.46    N.A.    20.13
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       24.62   3,125    23.9        27.87   10.50   26.75   -7.96    N.A.   104.15
     HCBB  HCB Bancshares of AR                    13.75   2,645    36.4        14.25   12.62   13.87   -0.87    N.A.     N.A.
     HEMT  HF Bancorp of Hemet CA                  16.50   6,282   103.7        17.12   10.50   16.50    0.00    N.A.    48.38
     HFFC  HF Financial Corp. of SD                26.00   2,979    77.5        27.00   15.00   25.87    0.50  420.00    50.20
     HFNC  HFNC Financial Corp. of NC              15.37  17,192   264.2        22.06   14.87   16.62   -7.52    N.A.   -13.99
     HMNF  HMN Financial, Inc. of MN               24.62   4,212   103.7        25.75   17.00   25.25   -2.50    N.A.    35.87
     HALL  Hallmark Capital Corp. of WI            29.00   1,443    41.8        30.75   17.00   29.25   -0.85    N.A.    63.38
     HARB  Harbor FSB, MHC of FL (46.6)(8)         65.00   4,970   150.5        69.75   30.12   65.75   -1.14    N.A.    81.82
     HRBF  Harbor Federal Bancorp of MD            21.75   1,693    36.8        23.50   15.00   23.00   -5.43  117.50    38.10
     HFSA  Hardin Bancorp of Hardin MO             18.62     859    16.0        18.62   12.00   18.06    3.10    N.A.    48.96
     HARL  Harleysville SA of PA                   28.00   1,652    46.3        28.00   14.20   26.12    7.20   57.75    77.22
     HFGI  Harrington Fin. Group of IN             13.50   3,257    44.0        13.75    9.75   13.25    1.89    N.A.    25.58
     HARS  Harris SB, MHC of PA (24.3)             56.25  11,223   153.2        61.00   15.00   53.50    5.14    N.A.   208.22
     HFFB  Harrodsburg 1st Fin Bcrp of KY          17.00   2,025    34.4        19.00   14.75   16.12    5.46    N.A.    -9.91
     HHFC  Harvest Home Fin. Corp. of OH           13.00     915    11.9        14.00    9.25   13.00    0.00    N.A.    33.33
     HAVN  Haven Bancorp of Woodhaven NY           43.25   4,377   189.3        45.37   26.62   44.75   -3.35    N.A.    51.12
     HTHR  Hawthorne Fin. Corp. of CA              19.50   3,035    59.2        20.12    6.62   20.00   -2.50  -29.09   139.85
     HMLK  Hemlock Fed. Fin. Corp. of IL           17.50   2,076    36.3        17.50   12.50   17.37    0.75    N.A.     N.A.
     HBNK  Highland Federal Bank of CA             31.25   2,300    71.9        31.50   15.00   31.50   -0.79    N.A.    83.82
     HIFS  Hingham Inst. for Sav. of MA*           28.00   1,303    36.5        29.00   15.50   29.00   -3.45  514.04    49.33
     HBEI  Home Bancorp of Elgin IL                18.00   6,856   123.4        19.31   12.25   18.06   -0.33    N.A.    33.33
     HBFW  Home Bancorp of Fort Wayne IN           24.50   2,525    61.9        24.75   17.00   24.25    1.03    N.A.    28.95
     HBBI  Home Building Bancorp of IN             23.75     312     7.4        23.75   17.50   23.25    2.15    N.A.    20.25
     HCFC  Home City Fin. Corp. of OH              16.00     952    15.2        16.25   12.00   16.00    0.00    N.A.    20.75
     HOMF  Home Fed Bancorp of Seymour IN          34.50   3,396   117.2        34.87   20.33   32.50    6.15  243.28    33.98




       Current Per Share Financials
   ----------------------------------------
                                                                            Tangible

                                                   Trailing  12 Mo.   Book    Book

                                                    12 Mo.   Core    Value/  Value/  Assets
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                         -------- ------- ------- ------- -------
                                                       ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FMSB  First Mutual SB of Bellevue WA*           1.56    1.52   10.91   10.91   159.89
     FNGB  First Northern Cap. Corp of WI            0.44    0.63    8.13    8.13    72.14
     FFPB  First Palm Beach Bancorp of FL           -0.09    0.08   21.76   21.23   331.23
     FSLA  First SB SLA MHC of NJ (47.5)             0.72    1.14   12.18   10.86   129.26
     SOPN  First SB, SSB, Moore Co. of NC            1.06    1.27   18.26   18.26    79.97
     FWWB  First Savings Bancorp of WA*              0.89    0.84   14.13   13.00    95.79
     SHEN  First Shenango Bancorp of PA              1.70    2.20   21.78   21.78   198.85
     FSFC  First So.east Fin. Corp. of SC(8)         0.53    0.80    7.99    7.99    79.43
     FBNW  FirstBank Corp of Clarkston WA            0.54    0.44   14.00   14.00    77.62
     FFDB  FirstFed Bancorp of AL                    0.95    1.45   14.48   13.20   153.77
     FSPT  FirstSpartan Fin. Corp. of SC             1.00    1.16   27.63   27.63   104.97
     FLAG  Flag Financial Corp of GA                -0.03    0.17   10.44   10.44   108.95
     FLGS  Flagstar Bancorp, Inc of MI               0.00    0.00    6.07    6.07   111.13
     FFIC  Flushing Fin. Corp. of NY*                0.93    0.97   16.68   16.68   107.79
     FBHC  Fort Bend Holding Corp. of TX             0.37    0.86   11.62   10.82   192.67
     FTSB  Fort Thomas Fin. Corp. of KY              0.33    0.50   10.40   10.40    64.84
     FKKY  Frankfort First Bancorp of KY            -0.11    0.22    6.81    6.81    40.26
     FTNB  Fulton Bancorp of MO                      0.51    0.61   14.69   14.69    58.50
     GFSB  GFS Bancorp of Grinnell IA                0.88    1.08   10.66   10.66    93.18
     GUPB  GFSB Bancorp of Gallup NM                 0.79    1.00   17.41   17.41   117.09
     GSLA  GS Financial Corp. of LA                  0.34    0.34   16.36   16.36    35.85
     GOSB  GSB Financial Corp. of NY                 0.52    0.44   13.78   13.78    50.92
     GWBC  Gateway Bancorp of KY(8)                  0.52    0.72   16.04   16.04    59.32
     GBCI  Glacier Bancorp of MT                     1.10    1.23    8.12    7.90    83.33
     GFCO  Glenway Financial Corp. of OH             1.06    1.78   23.89   23.57   251.83
     GTPS  Great American Bancorp of IL              0.19    0.24   16.68   16.68    77.83
     GTFN  Great Financial Corp. of KY(8)            1.58    1.51   20.35   19.49   220.37
     GSBC  Great Southern Bancorp of MO              1.15    1.30    7.45    7.45    87.33
     GDVS  Greater DV SB,MHC of PA (19.9)*           0.23    0.42    8.64    8.64    74.69
     GSFC  Green Street Fin. Corp. of NC             0.56    0.68   14.73   14.73    40.62
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)         0.37    0.56    8.80    8.80    63.83
     HCBB  HCB Bancshares of AR                      0.09    0.10   14.27   13.73    75.75
     HEMT  HF Bancorp of Hemet CA                   -0.66   -2.68   12.90   10.59   156.76
     HFFC  HF Financial Corp. of SD                  1.23    1.67   17.78   17.78   188.54
     HFNC  HFNC Financial Corp. of NC                0.43    0.59    9.37    9.37    51.94
     HMNF  HMN Financial, Inc. of MN                 0.94    1.17   19.42   19.42   134.58
     HALL  Hallmark Capital Corp. of WI              1.33    1.68   20.56   20.56   284.01
     HARB  Harbor FSB, MHC of FL (46.6)(8)           2.05    2.64   18.85   18.23   224.69
     HRBF  Harbor Federal Bancorp of MD              0.58    0.90   16.48   16.48   127.80
     HFSA  Hardin Bancorp of Hardin MO               0.58    0.89   15.69   15.69   125.75
     HARL  Harleysville SA of PA                     1.46    2.00   13.31   13.31   203.79
     HFGI  Harrington Fin. Group of IN               0.61    0.51    7.67    7.67   137.18
     HARS  Harris SB, MHC of PA (24.3)               0.79    0.99   14.59   12.76   182.15
     HFFB  Harrodsburg 1st Fin Bcrp of KY            0.55    0.73   14.49   14.49    53.80
     HHFC  Harvest Home Fin. Corp. of OH             0.23    0.50   11.35   11.35    90.82
     HAVN  Haven Bancorp of Woodhaven NY             2.09    3.11   24.20   24.12   407.02
     HTHR  Hawthorne Fin. Corp. of CA                0.64    1.38   13.07   13.07   284.38
     HMLK  Hemlock Fed. Fin. Corp. of IL             0.10    0.55   14.88   14.88    79.26
     HBNK  Highland Federal Bank of CA               0.96    1.41   16.39   16.39   219.30
     HIFS  Hingham Inst. for Sav. of MA*             1.86    1.86   15.62   15.62   166.99
     HBEI  Home Bancorp of Elgin IL                  0.25    0.43   13.73   13.73    51.43
     HBFW  Home Bancorp of Fort Wayne IN             0.72    1.15   17.62   17.62   132.62
     HBBI  Home Building Bancorp of IN               0.29    0.74   18.51   18.51   144.44
     HCFC  Home City Fin. Corp. of OH                0.61    0.80   15.00   15.00    73.49
     HOMF  Home Fed Bancorp of Seymour IN            2.02    2.35   17.05   16.53   201.06

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HWEN  Home Financial Bancorp of IN            16.75     470     7.9        17.25   12.12   17.00   -1.47    N.A.    31.37
     HPBC  Home Port Bancorp, Inc. of MA*          24.62   1,842    45.4        25.00   15.75   24.50    0.49  207.75    49.21
     HMCI  Homecorp, Inc. of Rockford IL           19.75   1,693    33.4        20.75   11.83   19.25    2.60   97.50    54.90
     HZFS  Horizon Fin'l. Services of IA           24.00     426    10.2        26.00   14.50   26.00   -7.69    N.A.    58.73
     HRZB  Horizon Financial Corp. of WA*          16.00   7,417   118.7        18.00   10.65   17.50   -8.57   40.11    36.29
     IBSF  IBS Financial Corp. of NJ               18.12  11,012   199.5        18.75   12.94   17.87    1.40    N.A.    33.33
     ISBF  ISB Financial Corp. of LA               25.25   6,901   174.3        28.00   16.25   26.75   -5.61    N.A.    40.28
     ITLA  Imperial Thrift & Loan of CA*           20.62   7,836   161.6        21.25   14.00   20.62    0.00    N.A.    37.47
     IFSB  Independence FSB of DC                  14.87   1,281    19.0        15.12    7.00   15.00   -0.87  643.50    85.87
     INCB  Indiana Comm. Bank, SB of IN            15.00     922    13.8        19.00   14.50   15.00    0.00    N.A.    -7.69
     INBI  Industrial Bancorp of OH                17.75   5,173    91.8        18.25   12.00   18.00   -1.39    N.A.    39.22
     IWBK  Interwest SB of Oak Harbor WA           39.25   8,036   315.4        43.25   27.62   40.50   -3.09  292.50    21.71
     IPSW  Ipswich SB of Ipswich MA*               12.75   2,378    30.3        14.12    5.12   13.50   -5.56    N.A.   112.50
     JXVL  Jacksonville Bancorp of TX              18.75   2,490    46.7        19.00   12.62   18.94   -1.00    N.A.    28.25
     JXSB  Jcksnville SB,MHC of IL (45.6)          27.00   1,272    15.7        29.00   11.50   22.50   20.00    N.A.   103.77
     JSBA  Jefferson Svgs Bancorp of MO            39.75   5,005   198.9        43.00   22.25   42.00   -5.36    N.A.    52.88
     JOAC  Joachim Bancorp of MO                   15.50     722    11.2        15.63   14.00   15.63   -0.83    N.A.     6.90
     KSAV  KS Bancorp of Kenly NC                  25.00     885    22.1        25.50   14.06   20.50   21.95    N.A.    67.67
     KSBK  KSB Bancorp of Kingfield ME(8)*         13.37   1,238    16.6        16.00    7.08   14.00   -4.50    N.A.    74.32
     KFBI  Klamath First Bancorp of OR             23.12  10,019   231.6        24.25   13.94   23.00    0.52    N.A.    46.79
     LSBI  LSB Fin. Corp. of Lafayette IN          27.00     932    25.2        27.37   16.43   26.75    0.93    N.A.    45.40
     LVSB  Lakeview SB of Paterson NJ              24.37   4,605   112.2        24.37   11.25   21.63   12.67    N.A.    95.90
     LARK  Landmark Bancshares of KS               25.25   1,711    43.2        27.25   16.25   26.50   -4.72    N.A.    40.28
     LARL  Laurel Capital Group of PA              26.00   1,443    37.5        26.00   15.63   25.00    4.00  103.13    57.58
     LSBX  Lawrence Savings Bank of MA*            15.00   4,274    64.1        16.37    6.88   15.81   -5.12  336.05    84.50
     LFED  Leeds FSB, MHC of MD (36.3)             33.00   3,455    41.4        33.00   14.00   31.25    5.60    N.A.   106.25
     LXMO  Lexington B&L Fin. Corp. of MO          17.00   1,138    19.3        17.00   11.50   16.75    1.49    N.A.    25.93
     LIFB  Life Bancorp of Norfolk VA              24.69   9,847   243.1        26.62   16.75   24.94   -1.00    N.A.    37.17
     LFBI  Little Falls Bancorp of NJ              17.75   2,745    48.7        18.75   11.50   18.50   -4.05    N.A.    39.22
     LOGN  Logansport Fin. Corp. of IN             16.00   1,260    20.2        16.00   11.12   16.00    0.00    N.A.    42.22
     LONF  London Financial Corp. of OH            20.50     515    10.6        20.75   11.25   18.00   13.89    N.A.    45.18
     LISB  Long Island Bancorp, Inc of NY          43.12  23,968 1,033.5        47.50   28.25   46.56   -7.39    N.A.    23.20
     MAFB  MAF Bancorp of IL                       33.19  15,393   510.9        34.75   18.50   33.00    0.58  290.47    43.25
     MBLF  MBLA Financial Corp. of MO              26.00   1,298    33.7        27.00   19.00   26.25   -0.95    N.A.    36.84
     MFBC  MFB Corp. of Mishawaka IN               22.56   1,690    38.1        23.75   15.50   23.75   -5.01    N.A.    35.74
     MLBC  ML Bancorp of Villanova PA(8)           28.00  11,293   316.2        29.06   13.75   29.00   -3.45    N.A.    98.30
     MSBF  MSB Financial Corp. of MI               18.00   1,249    22.5        18.50    9.12   16.00   12.50    N.A.    89.47
     MGNL  Magna Bancorp of MS(8)                  31.37  13,754   431.5        32.31   16.75   31.50   -0.41  527.40    79.26
     MARN  Marion Capital Holdings of IN           28.13   1,768    49.7        28.13   19.25   26.87    4.69    N.A.    46.13
     MRKF  Market Fin. Corp. of OH                 15.63   1,336    20.9        15.63   12.25   14.75    5.97    N.A.     N.A.
     MFCX  Marshalltown Fin. Corp. of IA(8)        17.12   1,411    24.2        17.25   14.25   17.06    0.35    N.A.    15.13
     MFSL  Maryland Fed. Bancorp of MD             47.25   3,210   151.7        50.50   30.71   47.62   -0.78  350.00    35.97
     MASB  MassBank Corp. of Reading MA*           45.50   3,575   162.7        47.75   24.84   47.50   -4.21  361.46    59.15
     MFLR  Mayflower Co-Op. Bank of MA*            22.75     890    20.2        22.75   14.75   21.00    8.33  355.00    33.82
     MECH  Mechanics SB of Hartford CT*            25.87   5,293   136.9        27.25   15.37   25.87    0.00    N.A.    64.25
     MDBK  Medford Bank of Medford, MA*            36.62   4,541   166.3        36.62   24.00   36.12    1.38  423.14    42.21
     MERI  Meritrust FSB of Thibodaux LA           49.75     774    38.5        49.75   31.00   47.25    5.29    N.A.    57.34
     MWBX  MetroWest Bank of MA*                    7.62  13,956   106.3         9.00    4.00    8.37   -8.96   84.95    41.90
     MCBS  Mid Continent Bancshares of KS(8)       41.50   1,958    81.3        43.25   18.75   41.50    0.00    N.A.    77.58
     MIFC  Mid Iowa Financial Corp. of IA          10.62   1,676    17.8        10.62    6.00   10.50    1.14  112.40    66.72
     MCBN  Mid-Coast Bancorp of ME                 28.03     233     6.5        28.03   18.00   26.50    5.77  390.89    47.53
     MWBI  Midwest Bancshares, Inc. of IA          43.00     348    15.0        44.75   26.00   42.50    1.18  330.00    62.26
     MWFD  Midwest Fed. Fin. Corp of WI            26.50   1,628    43.1        26.75   16.75   24.75    7.07  430.00    43.24
     MFFC  Milton Fed. Fin. Corp. of OH            15.37   2,310    35.5        16.00   12.75   15.00    2.47    N.A.     6.00
     MIVI  Miss. View Hold. Co. of MN              18.75     819    15.4        18.75   11.75   18.50    1.35    N.A.    56.25


         Current Per Share Financials
     ----------------------------------------
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book

                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HWEN  Home Financial Bancorp of IN                0.54    0.68   15.31   15.31    90.44
     HPBC  Home Port Bancorp, Inc. of MA*              1.72    1.71   11.39   11.39   107.90
     HMCI  Homecorp, Inc. of Rockford IL               0.27    0.85   12.81   12.81   195.87
     HZFS  Horizon Fin'l. Services of IA               0.65    1.04   19.75   19.75   201.81
     HRZB  Horizon Financial Corp. of WA*              1.07    1.05   10.91   10.91    69.93
     IBSF  IBS Financial Corp. of NJ                   0.33    0.58   11.59   11.59    66.59
     ISBF  ISB Financial Corp. of LA                   0.77    1.04   16.58   14.06   136.06
     ITLA  Imperial Thrift & Loan of CA*               1.45    1.45   11.92   11.87   108.50
     IFSB  Independence FSB of DC                      0.29    0.66   13.38   11.73   205.12
     INCB  Indiana Comm. Bank, SB of IN                0.19    0.53   12.37   12.37   101.63
     INBI  Industrial Bancorp of OH                    0.46    0.90   11.86   11.86    67.00
     IWBK  Interwest SB of Oak Harbor WA               1.82    2.47   15.46   15.12   228.05
     IPSW  Ipswich SB of Ipswich MA*                   0.84    0.66    4.55    4.55    79.64
     JXVL  Jacksonville Bancorp of TX                  0.90    1.18   13.55   13.55    90.84
     JXSB  Jcksnville SB,MHC of IL (45.6)              0.36    0.79   13.43   13.43   127.94
     JSBA  Jefferson Svgs Bancorp of MO                0.69    1.63   21.24   16.18   259.13
     JOAC  Joachim Bancorp of MO                       0.23    0.38   13.63   13.63    48.39
     KSAV  KS Bancorp of Kenly NC                      1.08    1.40   16.22   16.21   119.91
     KSBK  KSB Bancorp of Kingfield ME(8)*             1.08    1.10    8.46    8.00   117.84
     KFBI  Klamath First Bancorp of OR                 0.55    0.83   14.20   14.20    72.65
     LSBI  LSB Fin. Corp. of Lafayette IN              1.51    1.33   18.44   18.44   208.28
     LVSB  Lakeview SB of Paterson NJ                  1.39    0.96    9.95    7.96   104.59
     LARK  Landmark Bancshares of KS                   1.13    1.33   18.38   18.38   133.31
     LARL  Laurel Capital Group of PA                  1.61    2.03   14.73   14.73   146.91
     LSBX  Lawrence Savings Bank of MA*                1.40    1.38    7.45    7.45    85.71
     LFED  Leeds FSB, MHC of MD (36.3)                 0.68    0.95   13.53   13.53    83.07
     LXMO  Lexington B&L Fin. Corp. of MO              0.55    0.71   14.74   14.74    52.05
     LIFB  Life Bancorp of Norfolk VA                  1.01    1.23   15.94   15.49   151.14
     LFBI  Little Falls Bancorp of NJ                  0.29    0.51   14.51   13.40   109.29
     LOGN  Logansport Fin. Corp. of IN                 0.74    0.96   12.67   12.67    65.99
     LONF  London Financial Corp. of OH                0.48    0.73   14.60   14.60    74.25
     LISB  Long Island Bancorp, Inc of NY              1.44    1.67   22.17   21.95   246.53
     MAFB  MAF Bancorp of IL                           1.84    2.43   16.79   14.67   215.78
     MBLF  MBLA Financial Corp. of MO                  1.11    1.42   21.98   21.98   180.91
     MFBC  MFB Corp. of Mishawaka IN                   0.77    1.16   20.05   20.05   146.89
     MLBC  ML Bancorp of Villanova PA(8)               1.27    1.15   12.70   12.48   183.32
     MSBF  MSB Financial Corp. of MI                   0.65    0.80   10.16   10.16    59.81
     MGNL  Magna Bancorp of MS(8)                      1.35    1.49   10.06    9.79    98.39
     MARN  Marion Capital Holdings of IN               1.38    1.65   22.10   22.10    98.02
     MRKF  Market Fin. Corp. of OH                     0.32    0.32   14.82   14.82    42.35
     MFCX  Marshalltown Fin. Corp. of IA(8)            0.30    0.65   14.23   14.23    90.38
     MFSL  Maryland Fed. Bancorp of MD                 2.17    3.14   30.22   29.84   360.57
     MASB  MassBank Corp. of Reading MA*               2.73    2.59   26.94   26.94   253.26
     MFLR  Mayflower Co-Op. Bank of MA*                1.39    1.31   13.67   13.44   141.20
     MECH  Mechanics SB of Hartford CT*                2.76    2.76   15.92   15.92   155.60
     MDBK  Medford Bank of Medford, MA*                2.45    2.29   21.24   19.79   236.19
     MERI  Meritrust FSB of Thibodaux LA               1.99    3.10   24.22   24.22   295.20
     MWBX  MetroWest Bank of MA*                       0.52    0.52    3.02    3.02    40.59
     MCBS  Mid Continent Bancshares of KS(8)           1.87    2.12   19.59   19.59   208.68
     MIFC  Mid Iowa Financial Corp. of IA              0.71    1.00    7.00    7.00    74.91
     MCBN  Mid-Coast Bancorp of ME                     1.06    1.66   22.06   22.06   256.39
     MWBI  Midwest Bancshares, Inc. of IA              1.81    3.01   29.09   29.09   421.10
     MWFD  Midwest Fed. Fin. Corp of WI                1.79    1.37   11.21   10.81   127.18
     MFFC  Milton Fed. Fin. Corp. of OH                0.39    0.54   11.37   11.37    86.68
     MIVI  Miss. View Hold. Co. of MN                  0.59    0.88   16.08   16.08    85.20

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MBSP  Mitchell Bancorp of NC*                 17.94     931    16.7        17.94   12.12   17.25    4.00    N.A.    25.89
     MBBC  Monterey Bay Bancorp of CA              19.25   3,242    62.4        20.50   14.50   20.00   -3.75    N.A.    30.51
     MONT  Montgomery Fin. Corp. of IN             13.25   1,653    21.9        14.00   11.00   13.00    1.92    N.A.     1.92
     MSBK  Mutual SB, FSB of Bay City MI           13.50   4,279    57.8        14.62    5.12   13.62   -0.88   54.29   145.45
     NHTB  NH Thrift Bancshares of NH              19.87   2,048    40.7        22.00   11.62   22.00   -9.68  330.09    57.45
     NSLB  NS&L Bancorp of Neosho MO               19.25     707    13.6        19.50   13.00   19.50   -1.28    N.A.    41.34
     NMSB  Newmil Bancorp. of CT*                  12.50   3,834    47.9        14.25    7.50   12.75   -1.96   96.23    28.21
     NASB  North American SB of MO                 50.00   2,229   111.5        55.00   30.75   52.00   -3.85  ***.**    45.99
     NBSI  North Bancshares of Chicago IL          25.50     962    24.5        25.50   15.75   24.12    5.72    N.A.    54.55
     FFFD  North Central Bancshares of IA          18.87   3,258    61.5        19.25   12.50   18.87    0.00    N.A.    39.16
     NBN   Northeast Bancorp of ME*                25.00   1,275    31.9        25.00   13.00   21.25   17.65  112.77    78.57
     NEIB  Northeast Indiana Bncrp of IN           19.75   1,763    34.8        20.25   12.87   20.12   -1.84    N.A.    45.01
     NWEQ  Northwest Equity Corp. of WI            17.50     839    14.7        17.50   11.25   17.50    0.00    N.A.    44.39
     NWSB  Northwest SB, MHC of PA (30.7)          30.00  23,376   215.3        32.75   11.87   31.25   -4.00    N.A.   124.38
     NSSY  Norwalk Savings Society of CT*          36.25   2,410    87.4        37.00   22.75   36.25    0.00    N.A.    55.11
     NSSB  Norwich Financial Corp. of CT*          31.62   5,413   171.2        31.62   18.00   31.25    1.18  351.71    61.16
     NTMG  Nutmeg FS&LA of CT                      11.75     738     8.7        11.75    7.00   11.75    0.00    N.A.    56.67
     OHSL  OHSL Financial Corp. of OH              27.25   1,196    32.6        27.25   19.50   27.25    0.00    N.A.    27.52
     OCFC  Ocean Fin. Corp. of NJ                  37.00   8,606   318.4        37.00   24.00   36.25    2.07    N.A.    45.10
     OCN   Ocwen Financial Corp. of FL             55.72  26,800 1,493.3        56.50   23.50   55.81   -0.16    N.A.   108.30
     OTFC  Oregon Trail Fin. Corp of OR            16.12   4,695    75.7        16.75   16.06   16.44   -1.95    N.A.     N.A.
     PBHC  OswegoCity SB, MHC of NY (46.)*         24.00   1,917    21.2        24.50    8.75   24.00    0.00    N.A.   155.86
     OFCP  Ottawa Financial Corp. of MI            27.25   5,402   147.2        28.00   14.66   27.25    0.00    N.A.    78.22
     PFFB  PFF Bancorp of Pomona CA                21.12  18,716   395.3        21.50   12.62   20.50    3.02    N.A.    42.03
     PSFI  PS Financial of Chicago IL              17.69   2,182    38.6        18.00   11.62   17.06    3.69    N.A.    50.55
     PVFC  PVF Capital Corp. of OH                 19.37   2,556    49.5        21.75   13.18   19.06    1.63  340.23    35.27
     PCCI  Pacific Crest Capital of CA*            16.62   2,939    48.8        17.75    9.12   16.62    0.00    N.A.    44.52
     PAMM  PacificAmerica Money Ctr of CA(8)*      26.50   3,799   100.7        27.00   11.75   26.50    0.00    N.A.    82.76
     PALM  Palfed, Inc. of Aiken SC(8)             25.50   5,284   134.7        26.50   13.00   25.37    0.51   65.91    82.14
     PBCI  Pamrapo Bancorp, Inc. of NJ             25.50   2,843    72.5        26.75   18.50   25.75   -0.97  352.93    27.50
     PFED  Park Bancorp of Chicago IL              17.25   2,431    41.9        18.12   11.62   17.25    0.00    N.A.    32.69
     PVSA  Parkvale Financial Corp of PA           27.87   5,069   141.3        27.87   19.40   33.75  -17.42  236.59    33.99
     PEEK  Peekskill Fin. Corp. of NY              17.00   3,193    54.3        17.25   13.25   17.12   -0.70    N.A.    19.30
     PFSB  PennFed Fin. Services of NJ             32.87   4,822   158.5        33.50   18.87   33.50   -1.88    N.A.    62.32
     PWBC  PennFirst Bancorp of PA                 17.00   5,306    90.2        19.50   12.27   18.50   -8.11  113.03    37.21
     PWBK  Pennwood SB of PA*                      18.75     580    10.9        18.75   11.25   18.75    0.00    N.A.    36.36
     PBKB  People's SB of Brockton MA*             18.75   3,595    67.4        20.00   10.12   19.87   -5.64  215.66    76.55
     PFDC  Peoples Bancorp of Auburn IN            35.00   2,274    79.6        35.00   19.50   32.00    9.38  100.00    72.84
     PBCT  Peoples Bank, MHC of CT (40.1)*         37.37  61,126   913.8        37.37   16.25   36.12    3.46  374.84    94.13
     TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)       36.00   9,037   116.9        39.12   14.00   39.12   -7.98    N.A.   125.00
     PFFC  Peoples Fin. Corp. of OH                14.25   1,491    21.2        19.00   12.00   14.44   -1.32    N.A.     5.56
     PHBK  Peoples Heritage Fin Grp of ME*         41.87  27,475 1,150.4        43.12   22.62   42.19   -0.76  173.48    49.54
     PSFC  Peoples Sidney Fin. Corp of OH          18.25   1,785    32.6        18.25   12.56   16.37   11.48    N.A.     N.A.
     PERM  Permanent Bancorp of IN                 25.87   2,011    52.0        26.50   17.00   24.87    4.02    N.A.    27.75
     PMFI  Perpetual Midwest Fin. of IA            24.00   1,883    45.2        25.00   18.50   23.81    0.80    N.A.    24.68
     PERT  Perpetual of SC, MHC (46.8)(8)          57.00   1,505    40.2        58.00   20.25   57.50   -0.87    N.A.   135.05
     PCBC  Perry Co. Fin. Corp. of MO              21.37     828    17.7        22.25   17.00   21.37    0.00    N.A.    25.71
     PHFC  Pittsburgh Home Fin. of PA              19.87   1,969    39.1        19.87   11.50   19.62    1.27    N.A.    48.62
     PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       37.00   1,632    28.5        37.00   14.25   34.75    6.47    N.A.   111.43
     PTRS  Potters Financial Corp of OH            27.00     487    13.1        28.50   17.50   28.50   -5.26    N.A.    35.00
     PKPS  Poughkeepsie Fin. Corp. of NY           10.56  12,595   133.0        10.56    5.00    9.87    6.99   36.26   101.14
     PHSB  Ppls Home SB, MHC of PA (45.0)          19.25   2,760    23.9        19.75   13.62   17.25   11.59    N.A.     N.A.
     PRBC  Prestige Bancorp of PA                  18.37     915    16.8        19.37   12.00   19.25   -4.57    N.A.    36.07
     PETE  Primary Bank of NH(8)*                  26.37   2,089    55.1        29.00   12.26   27.50   -4.11    N.A.    73.03
     PFNC  Progress Financial Corp. of PA          14.25   4,005    57.1        16.37    7.14   14.62   -2.53   29.43    78.57


                                                          Current Per Share Financials
                                                      ----------------------------------------
                                                                               Tangible

                                                      Trailing  12 Mo.   Book    Book

                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MBSP  Mitchell Bancorp of NC*                      0.51    0.60   15.39   15.39    35.49
     MBBC  Monterey Bay Bancorp of CA                   0.29    0.55   14.43   13.30   127.33
     MONT  Montgomery Fin. Corp. of IN                  0.36    0.36   11.72   11.72    62.55
     MSBK  Mutual SB, FSB of Bay City MI                0.18    0.07    9.56    9.56   157.37
     NHTB  NH Thrift Bancshares of NH                   0.54    0.80   11.78   10.03   153.95
     NSLB  NS&L Bancorp of Neosho MO                    0.41    0.64   16.52   16.52    84.46
     NMSB  Newmil Bancorp. of CT*                       0.68    0.65    8.27    8.27    84.26
     NASB  North American SB of MO                      4.10    3.86   25.37   24.52   330.46
     NBSI  North Bancshares of Chicago IL               0.60    0.84   17.58   17.58   124.31
     FFFD  North Central Bancshares of IA               1.02    1.18   14.81   14.81    65.34
     NBN   Northeast Bancorp of ME*                     1.10    1.06   14.04   12.30   205.33
     NEIB  Northeast Indiana Bncrp of IN                0.98    1.15   15.19   15.19   100.01
     NWEQ  Northwest Equity Corp. of WI                 0.88    1.11   13.22   13.22   115.48
     NWSB  Northwest SB, MHC of PA (30.7)               0.58    0.82    8.49    8.00    89.47
     NSSY  Norwalk Savings Society of CT*               2.42    2.76   20.64   19.90   256.17
     NSSB  Norwich Financial Corp. of CT*               1.42    1.35   14.70   13.27   131.66
     NTMG  Nutmeg FS&LA of CT                           0.33    0.45    7.72    7.72   138.80
     OHSL  OHSL Financial Corp. of OH                   1.12    1.57   21.21   21.21   192.34
     OCFC  Ocean Fin. Corp. of NJ                       0.04    1.49   27.35   27.35   168.27
     OCN   Ocwen Financial Corp. of FL                  2.65    1.60    9.10    8.69   103.99
     OTFC  Oregon Trail Fin. Corp of OR                 0.59    0.59   13.29   13.29    55.34
     PBHC  OswegoCity SB, MHC of NY (46.)*              1.06    0.95   11.68   11.68    99.58
     OFCP  Ottawa Financial Corp. of MI                 0.74    1.20   13.92   11.17   159.45
     PFFB  PFF Bancorp of Pomona CA                     0.21    0.61   14.51   14.36   140.60
     PSFI  PS Financial of Chicago IL                   0.70    0.71   14.66   14.66    37.88
     PVFC  PVF Capital Corp. of OH                      1.43    1.83   10.28   10.28   145.96
     PCCI  Pacific Crest Capital of CA*                 1.11    1.04    8.94    8.94   126.28
     PAMM  PacificAmerica Money Ctr of CA(8)*           1.82    1.82    6.63    6.63    29.57
     PALM  Palfed, Inc. of Aiken SC(8)                  0.13    0.76   10.37   10.37   125.83
     PBCI  Pamrapo Bancorp, Inc. of NJ                  1.16    1.60   16.62   16.49   130.49
     PFED  Park Bancorp of Chicago IL                   0.62    0.86   16.27   16.27    72.22
     PVSA  Parkvale Financial Corp of PA                1.38    2.03   14.83   14.72   195.55
     PEEK  Peekskill Fin. Corp. of NY                   0.57    0.75   14.71   14.71    57.18
     PFSB  PennFed Fin. Services of NJ                  1.43    2.09   20.17   16.87   274.11
     PWBC  PennFirst Bancorp of PA                      0.63    0.91   12.44   11.63   153.97
     PWBK  Pennwood SB of PA*                           0.57    0.92   15.04   15.04    86.17
     PBKB  People's SB of Brockton MA*                  1.16    0.69    8.56    8.20   152.65
     PFDC  Peoples Bancorp of Auburn IN                 1.39    1.82   19.23   19.23   126.46
     PBCT  Peoples Bank, MHC of CT (40.1)*              1.39    1.03   10.92   10.91   128.75
     TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)            0.86    0.73   11.79   10.81    69.82
     PFFC  Peoples Fin. Corp. of OH                     0.53    0.53   15.78   15.78    58.01
     PHBK  Peoples Heritage Fin Grp of ME*              2.35    2.38   15.71   13.24   203.50
     PSFC  Peoples Sidney Fin. Corp of OH               0.32    0.48   14.40   14.40    57.78
     PERM  Permanent Bancorp of IN                      0.72    1.30   19.74   19.45   215.43
     PMFI  Perpetual Midwest Fin. of IA                 0.25    0.61   18.00   18.00   210.96
     PERT  Perpetual of SC, MHC (46.8)(8)               1.17    1.58   20.13   20.13   170.24
     PCBC  Perry Co. Fin. Corp. of MO                   0.90    1.04   18.80   18.80    97.95
     PHFC  Pittsburgh Home Fin. of PA                   0.69    0.88   14.21   14.06   130.15
     PFSL  Pocahnts Fed, MHC of AR (47.0)(8)            1.39    1.93   14.76   14.76   232.05
     PTRS  Potters Financial Corp of OH                 1.16    2.06   21.97   21.97   248.85
     PKPS  Poughkeepsie Fin. Corp. of NY                0.24    0.37    5.85    5.85    69.88
     PHSB  Ppls Home SB, MHC of PA (45.0)               0.36    0.54    9.71    9.71    82.81
     PRBC  Prestige Bancorp of PA                       0.47    0.83   16.51   16.51   148.33
     PETE  Primary Bank of NH(8)*                       1.24    1.47   14.33   14.31   206.65
     PFNC  Progress Financial Corp. of PA               0.52    0.62    5.50    4.86   104.53


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,    /
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PSBK  Progressive Bank, Inc. of NY*           35.00   3,821   133.7        38.00   21.33   35.25   -0.71  161.78    53.85
     PROV  Provident Fin. Holdings of CA           20.50   4,920   100.9        21.12   12.50   20.62   -0.58    N.A.    46.43
     PULB  Pulaski SB, MHC of MO (29.8)            31.37   2,094    19.6        32.50   13.75   28.25   11.04    N.A.   116.34
     PLSK  Pulaski SB, MHC of NJ (46.0)            23.00   2,070    21.9        24.50   11.50   21.75    5.75    N.A.     N.A.
     PULS  Pulse Bancorp of S. River NJ            26.25   3,071    80.6        29.75   15.50   29.50  -11.02  112.21    66.67
     QCFB  QCF Bancorp of Virginia MN              28.50   1,426    40.6        28.50   15.75   25.00   14.00    N.A.    56.16
     QCBC  Quaker City Bancorp of CA               23.00   4,703   108.2        24.56   12.80   23.87   -3.64  206.67    51.32
     QCSB  Queens County Bancorp of NY*            37.25  15,108   562.8        37.62   18.67   37.25    0.00    N.A.    76.96
     RARB  Raritan Bancorp. of Raritan NJ*         28.25   2,412    68.1        28.62   14.17   28.00    0.89  338.66    82.26
     REDF  RedFed Bancorp of Redlands CA           19.87   7,174   142.5        21.12   11.50   19.47    2.05    N.A.    47.19
     RELY  Reliance Bancorp, Inc. of NY            32.25   8,776   283.0        33.44   17.50   33.00   -2.27    N.A.    65.38
     RELI  Reliance Bancshares Inc of WI(8)*        8.75   2,528    22.1        10.12    6.50    8.87   -1.35    N.A.    29.63
     FRBK  Republic First Bancorp of CA*           27.62   9,693   267.7        27.62   14.87   27.62    0.00  513.78    64.90
     RIVR  River Valley Bancorp of IN              17.25   1,190    20.5        17.50   13.25   17.50   -1.43    N.A.    25.45
     RVSBD Riverview Bancorp of WA                 13.75   6,128    84.3        13.50   10.00   14.00   -1.79    N.A.   118.25
     RSLN  Roslyn Bancorp, Inc. of NY*             23.09  43,642 1,007.7        24.31   15.00   23.44   -1.49    N.A.     N.A.
     SCCB  S. Carolina Comm. Bnshrs of SC          23.12     700    16.2        25.25   15.00   24.00   -3.67    N.A.    54.13
     SBFL  SB Fngr Lakes MHC of NY (33.1)          28.25   1,785    16.7        28.25   12.75   26.75    5.61    N.A.   105.45
     SFED  SFS Bancorp of Schenectady NY           22.50   1,236    27.8        23.00   14.75   22.53   -0.13    N.A.    52.54
     SGVB  SGV Bancorp of W. Covina CA             18.50   2,342    43.3        19.37    9.50   19.00   -2.63    N.A.    64.44
     SHSB  SHS Bancorp, Inc. of PA                 16.12     820    13.2        16.25   14.75   15.75    2.35    N.A.     N.A.
     SISB  SIS Bancorp Inc of MA*                  35.00   5,577   195.2        37.00   22.12   37.00   -5.41    N.A.    53.04
     SWCB  Sandwich Co-Op. Bank of MA*             37.00   1,915    70.9        39.00   21.75   37.50   -1.33  329.23    24.37
     SFSL  Security First Corp. of OH              17.50   7,574   132.5        19.25   10.17   18.50   -5.41   68.27    44.87
     SFNB  Security First Netwrk Bk of GA(8)        8.94   8,620    77.1        19.50    5.50   10.12  -11.66    N.A.   -12.78
     SMFC  Sho-Me Fin. Corp. of MO(8)              44.00   1,499    66.0        48.00   19.75   47.75   -7.85    N.A.   102.30
     SOBI  Sobieski Bancorp of S. Bend IN          19.25     760    14.6        19.25   13.00   18.75    2.67    N.A.    32.76
     SOSA  Somerset Savings Bank of MA(8)*          5.63  16,652    93.8         5.94    1.94    5.19    8.48    9.96   185.79
     SSFC  South Street Fin. Corp. of NC*          18.75   4,496    84.3        20.00   12.12   18.75    0.00    N.A.    33.93
     SCBS  Southern Commun. Bncshrs of AL          18.25   1,137    20.8        18.25   13.00   18.25    0.00    N.A.    37.74
     SMBC  Southern Missouri Bncrp of MO           19.00   1,633    31.0        19.50   14.00   18.00    5.56    N.A.    26.67
     SWBI  Southwest Bancshares of IL              26.00   2,657    69.1        26.00   18.00   24.12    7.79  160.00    42.47
     SVRN  Sovereign Bancorp of PA                 17.94  70,010 1,256.0        19.00    9.64   18.87   -4.93  301.34    63.99
     STFR  St. Francis Cap. Corp. of WI            39.87   5,308   211.6        41.25   25.00   40.25   -0.94    N.A.    53.35
     SPBC  St. Paul Bancorp, Inc. of IL            25.94  34,133   885.4        28.50   13.73   28.00   -7.36  133.06    65.54
     SFFC  StateFed Financial Corp. of IA          26.69     784    20.9        27.00   16.50   26.75   -0.22    N.A.    61.76
     SFIN  Statewide Fin. Corp. of NJ              20.87   4,710    98.3        22.62   12.62   22.50   -7.24    N.A.    45.23
     STSA  Sterling Financial Corp. of WA          20.87   5,567   116.2        22.00   13.00   21.12   -1.18  129.59    47.80
     SFSB  SuburbFed Fin. Corp. of IL              33.75   1,262    42.6        33.75   17.75   33.25    1.50  406.00    77.63
     ROSE  T R Financial Corp. of NY*              31.37  17,519   549.6        33.00   14.37   32.37   -3.09    N.A.    76.73
     THRD  TF Financial Corp. of PA                25.44   4,083   103.9        25.69   15.12   25.50   -0.24    N.A.    56.55
     TPNZ  Tappan Zee Fin., Inc. of NY             21.75   1,497    32.6        21.75   13.00   20.75    4.82    N.A.    59.69
     ESBK  The Elmira SB FSB of Elmira NY*         30.00     706    21.2        31.00   14.75   30.00    0.00  108.77    64.38
     TRIC  Tri-County Bancorp of WY                28.50     609    17.4        29.00   18.00   27.00    5.56    N.A.    58.33
     TWIN  Twin City Bancorp of TN                 14.25   1,280    18.2        14.50   11.25   14.50   -1.72    N.A.    23.91
     UFRM  United FS&LA of Rocky Mount NC          11.75   3,074    36.1        12.75    7.50   12.25   -4.08  261.54    38.24
     UBMT  United Fin. Corp. of MT                 24.50   1,223    30.0        25.37   18.50   24.00    2.08  133.33    27.27
     VABF  Va. Beach Fed. Fin. Corp of VA          16.25   4,976    80.9        17.25    8.62   16.25    0.00  246.48    72.14
     VFFC  Virginia First Savings of VA(8)         24.12   5,810   140.1        24.50   12.37   24.25   -0.54  ***.**    89.18
     WHGB  WHG Bancshares of MD                    15.69   1,462    22.9        16.50   12.62   15.75   -0.38    N.A.    19.59
     WSFS  WSFS Financial Corp. of DE*             17.50  12,421   217.4        18.75    8.87   18.44   -5.10  141.38    71.74
     WVFC  WVS Financial Corp. of PA*              32.75   1,747    57.2        34.00   21.50   32.50    0.77    N.A.    33.02
     WRNB  Warren Bancorp of Peabody MA*           19.75   3,798    75.0        21.37   12.75   19.75    0.00  486.05    31.67
     WFSL  Washington FS&LA of Seattle WA          31.19  47,462 1,480.3        33.31   21.02   31.62   -1.36  113.78    29.47
     WAMU  Washington Mutual Inc. of WA(8)*        64.81 126,357 8,189.2        70.25   38.62   67.87   -4.51  249.19    49.64



                                                      Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible

                                                  Trailing  12 Mo.   Book    Book

                                                   12 Mo.   Core    Value/  Value/  Assets
     Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                        -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PSBK  Progressive Bank, Inc. of NY*            2.30    2.26   19.67   17.56   230.00
     PROV  Provident Fin. Holdings of CA            0.39    0.34   17.37   17.37   125.10
     PULB  Pulaski SB, MHC of MO (29.8)             0.68    0.90   11.23   11.23    86.07
     PLSK  Pulaski SB, MHC of NJ (46.0)             0.21    0.51   10.20   10.20    85.68
     PULS  Pulse Bancorp of S. River NJ             1.20    1.80   13.63   13.63   169.39
     QCFB  QCF Bancorp of Virginia MN               1.41    1.41   19.23   19.23   109.91
     QCBC  Quaker City Bancorp of CA                0.60    0.98   14.94   14.93   170.40
     QCSB  Queens County Bancorp of NY*             1.45    1.47   11.51   11.51    97.09
     RARB  Raritan Bancorp. of Raritan NJ*          1.46    1.55   12.48   12.27   157.31
     REDF  RedFed Bancorp of Redlands CA            0.31    0.80   10.75   10.71   127.16
     RELY  Reliance Bancorp, Inc. of NY             1.25    1.85   18.54   13.36   225.25
     RELI  Reliance Bancshares Inc of WI(8)*        0.16    0.17    9.08    9.08    18.60
     FRBK  Republic First Bancorp of CA*            1.56    1.33   16.56   16.55   230.89
     RIVR  River Valley Bancorp of IN               0.46    0.62   14.63   14.41   118.02
     RVSBD Riverview Bancorp of WA                  0.56    0.56    9.18    9.18    42.44
     RSLN  Roslyn Bancorp, Inc. of NY*              0.59    0.93   14.58   14.51    72.39
     SCCB  S. Carolina Comm. Bnshrs of SC           0.60    0.79   17.09   17.09    66.57
     SBFL  SB Fngr Lakes MHC of NY (33.1)           0.15    0.50   11.63   11.63   121.93
     SFED  SFS Bancorp of Schenectady NY            0.60    1.07   17.44   17.44   139.85
     SGVB  SGV Bancorp of W. Covina CA              0.31    0.75   12.77   12.56   174.78
     SHSB  SHS Bancorp, Inc. of PA                  0.41    0.41   13.83   13.83   109.44
     SISB  SIS Bancorp Inc of MA*                   3.31    3.29   18.52   18.52   257.23
     SWCB  Sandwich Co-Op. Bank of MA*              2.34    2.39   20.83   19.94   262.09
     SFSL  Security First Corp. of OH               0.88    1.10    8.13    7.99    86.25
     SFNB  Security First Netwrk Bk of GA(8)       -3.30   -3.38    3.02    2.97     9.12
     SMFC  Sho-Me Fin. Corp. of MO(8)               2.08    2.35   19.81   19.81   219.35
     SOBI  Sobieski Bancorp of S. Bend IN           0.32    0.62   16.26   16.26   107.54
     SOSA  Somerset Savings Bank of MA(8)*          0.25    0.24    1.96    1.96    30.90
     SSFC  South Street Fin. Corp. of NC*           0.45    0.57   13.58   13.58    53.77
     SCBS  Southern Commun. Bncshrs of AL           0.19    0.47   13.54   13.54    61.66
     SMBC  Southern Missouri Bncrp of MO            0.65    0.63   16.17   16.17    98.22
     SWBI  Southwest Bancshares of IL               1.04    1.44   15.66   15.66   142.39
     SVRN  Sovereign Bancorp of PA                  0.62    0.96    6.25    4.71   155.67
     STFR  St. Francis Cap. Corp. of WI             1.77    1.95   24.43   21.59   310.01
     SPBC  St. Paul Bancorp, Inc. of IL             0.92    1.33   11.62   11.59   135.10
     SFFC  StateFed Financial Corp. of IA           1.17    1.42   19.43   19.43   109.28
     SFIN  Statewide Fin. Corp. of NJ               0.76    1.29   13.90   13.88   142.93
     STSA  Sterling Financial Corp. of WA           0.28    0.90   12.41   10.82   302.93
     SFSB  SuburbFed Fin. Corp. of IL               1.23    1.79   21.92   21.84   338.12
     ROSE  T R Financial Corp. of NY*               1.84    1.66   12.58   12.58   202.74
     THRD  TF Financial Corp. of PA                 0.84    1.13   17.44   15.30   156.93
     TPNZ  Tappan Zee Fin., Inc. of NY              0.53    0.49   14.35   14.35    80.07
     ESBK  The Elmira SB FSB of Elmira NY*          1.13    1.10   20.32   19.48   322.70
     TRIC  Tri-County Bancorp of WY                 1.10    1.40   22.50   22.50   146.89
     TWIN  Twin City Bancorp of TN                  0.44    0.62   10.78   10.78    83.86
     UFRM  United FS&LA of Rocky Mount NC           0.19    0.33    6.70    6.70    89.63
     UBMT  United Fin. Corp. of MT                  0.94    1.16   19.95   19.95    88.08
     VABF  Va. Beach Fed. Fin. Corp of VA           0.26    0.58    8.50    8.50   124.16
     VFFC  Virginia First Savings of VA(8)          0.88    0.76   11.44   11.06   147.75
     WHGB  WHG Bancshares of MD                     0.34    0.34   14.16   14.16    68.56
     WSFS  WSFS Financial Corp. of DE*              1.47    1.48    6.32    6.27   121.45
     WVFC  WVS Financial Corp. of PA*               1.69    2.12   18.83   18.83   168.69
     WRNB  Warren Bancorp of Peabody MA*            2.01    1.70    9.77    9.77    94.27
     WFSL  Washington FS&LA of Seattle WA           1.94    2.14   14.66   13.39   121.37
     WAMU  Washington Mutual Inc. of WA(8)*         1.14    2.42   19.30   18.32   385.92

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of October 17, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WYNE  Wayne Bancorp of NJ                     22.50   2,120    47.7        24.87   13.69   22.50    0.00    N.A.    47.54
     WAYN  Wayne S&L Co. MHC of OH (47.8)          25.50   2,251    27.4        27.00   12.83   27.00   -5.56    N.A.    56.15
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          22.00   2,100    20.9        22.00   12.75   21.50    2.33    N.A.    60.00
     WBST  Webster Financial Corp. of CT           64.62  11,985   774.5        66.00   33.62   62.25    3.81  584.53    75.84
     WEFC  Wells Fin. Corp. of Wells MN            16.50   1,959    32.3        17.50   12.50   16.62   -0.72    N.A.    25.76
     WCBI  WestCo Bancorp of IL                    28.50   2,474    70.5        29.25   20.00   28.75   -0.87  185.00    32.56
     WSTR  WesterFed Fin. Corp. of MT              25.50   5,565   141.9        26.37   16.75   26.12   -2.37    N.A.    39.73
     WOFC  Western Ohio Fin. Corp. of OH           26.75   2,339    62.6        29.25   20.00   28.75   -6.96    N.A.    22.99
     WWFC  Westwood Fin. Corp. of NJ(8)            27.50     645    17.7        27.62   13.00   27.50    0.00    N.A.    66.67
     WEHO  Westwood Hmstd Fin Corp of OH           18.00   2,795    50.3        18.00   10.44   17.25    4.35    N.A.    48.51
     WFI   Winton Financial Corp. of OH            20.12   1,986    40.0        20.50   11.25   19.25    4.52    N.A.    74.96
     FFWD  Wood Bancorp of OH                      18.50   2,119    39.2        18.50   10.50   17.00    8.82    N.A.    63.28
     YFCB  Yonkers Fin. Corp. of NY                21.37   3,036    64.9        22.00   12.12   20.37    4.91    N.A.    66.05
     YFED  York Financial Corp. of PA              27.00   7,008   189.2        27.00   16.00   25.75    4.85  185.71    66.15

                                                          Current Per Share Financials
                                                      ----------------------------------------
                                                                               Tangible

                                                      Trailing  12 Mo.   Book    Book

                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WYNE  Wayne Bancorp of NJ                          0.50    0.50   16.44   16.44   123.13
     WAYN  Wayne S&L Co. MHC of OH (47.8)               0.35    0.74   10.44   10.44   112.94
     WCFB  Wbstr Cty FSB MHC of IA (45.2)               0.48    0.64   10.53   10.53    45.09
     WBST  Webster Financial Corp. of CT                1.60    2.86   24.91   21.28   495.93
     WEFC  Wells Fin. Corp. of Wells MN                 0.73    1.08   14.64   14.64   103.13
     WCBI  WestCo Bancorp of IL                         1.41    1.78   19.20   19.20   125.96
     WSTR  WesterFed Fin. Corp. of MT                   0.81    1.02   18.73   14.99   171.72
     WOFC  Western Ohio Fin. Corp. of OH                0.52    0.72   23.38   21.79   169.51
     WWFC  Westwood Fin. Corp. of NJ(8)                 0.78    1.34   15.76   14.04   172.70
     WEHO  Westwood Hmstd Fin Corp of OH                0.30    0.45   14.17   14.17    48.18
     WFI   Winton Financial Corp. of OH                 1.60    1.34   11.36   11.12   159.81
     FFWD  Wood Bancorp of OH                           0.79    0.94    9.52    9.52    77.36
     YFCB  Yonkers Fin. Corp. of NY                     0.76    1.02   14.14   14.14    94.89
     YFED  York Financial Corp. of PA                   1.01    1.29   14.28   14.28   165.87

Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                             Exhibit IV-1
                 Weekly Thrift Market Line - Part Two
                     Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(302)                    12.99    12.75    0.64    5.51    3.21       0.85    7.47       0.81  131.97    0.81
NYSE Traded Companies(9)                      5.88     5.64    0.61   10.41    4.09       0.80   14.37       1.23   75.12    1.28
AMEX Traded Companies(17)                    16.09    15.99    0.55    2.87    2.18       0.87    5.21       0.65  149.41    0.69
NASDAQ Listed OTC Companies(276)             13.05    12.80    0.65    5.51    3.24       0.85    7.37       0.80  133.15    0.80
California Companies(21)                      7.44     7.18    0.29    4.38    2.17       0.43    7.00       1.86   62.39    1.30
Florida Companies(5)                          7.63     7.18    0.92   11.46    3.26       0.74    9.13       1.53   85.76    0.81
Mid-Atlantic Companies(60)                   11.06    10.73    0.62    6.30    3.52       0.85    8.73       0.91   91.92    0.92
Mid-West Companies(144)                      14.09    13.90    0.69    5.40    3.37       0.89    7.11       0.62  159.89    0.70
New England Companies(9)                      7.87     7.46    0.36    4.81    2.66       0.63    8.55       0.62  119.40    1.00
North-West Companies(8)                      17.06    16.82    0.86    6.30    3.36       1.04    8.22       0.61  146.76    0.58
South-East Companies(42)                     16.10    15.90    0.70    4.83    2.80       0.94    6.61       0.86  131.95    0.85
South-West Companies(7)                      10.60    10.34    0.38    2.96    2.24       0.66    6.49       0.65  112.80    0.70
Western Companies (Excl CA)(6)               16.22    15.79    0.98    6.63    3.98       1.15    7.69       0.28  174.64    0.72
Thrift Strategy(240)                         14.22    14.01    0.66    5.04    3.19       0.89    6.96       0.73  133.32    0.74
Mortgage Banker Strategy(37)                  7.36     6.90    0.48    7.02    3.24       0.64    9.49       1.03  125.22    1.02
Real Estate Strategy(10)                      7.34     7.14    0.55    6.98    3.58       0.76   10.25       1.35   98.73    1.33
Diversified Strategy(11)                      7.66     7.42    1.06   13.44    4.29       1.08   14.25       1.31  118.63    1.11
Retail Banking Strategy(4)                    8.35     8.13    0.11    2.30    0.68       0.04    1.83       1.42  206.41    1.85
Companies Issuing Dividends(257)             13.36    13.10    0.69    5.90    3.49       0.91    7.84       0.70  134.18    0.77
Companies Without Dividends(45)              10.72    10.60    0.35    3.13    1.49       0.49    5.18       1.43  119.26    1.08
Equity/Assets (less than) 6%(23)              4.96     4.66    0.37    7.44    3.12       0.56   11.41       1.47   86.50    1.03
Equity/Assets 6-12%(142)                      8.62     8.28    0.57    6.64    3.39       0.75    8.85       0.91  127.33    0.93
Equity/Assets (greater than) 12%(137)        18.52    18.39    0.76    4.11    3.04       0.99    5.49       0.59  144.35    0.66
Converted Last 3 Mths (no MHC)(3)            17.02    17.02    0.36    1.66    1.44       0.46    2.33       0.92  112.16    0.84
Actively Traded Companies(41)                 8.66     8.42    0.72    8.68    4.03       0.95   11.97       1.10  128.96    0.96
Market Value Below $20 Million(47)           14.54    14.52    0.52    3.25    2.58       0.77    5.34       0.77  121.33    0.68
Holding Company Structure(267)               13.49    13.26    0.64    5.28    3.15       0.85    7.22       0.80  126.08    0.80
Assets Over $1 Billion(60)                    7.82     7.30    0.62    8.12    3.56       0.81   10.96       0.96  101.43    0.98
Assets $500 Million-$1 Billion(49)           10.28     9.99    0.63    6.42    3.38       0.79    8.02       0.99  167.42    1.05
Assets $250-$500 Million(66)                 11.42    11.09    0.60    5.35    3.23       0.82    7.47       0.74  127.44    0.72
Assets less than $250 Million(127)           17.14    17.09    0.68    4.08    2.97       0.91    5.68       0.69  134.20    0.69
Goodwill Companies(124)                       9.08     8.48    0.62    7.04    3.58       0.79    9.12       0.87  111.74    0.89
Non-Goodwill Companies(177)                  15.62    15.62    0.66    4.48    2.96       0.89    6.37       0.76  146.14    0.76
Acquirors of FSLIC Cases(10)                  7.19     6.79    0.57    7.79    3.68       0.82   11.71       1.52   52.46    0.89


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
--------------------------------------------

SAIF-Insured Thrifts(302)                       22.84  153.18   18.72  156.23   19.82         0.37    1.57   35.54
NYSE Traded Companies(9)                        21.90  209.19   13.30  209.97   17.04         0.32    0.83   18.54
AMEX Traded Companies(17)                       24.18  128.34   20.05  129.60   19.46         0.40    2.00   45.49
NASDAQ Listed OTC Companies(276)                22.79  152.98   18.83  156.42   19.95         0.37    1.57   35.82
California Companies(21)                        22.84  167.87   11.82  168.43   18.79         0.15    0.48   12.60
Florida Companies(5)                            18.04  183.35   21.10  206.72   24.12         0.24    0.75   14.53
Mid-Atlantic Companies(60)                      23.14  156.46   16.61  158.74   18.71         0.38    1.50   37.17
Mid-West Companies(144)                         22.35  147.46   19.50  149.87   19.70         0.36    1.65   35.29
New England Companies(9)                        24.77  168.56   12.92  167.92   20.68         0.48    1.46   35.97
North-West Companies(8)                         21.66  164.92   24.74  172.14   21.77         0.35    1.34   32.10
South-East Companies(42)                        23.98  154.61   23.08  159.43   21.39         0.46    2.01   47.01
South-West Companies(7)                         23.19  141.21   14.14  149.55   19.97         0.33    1.46   50.84
Western Companies (Excl CA)(6)                  24.56  153.00   22.65  160.25   21.82         0.56    2.52   56.45
Thrift Strategy(240)                            23.02  145.29   19.69  148.36   19.86         0.38    1.69   38.25
Mortgage Banker Strategy(37)                    23.12  187.64   13.26  196.37   20.39         0.31    1.06   27.08
Real Estate Strategy(10)                        16.69  181.32   13.03  184.66   18.02         0.13    0.65   12.64
Diversified Strategy(11)                        22.40  231.53   21.85  226.66   17.49         0.46    1.37   30.58
Retail Banking Strategy(4)                      21.90  139.46   10.98  143.93   22.47         0.20    1.18   18.35
Companies Issuing Dividends(257)                22.89  154.37   19.20  157.38   19.69         0.43    1.82   41.59
Companies Without Dividends(45)                 22.02  145.56   15.79  149.02   20.91         0.00    0.00    0.00
Equity/Assets (less than) 6%(23)                21.81  198.28   10.78  197.66   19.02         0.22    0.74   15.21
Equity/Assets 6-12%(142)                        22.44  168.30   14.63  174.67   18.54         0.38    1.41   33.62
Equity/Assets (greater than) 12%(137)           23.60  132.12   23.96  133.76   21.50         0.38    1.86   42.15
Converted Last 3 Mths (no MHC)(3)               27.32  122.17   20.80  122.17   27.32         0.06    0.44    0.00
Actively Traded Companies(41)                   22.41  196.92   16.28  193.08   18.42         0.49    1.53   32.10
Market Value Below $20 Million(47)              23.07  122.56   17.56  122.94   21.33         0.33    1.76   39.92
Holding Company Structure(267)                  23.24  150.68   19.17  153.31   19.93         0.38    1.61   36.96
Assets Over $1 Billion(60)                      22.63  192.68   15.53  201.36   18.90         0.43    1.22   30.16
Assets $500 Million-$1 Billion(49)              22.18  167.59   16.98  173.12   19.55         0.34    1.45   36.71
Assets $250-$500 Million(66)                    23.19  154.56   17.22  158.62   19.48         0.37    1.55   33.77
Assets less than $250 Million(127)              23.06  130.33   21.58  131.04   20.67         0.34    1.78   39.36
Goodwill Companies(124)                         22.37  172.66   15.33  181.26   19.15         0.40    1.43   33.21
Non-Goodwill Companies(177)                     23.25  139.81   20.98  139.81   20.37         0.35    1.66   37.43
Acquirors of FSLIC Cases(10)                    23.16  197.16   13.78  200.13   18.94         0.38    1.23   23.70

(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


*        All thrifts are SAIF insured unless  otherwise  noted with an asterisk.
         Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------  -
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(64)                      11.70    11.33    1.12   11.06    5.94       1.12   10.90       0.78  168.04    1.39
NYSE Traded Companies(2)                      7.79     5.41    0.81   10.26    4.90       0.87   11.57       2.88   28.68    1.04
AMEX Traded Companies(6)                     11.89    11.10    0.74    7.97    4.16       0.74    8.03       0.99  209.80    1.26
NASDAQ Listed OTC Companies(56)              11.84    11.60    1.17   11.48    6.20       1.18   11.23       0.70  165.19    1.43
California Companies(4)                       8.41     8.40    1.07   12.38    6.45       1.01   11.55       1.24   80.93    1.37
Mid-Atlantic Companies(15)                   11.42    10.75    0.83    8.44    4.08       0.91    9.05       0.78  171.75    1.30
Mid-West Companies(2)                        25.06    23.63    0.43    1.59    1.66       0.66    2.42       0.56   57.14    0.57
New England Companies(34)                     8.98     8.69    1.27   13.81    7.47       1.23   13.21       0.82  177.75    1.62
North-West Companies(4)                      12.39    12.00    1.21   10.53    5.28       1.18   10.22       0.16  215.39    1.03
South-East Companies(5)                      27.80    27.80    1.14    4.44    3.29       1.23    4.76       0.63  179.97    0.75
Thrift Strategy(44)                          12.92    12.50    1.12    9.98    5.74       1.13    9.77       0.79  167.86    1.35
Mortgage Banker Strategy(8)                   8.83     8.62    0.86   11.23    5.34       0.95   11.87       0.57  151.56    1.28
Real Estate Strategy(6)                       8.88     8.86    1.37   15.15    7.46       1.28   14.22       0.90  196.46    1.47
Diversified Strategy(6)                       6.77     6.23    1.23   17.81    7.57       1.21   17.45       1.09  170.04    2.03
Companies Issuing Dividends(52)              11.91    11.50    1.04   10.55    5.28       1.04   10.40       0.71  177.43    1.35
Companies Without Dividends(12)              10.46    10.27    1.60   14.68    9.96       1.59   14.43       1.15  115.77    1.74
Equity/Assets (less than) 6%(5)               5.45     5.32    0.97   17.27    6.43       0.87   15.47       1.12   94.76    1.53
Equity/Assets 6-12%(43)                       8.62     8.15    1.20   12.96    6.95       1.18   12.73       0.86  155.48    1.51
Equity/Assets (greater than) 12%(16)         22.10    21.90    0.92    4.15    2.98       1.03    4.63       0.52  213.95    1.05
Actively Traded Companies(19)                 8.85     8.44    1.18   13.71    6.72       1.13   13.05       0.73  145.04    1.50
Market Value Below $20 Million(4)            28.63    28.15    0.84    2.96    2.52       1.14    4.26       1.19   46.92    0.74
Holding Company Structure(42)                13.20    12.84    1.17   10.25    5.80       1.19   10.19       0.71  168.18    1.46
Assets Over $1 Billion(15)                    9.09     8.43    1.06   12.66    5.76       1.09   12.81       0.91  138.99    1.42
Assets $500 Million-$1 Billion(16)            9.48     8.95    1.16   12.71    6.42       1.12   12.15       0.85  122.27    1.47
Assets $250-$500 Million(15)                 10.85    10.70    0.99   10.54    5.21       0.97   10.34       0.60  229.78    1.59
Assets less than $250 Million(18)            17.55    17.41    1.26    8.01    6.33       1.30    8.01       0.81  170.85    1.09
Goodwill Companies(30)                        9.26     8.47    0.93   11.23    5.56       0.94   11.10       0.99  119.85    1.45
Non-Goodwill Companies(34)                   13.90    13.90    1.28   10.91    6.28       1.28   10.71       0.61  212.22    1.34



                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      ----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs
--------------------------------------------

BIF-Insured Thrifts(64)                         16.76  178.58   19.24  183.73   17.69         0.46    1.60   27.56
NYSE Traded Companies(2)                        20.51  211.60   16.16  235.58   18.41         0.58    1.13   22.49
AMEX Traded Companies(6)                        16.35  163.31   18.40  190.36   15.87         0.61    2.19   34.16
NASDAQ Listed OTC Companies(56)                 16.62  179.11   19.47  181.78   17.77         0.44    1.55   27.35
California Companies(4)                         15.63  175.23   14.71  175.50   16.99         0.00    0.00    0.00
Mid-Atlantic Companies(15)                      20.05  175.23   19.35  187.31   19.82         0.46    1.53   34.29
Mid-West Companies(2)                            0.00   98.83   24.77  104.82    0.00         0.00    0.00    0.00
New England Companies(34)                       14.91  190.25   16.63  193.97   15.70         0.51    1.80   27.35
North-West Companies(4)                         20.20  192.99   22.04  198.02   21.00         0.31    1.53   28.47
South-East Companies(5)                         22.10  127.23   34.50  127.23   25.05         0.68    1.94   40.74
Thrift Strategy(44)                             17.29  170.31   20.35  177.43   18.31         0.51    1.71   31.42
Mortgage Banker Strategy(8)                     17.66  195.07   16.44  201.47   18.27         0.37    1.38   18.90
Real Estate Strategy(6)                         13.95  187.98   16.65  188.16   14.46         0.20    0.93   11.07
Diversified Strategy(6)                         13.74  225.06   15.07  220.47   14.22         0.45    1.47   21.41
Companies Issuing Dividends(52)                 17.62  178.99   19.71  184.86   18.54         0.54    1.86   32.69
Companies Without Dividends(12)                 11.74  176.11   16.34  177.24   12.35         0.00    0.00    0.00
Equity/Assets (less than) 6%(5)                 16.29  250.17   13.64  255.89   18.89         0.18    0.99   16.79
Equity/Assets 6-12%(43)                         16.01  188.50   16.57  195.54   16.28         0.51    1.69   26.77
Equity/Assets (greater than) 12%(16)            21.84  131.20   28.27  132.76   23.10         0.40    1.51   34.81
Actively Traded Companies(19)                   15.57  190.24   16.50  193.97   16.51         0.52    1.77   27.18
Market Value Below $20 Million(4)                0.00  113.35   32.36  115.35   25.14         0.24    1.31   28.07
Holding Company Structure(42)                   17.22  173.62   21.08  179.50   18.16         0.48    1.66   27.96
Assets Over $1 Billion(15)                      17.88  202.39   18.67  204.31   18.47         0.50    1.57   25.95
Assets $500 Million-$1 Billion(16)              15.59  182.42   16.82  198.36   16.63         0.53    1.73   27.05
Assets $250-$500 Million(15)                    16.97  178.07   18.02  181.35   16.96         0.36    1.44   25.28
Assets less than $250 Million(18)               16.69  152.86   23.63  154.28   18.81         0.46    1.65   32.19
Goodwill Companies(30)                          17.51  185.04   16.30  196.69   18.41         0.49    1.62   27.06
Non-Goodwill Companies(34)                      16.01  172.56   21.88  172.56   16.99         0.44    1.58   28.05

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


*    All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                       Exhibit IV-1 (continued)
                 Weekly Thrift Market Line - Part Two
                     Prices As Of October 17, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                     11.79    11.61    0.52    4.52    1.65       0.79    7.08       0.51  143.21    0.73
BIF-Insured Thrifts(3)                       10.59    10.59    0.84    8.63    2.97       0.79    7.86       1.78   94.70    1.42
NASDAQ Listed OTC Companies(23)              11.59    11.44    0.57    5.21    1.87       0.79    7.21       0.69  136.28    0.85
Florida Companies(3)                          9.81     9.78    0.47    4.51    1.74       0.72    6.92       0.34   62.82    0.29
Mid-Atlantic Companies(11)                   11.61    11.35    0.53    4.88    1.73       0.74    6.93       0.89  148.38    0.99
Mid-West Companies(7)                        12.89    12.87    0.58    4.43    1.83       0.91    7.31       0.48  132.05    0.52
New England Companies(1)                      8.48     8.47    1.13   13.74    3.72       0.83   10.18       0.76  146.25    1.66
Thrift Strategy(22)                          11.77    11.62    0.54    4.70    1.76       0.79    7.04       0.69  135.52    0.80
Diversified Strategy(1)                       8.48     8.47    1.13   13.74    3.72       0.83   10.18       0.76  146.25    1.66
Companies Issuing Dividends(22)              11.58    11.42    0.58    5.29    1.87       0.80    7.31       0.69  136.28    0.81
Companies Without Dividends(1)               11.73    11.73    0.43    3.71    1.87       0.65    5.56       0.00    0.00    1.40
Equity/Assets 6-12%(17)                       9.97     9.77    0.51    5.23    1.82       0.72    7.41       0.80  100.42    0.95
Equity/Assets (greater than) 12%(6)          17.28    17.28    0.81    5.11    2.04       1.04    6.51       0.31  267.78    0.50
Actively Traded Companies(1)                  9.42     8.40    0.58    6.17    1.63       0.91    9.77       0.68   83.02    1.06
Holding Company Structure(2)                 10.58    10.07    0.83    7.80    3.02       0.94    9.11       0.68   83.02    0.87
Assets Over $1 Billion(5)                     8.85     8.21    0.72    8.18    2.17       0.84    9.29       0.70   96.07    1.14
Assets $500 Million-$1 Billion(3)             9.81     9.78    0.47    4.51    1.74       0.72    6.92       0.34   62.82    0.29
Assets $250-$500 Million(5)                  11.27    11.25    0.53    4.61    1.84       0.86    7.83       0.29  334.04    0.43
Assets less than $250 Million(10)            13.31    13.31    0.54    4.23    1.77       0.77    6.15       0.95   76.45    0.92
Goodwill Companies(8)                         8.68     8.23    0.62    7.02    2.06       0.78    8.78       0.54  131.54    0.90
Non-Goodwill Companies(15)                   13.05    13.05    0.55    4.30    1.77       0.80    6.43       0.81  139.85    0.82
MHC Institutions(23)                         11.59    11.44    0.57    5.21    1.87       0.79    7.21       0.69  136.28    0.85


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                         0.00  230.68   29.30  231.00   27.62         0.55    1.83   51.85
BIF-Insured Thrifts(3)                          24.76  205.48   30.82  205.48   25.26         0.47    1.48   40.55
NASDAQ Listed OTC Companies(23)                 24.76  228.74   29.55  229.03   26.44         0.54    1.77   48.62
Florida Companies(3)                             0.00  252.10   24.69  253.04    0.00         0.90    2.60    0.00
Mid-Atlantic Companies(11)                      22.64  216.11   30.48  216.11   25.26         0.37    1.21   43.22
Mid-West Companies(7)                            0.00  234.56   29.75  234.94   27.62         0.68    2.50   69.57
New England Companies(1)                        26.88    0.00   29.03    0.00    0.00         0.76    2.03   54.68
Thrift Strategy(22)                             22.64  228.74   29.58  229.03   26.44         0.53    1.75   47.61
Diversified Strategy(1)                         26.88    0.00   29.03    0.00    0.00         0.76    2.03   54.68
Companies Issuing Dividends(22)                 24.76  231.28   29.92  231.60   26.44         0.57    1.87   56.73
Companies Without Dividends(1)                   0.00  198.25   23.25  198.25    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(17)                         24.76  228.98   26.95  229.41   26.44         0.48    1.49   48.62
Equity/Assets (greater than) 12%(6)              0.00  228.19   38.67  228.19    0.00         0.74    2.76    0.00
Actively Traded Companies(1)                     0.00    0.00   34.23    0.00    0.00         0.44    0.99   61.11
Holding Company Structure(2)                    22.64  205.48   29.17  205.48   25.26         0.36    1.08   43.76
Assets Over $1 Billion(5)                       26.88    0.00   31.92    0.00    0.00         0.52    1.28   61.09
Assets $500 Million-$1 Billion(3)                0.00  252.10   24.69  253.04    0.00         0.90    2.60    0.00
Assets $250-$500 Million(5)                      0.00  242.46   27.38  243.10   27.62         0.62    2.06   69.57
Assets less than $250 Million(10)               22.64  217.76   30.30  217.76   25.26         0.44    1.70   13.21
Goodwill Companies(8)                           26.88  247.04   28.14  248.94   27.62         0.58    1.57   62.79
Non-Goodwill Companies(15)                      22.64  225.41   30.26  225.41   25.26         0.52    1.87   13.21
MHC Institutions(23)                            24.76  228.74   29.55  229.03   26.44         0.54    1.77   48.62


(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


*    All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)



NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.17     3.55    0.39    9.67    3.64       0.63   15.46       1.86   43.81    1.22
CSA   Coast Savings Financial of CA           4.92     4.86    0.21    4.28    1.75       0.53   10.73       1.40   65.70    1.37
CFB   Commercial Federal Corp. of NE          6.00     5.32    0.65   11.03    4.03       0.91   15.55       0.89   76.36    0.91
DME   Dime Bancorp, Inc. of NY*               5.27     5.03    0.56   10.54    4.56       0.71   13.40        NA      NA     0.81
DSL   Downey Financial Corp. of CA            6.93     6.84    0.44    5.82    3.41       0.73    9.68       0.95   55.50    0.58
FED   FirstFed Fin. Corp. of CA               4.83     4.77    0.29    6.19    3.05       0.53   11.34       1.39  134.39    2.46
GSB   Glendale Fed. Bk, FSB of CA             5.53     4.91    0.26    4.71    2.42       0.61   11.03       1.46   69.38    1.36
GDW   Golden West Fin. Corp. of CA            6.37     6.37    1.02   16.09    7.58       1.24   19.60       1.18   47.96    0.67
GPT   GreenPoint Fin. Corp. of NY*           10.31     5.80    1.06    9.98    5.23       1.03    9.74       2.88   28.68    1.26
NYB   New York Bancorp, Inc. of NY            5.08     5.08    1.38   26.83    5.80       1.62   31.44       1.22   48.76    0.97
WES   Westcorp Inc. of Orange CA              9.05     9.02    0.87    9.10    5.18       0.43    4.51       0.74  134.25    1.95


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.43    17.43    0.50    3.67    1.92       0.50    3.67       0.52  190.96    1.35
BKC   American Bank of Waterbury CT*          8.28     7.95    1.28   15.40    7.07       1.09   13.18       1.77   48.58    1.48
BFD   BostonFed Bancorp of MA                 8.79     8.49    0.51    5.08    3.42       0.66    6.58       0.52  114.29    0.74
CFX   CFX Corp of NH*                         7.44     6.96    0.94   11.53    5.09       1.12   13.73       0.72  120.07    1.23
CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -5.75       0.01    0.07       1.37   42.60    1.02
CBK   Citizens First Fin.Corp. of IL         14.08    14.08    0.29    1.95    1.61       0.58    3.84       0.59   37.65    0.26
ESX   Essex Bancorp of VA(8)                  0.27     0.17   -0.03  -16.67   -0.93       0.03   16.67       2.63   42.63    1.34
FCB   Falmouth Co-Op Bank of MA*             23.88    23.88    0.84    3.43    2.52       0.79    3.23       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.16    12.16   -0.20   -2.35   -1.02       0.47    5.61       0.40  235.98    1.10
GAF   GA Financial Corp. of PA               15.18    15.02    1.00    5.26    4.32       1.27    6.71       0.12  132.49    0.43
JSB   JSB Financial, Inc. of NY              22.85    22.85    1.80    8.12    5.81       1.71    7.74       1.08   33.98    0.62
KNK   Kankakee Bancorp of IL                 11.09    10.42    0.66    6.35    4.73       0.82    7.92       0.94   67.06    0.92
KYF   Kentucky First Bancorp of KY           16.58    16.58    0.87    4.64    4.26       1.12    6.00       0.07  630.51    0.75
MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.17    2.40    1.78       0.18    2.50       0.71   38.66    0.63
PDB   Piedmont Bancorp of NC                 16.63    16.63   -0.42   -1.94   -1.72       0.66    3.07       0.91   71.58    0.79
SSB   Scotland Bancorp of NC                 37.02    37.02    1.41    3.88    4.43       1.72    4.72        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.15       0.23    1.62       0.75   39.15    0.40
SRN   Southern Banc Company of AL            17.01    16.83    0.14    0.79    0.72       0.50    2.84        NA      NA     0.21
SSM   Stone Street Bancorp of NC             28.85    28.85    1.43    4.18    3.78       1.71    5.02       0.27  187.50    0.62
TSH   Teche Holding Company of LA            13.14    13.14    0.69    5.03    3.56       0.96    6.96       0.27  304.97    0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    4.93       1.74   10.38       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.46    13.41    0.57    4.02    3.14       0.82    5.83       1.15   44.56    0.78
TBK   Tolland Bank of CT*                     6.94     6.74    0.75   11.37    6.55       0.78   11.89       2.13   54.09    1.87
WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    3.81       0.73    8.80        NA      NA     0.92


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.26     8.09    0.31    3.80    3.06       0.13    1.61       0.94   45.77    0.66
AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    4.26       0.79    6.46       0.45  150.77    1.43
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     8.04    0.85    9.19    5.33       1.04   11.28       0.94   75.89    0.97
AMFC  AMB Financial Corp. of IN              14.95    14.95    0.73    4.14    3.97       0.81    4.57       0.81   49.41    0.53
ASBP  ASB Financial Corp. of OH              15.75    15.75    0.60    3.24    2.97       0.86    4.66       1.02   71.62    1.09
ABBK  Abington Savings Bank of MA*            6.92     6.23    0.82   12.05    6.80       0.73   10.71       0.20  211.97    0.69
AABC  Access Anytime Bancorp of NM            7.44     7.44   -0.50   -8.75   -5.24      -0.12   -2.14       1.60   29.31    0.92
AFBC  Advance Fin. Bancorp of WV             15.43    15.43    0.56    4.60    2.96       0.85    6.94       0.58   60.53    0.43
AADV  Advantage Bancorp of WI                 9.21     8.62    0.40    4.49    2.31       0.89    9.94       0.44  128.03    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.75    4.90       1.09   11.16       0.34  218.65    1.18
ALBC  Albion Banc Corp. of Albion NY          8.73     8.73    0.11    1.14    0.93       0.38    4.07       0.72   53.94    0.54
ABCL  Allied Bancorp of IL                    8.91     8.80    0.52    5.89    2.38       0.76    8.60       0.15  257.09    0.53
ATSB  AmTrust Capital Corp. of IN            10.33    10.23    0.18    1.81    1.82       0.30    2.96       3.63   19.92    1.02


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               27.51  267.49   11.15     NM    17.21         0.88    1.57   43.14
CSA   Coast Savings Financial of CA               NM   235.33   11.58  238.30   22.83         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE            24.81  257.31   15.45  290.19   17.60         0.28    0.55   13.66
DME   Dime Bancorp, Inc. of NY*                 21.91  224.52   11.84  235.58   17.24         0.16    0.68   14.95
DSL   Downey Financial Corp. of CA              29.36  165.57   11.48  167.89   17.66         0.32    1.27   37.21
FED   FirstFed Fin. Corp. of CA                   NM   193.31    9.33  195.46   17.87         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA                 NM   183.16   10.13  206.06   17.63         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA              13.20  202.69   12.91  202.69   10.83         0.44    0.49    6.53
GPT   GreenPoint Fin. Corp. of NY*              19.11  198.69   20.49     NM    19.58         1.00    1.57   30.03
NYB   New York Bancorp, Inc. of NY              17.23     NM    22.44     NM    14.71         0.60    1.76   30.30
WES   Westcorp Inc. of Orange CA                19.32  168.69   15.27  169.22     NM          0.40    1.87   36.04


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                  NM   146.71   25.57  146.71     NM          0.36    1.47     NM
BKC   American Bank of Waterbury CT*            14.14  203.92   16.89  212.43   16.51         1.44    3.25   46.01
BFD   BostonFed Bancorp of MA                   29.22  149.93   13.17  155.09   22.52         0.28    1.30   37.84
CFX   CFX Corp of NH*                           19.65  205.51   15.29  219.72   16.50         0.88    4.07     NM
CNY   Carver Bancorp, Inc. of NY                  NM    86.20    7.20   89.87     NM          0.20    1.55     NM
CBK   Citizens First Fin.Corp. of IL              NM   126.80   17.85  126.80     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                      NM      NM     2.99     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                  NM   133.90   31.97  133.90     NM          0.20    0.97   38.46
FAB   FirstFed America Bancorp of MA              NM   144.60   17.59  144.60     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                  23.13  129.82   19.70  131.21   18.14         0.48    2.59   60.00
JSB   JSB Financial, Inc. of NY                 17.22  134.69   30.78  134.69   18.06         1.40    2.92   50.36
KNK   Kankakee Bancorp of IL                    21.14  128.81   14.28  137.05   16.96         0.48    1.40   29.63
KYF   Kentucky First Bancorp of KY              23.48  121.93   20.22  121.93   18.16         0.50    3.67     NM
MBB   MSB Bancorp of Middletown NY*               NM   130.02    9.61  264.93     NM          0.60    2.18     NM
PDB   Piedmont Bancorp of NC                      NM   149.06   24.79  149.06     NM          0.40    3.62     NM
SSB   Scotland Bancorp of NC                    22.55   85.57   31.68   85.57   18.55         0.30    2.61   58.82
SZB   SouthFirst Bancshares of AL                 NM   126.84   17.76  126.84     NM          0.50    2.45     NM
SRN   Southern Banc Company of AL                 NM   113.58   19.32  114.76     NM          0.35    2.11     NM
SSM   Stone Street Bancorp of NC                26.49  131.37   37.90  131.37   22.07         0.45    2.12   56.25
TSH   Teche Holding Company of LA               28.13  141.27   18.57  141.27   20.31         0.50    2.28   64.10
FTF   Texarkana Fst. Fin. Corp of AR            20.27  176.71   27.74  176.71   16.40         0.56    2.11   42.75
THR   Three Rivers Fin. Corp. of MI               NM   127.09   17.11  127.58   21.94         0.40    2.03   64.52
TBK   Tolland Bank of CT*                       15.26  159.81   11.09  164.47   14.60         0.20    1.18   18.02
WSB   Washington SB, FSB of MD                  26.23  155.84   12.94  155.84   17.89         0.10    1.27   33.33


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 NM   120.31    9.93  122.85     NM          0.40    1.04   33.90
AFED  AFSALA Bancorp, Inc. of NY                23.48  130.60   17.60  130.60   23.48         0.16    0.83   19.51
ALBK  ALBANK Fin. Corp. of Albany NY            18.75  166.76   15.34  190.76   15.28         0.72    1.68   31.44
AMFC  AMB Financial Corp. of IN                 25.18  113.76   17.01  113.76   22.77         0.24    1.44   36.36
ASBP  ASB Financial Corp. of OH                   NM   127.50   20.08  127.50   23.43         0.40    3.05     NM
ABBK  Abington Savings Bank of MA*              14.70  169.51   11.73  188.20   16.54         0.40    1.26   18.52
AABC  Access Anytime Bancorp of NM                NM   131.55    9.79  131.55     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                  NM   115.93   17.88  115.93   22.40         0.32    1.86   62.75
AADV  Advantage Bancorp of WI                     NM   189.33   17.45  202.50   19.57         0.40    0.73   31.50
AFCB  Affiliated Comm BC, Inc of MA             20.39  188.79   18.46  189.83   17.82         0.60    1.94   39.47
ALBC  Albion Banc Corp. of Albion NY              NM   121.54   10.61  121.54     NM          0.32    1.10     NM
ABCL  Allied Bancorp of IL                        NM   164.23   14.63  166.26   28.79         0.44    1.72   72.13
ATSB  AmTrust Capital Corp. of IN                 NM    96.90   10.01   97.86     NM          0.20    1.45     NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*        12.94    12.94   -0.59   -4.26   -3.85      -0.62   -4.45       0.63  124.04    1.40
ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    3.57       0.85    7.73       0.40   71.19    0.38
AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   12.81       1.83   23.69       0.40   81.55    0.49
ANBK  American Nat'l Bancorp of MD(8)         8.97     8.97    0.28    2.90    1.83       0.65    6.74       0.74  102.82    1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06    5.17       0.96   15.56       0.92  126.05    1.48
ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    7.22       1.13   14.34       1.01   99.08    1.41
ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    3.63       0.79   10.12       0.51   37.96    0.48
AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.06      -1.51  -16.06       3.18   96.19    5.33
BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    5.89       1.24   11.90       1.19  100.82    1.98
BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -3.42       0.02    0.46       2.88   58.99    2.11
BWFC  Bank West Fin. Corp. of MI             14.52    14.52    0.64    3.91    2.51       0.57    3.47       0.28   51.72    0.20
BANC  BankAtlantic Bancorp of FL              5.62     4.62    0.90   14.98    6.64       0.65   10.86       0.97  102.98    1.39
BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.13       0.34    7.54       0.66   26.19    0.21
BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.35    3.51       0.63   10.37        NA      NA     1.62
FSNJ  Bayonne Banchsares of NJ               14.42    14.42   -0.35   -2.42   -1.88      -0.06   -0.40       1.22   43.59    1.36
BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.90       1.29    8.94       0.60   79.85    0.56
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.21       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT(8)*                   9.28     9.28    1.16   12.75    5.68       1.16   12.75       1.42  141.26    3.06
BYFC  Broadway Fin. Corp. of CA              10.01    10.01   -0.14   -1.23   -1.55       0.21    1.88       2.06   39.74    1.01
CBES  CBES Bancorp of MO                     17.58    17.58    0.91    5.54    3.76       1.11    6.80       1.14   37.68    0.48
CCFH  CCF Holding Company of GA              11.68    11.68    0.05    0.30    0.25       0.07    0.42       0.18  325.68    0.72
CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    5.21       0.73   14.30       1.28   58.93    1.10
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    4.40       1.07   13.84       0.17  308.01    0.61
CKFB  CKF Bancorp of Danville KY             23.96    23.96    1.81    7.25    6.16       1.33    5.33       1.26   14.79    0.20
CNSB  CNS Bancorp of MO                      24.94    24.94    0.42    1.70    1.41       0.77    3.13       0.53   72.14    0.58
CSBF  CSB Financial Group Inc of IL*         25.06    23.63    0.43    1.59    1.66       0.66    2.42       0.56   57.14    0.57
CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    5.44       1.46    9.16       1.16  102.51    1.57
CAFI  Camco Fin. Corp. of OH                  9.57     8.82    0.82    9.11    4.72       0.92   10.18       0.49   54.74    0.32
CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    4.00       1.33    5.51       0.73  111.82    0.97
CAPS  Capital Savings Bancorp of MO           8.80     8.80    0.67    7.61    4.56       0.93   10.68       0.31   97.62    0.39
CFNC  Carolina Fincorp of NC*                22.83    22.83    1.14    4.92    3.91       1.09    4.70       0.18  194.17    0.51
CASB  Cascade SB of Everett WA(8)             6.13     6.13    0.35    5.65    3.62       0.52    8.53       0.41  191.64    0.94
CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    4.93       1.45    5.27       0.47  140.85    1.48
CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    6.10       0.80   11.05       0.51  103.23    0.76
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    6.19       0.90    8.90       0.85   97.49    1.21
CENB  Century Bancshares of NC*              30.11    30.11    1.76    5.85    5.36       1.77    5.89       0.13  423.08    0.87
CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    5.00       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             6.70     6.28    0.98   14.65    4.74       1.23   18.34       0.27  159.82    0.68
CVAL  Chester Valley Bancorp of PA            8.36     8.36    0.65    7.42    3.71       0.93   10.59       0.23  381.68    1.10
CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    3.58       0.82   12.83       0.41  143.79    0.95
CLAS  Classic Bancshares of KY               14.72    12.42    0.55    3.05    2.63       0.77    4.27       0.94   65.45    0.93
CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    3.68       0.70    6.71       0.50   86.54    0.79
CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.55    5.01       0.44   13.16        NA      NA     0.54
CFCP  Coastal Fin. Corp. of SC                6.17     6.17    0.94   15.22    3.86       1.03   16.67       0.21  436.85    1.15
CMSV  Commty. Svgs, MHC of FL (48.5)         11.24    11.24    0.56    4.87    1.90       0.84    7.28        NA      NA      NA
CFTP  Community Fed. Bancorp of MS           27.46    27.46    1.33    4.15    3.41       1.62    5.07       0.30   91.63    0.46
CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    5.68       1.28    9.26       0.39  148.67    0.65
CFBC  Community First Bnkg Co. of GA         15.40    15.19    0.56    3.65    2.69       0.57    3.69       2.02   26.10    0.83
CIBI  Community Inv. Bancorp of OH           12.04    12.04    0.62    5.22    4.13       0.94    7.95       0.63   82.56    0.62
COOP  Cooperative Bk.for Svgs. of NC          7.63     7.63   -0.80  -10.08   -5.63       0.19    2.46       0.46   50.09    0.29
CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    3.87       1.30    4.52       0.39  136.15    1.04
DNFC  D&N Financial Corp. of MI               5.58     5.52    0.61   10.65    4.57       0.80   14.08       0.35  178.16    0.83
DCBI  Delphos Citizens Bancorp of OH         28.41    28.41    1.45    6.45    4.17       1.45    6.45       0.35   27.76    0.13
DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.37       1.04    6.41       0.73  112.22    1.43
DIBK  Dime Financial Corp. of CT*             7.96     7.70    1.90   23.26    9.06       1.91   23.34        NA      NA     3.21
EGLB  Eagle BancGroup of IL                  11.85    11.85   -0.09   -0.77   -0.63       0.20    1.73       1.48   35.83    0.76


                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-

                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*              NM   116.31   15.05  116.31     NM          0.20    1.20     NM
ASBI  Ameriana Bancorp of IN                     28.00  155.67   17.05  155.79   20.00         0.64    3.05     NM
AFFFZ America First Fin. Fund of CA(8)            7.80  139.79   11.80  141.54    6.36         1.60    3.72   29.04
ANBK  American Nat'l Bancorp of MD(8)              NM   161.48   14.48  161.48   23.55         0.12    0.59   32.43
ABCW  Anchor Bancorp Wisconsin of WI             19.35  226.59   14.10  230.77   15.00         0.32    1.07   20.65
ANDB  Andover Bancorp, Inc. of MA*               13.86  181.83   14.66  181.83   13.44         0.68    1.91   26.46
ASFC  Astoria Financial Corp. of NY              27.52  188.67   14.76  224.66   19.26         0.60    1.11   30.61
AVND  Avondale Fin. Corp. of IL                    NM   106.06    9.67  106.06     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*                 16.98  210.74   21.59  210.74   17.98         1.00    2.74   46.51
BPLS  Bank Plus Corp. of CA                        NM   144.98    7.34  145.14     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI                   NM   163.85   23.78  163.85     NM          0.32    1.52   60.38
BANC  BankAtlantic Bancorp of FL                 15.05  215.96   12.14  262.92   20.77         0.13    0.88   13.27
BKUNA BankUnited SA of FL                          NM   179.45    6.68  221.46   28.38         0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA               28.47  181.96   11.53  216.82   17.42         0.32    1.11   31.68
FSNJ  Bayonne Banchsares of NJ                     NM   128.66   18.55  128.66     NM          0.17    1.33     NM
BFSB  Bedford Bancshares of VA                   20.39  138.39   19.60  138.39   15.92         0.56    2.41   49.12
BFFC  Big Foot Fin. Corp. of IL                    NM   131.59   22.34  131.59     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                      17.59  213.26   19.80  213.26   17.59         0.08    1.42   25.00
BYFC  Broadway Fin. Corp. of CA                    NM    83.62    8.37   83.62     NM          0.20    1.63     NM
CBES  CBES Bancorp of MO                         26.63  129.01   22.69  129.01   21.72         0.40    1.79   47.62
CCFH  CCF Holding Company of GA                    NM   137.53   16.07  137.53     NM          0.55    2.78     NM
CENF  CENFED Financial Corp. of CA               19.19  182.25    9.48  182.60   13.48         0.36    0.95   18.18
CFSB  CFSB Bancorp of Lansing MI                 22.72  246.01   18.76  246.01   17.99         0.68    2.19   49.64
CKFB  CKF Bancorp of Danville KY                 16.24  120.63   28.90  120.63   22.09         0.50    2.63   42.74
CNSB  CNS Bancorp of MO                            NM   119.61   29.83  119.61     NM          0.24    1.35     NM
CSBF  CSB Financial Group Inc of IL*               NM    98.83   24.77  104.82     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL              18.38  137.14   21.26  137.14   14.49         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                     21.17  161.18   15.42  174.72   18.95         0.52    2.21   46.85
CMRN  Cameron Fin. Corp. of MO                   25.00  113.50   24.61  113.50   20.10         0.28    1.44   35.90
CAPS  Capital Savings Bancorp of MO              21.95  159.57   14.04  159.57   15.65         0.24    1.33   29.27
CFNC  Carolina Fincorp of NC*                    25.54  126.33   28.83  126.33   26.72         0.24    1.38   35.29
CASB  Cascade SB of Everett WA(8)                27.66  148.06    9.08  148.06   18.31         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                 20.29  114.39   28.64  114.39   20.06         0.28    1.62   32.94
CNIT  Cenit Bancorp of Norfolk VA                16.40  197.62   14.30  215.19   17.88         1.00    1.63   26.67
CEBK  Central Co-Op. Bank of MA*                 16.15  136.20   14.23  152.96   15.92         0.32    1.38   22.22
CENB  Century Bancshares of NC*                  18.65  108.46   32.66  108.46   18.52         2.00    2.48   46.19
CBSB  Charter Financial Inc. of IL               20.00  153.17   22.16  173.12   14.29         0.32    1.52   30.48
COFI  Charter One Financial of OH                21.09  297.56   19.95     NM    16.84         1.00    1.71   35.97
CVAL  Chester Valley Bancorp of PA               26.97  191.69   16.03  191.69   18.90         0.42    1.75   47.19
CTZN  CitFed Bancorp of Dayton OH                27.90  237.06   15.09  263.10   19.82         0.36    0.67   18.56
CLAS  Classic Bancshares of KY                     NM   115.36   16.98  136.74   27.17         0.28    1.64   62.22
CMSB  Cmnwealth Bancorp of PA                    27.17  145.46   14.00  186.01   21.31         0.28    1.49   40.58
CBSA  Coastal Bancorp of Houston TX              19.97  145.42    4.84  174.88   11.45         0.48    1.67   33.33
CFCP  Coastal Fin. Corp. of SC                   25.92     NM    22.73     NM    23.67         0.36    1.46   37.89
CMSV  Commty. Svgs, MHC of FL (48.5)               NM   249.35   28.03  249.35     NM          0.90    2.34     NM
CFTP  Community Fed. Bancorp of MS               29.34  139.60   38.33  139.60   24.04         0.30    1.73   50.85
CFFC  Community Fin. Corp. of VA                 17.61  123.28   16.90  123.28   13.92         0.56    2.41   42.42
CFBC  Community First Bnkg Co. of GA               NM   135.70   20.89  137.57     NM          0.60    1.54   57.14
CIBI  Community Inv. Bancorp of OH               24.21  127.51   15.35  127.51   15.89         0.32    2.10   50.79
COOP  Cooperative Bk.for Svgs. of NC               NM   177.38   13.54  177.38     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY             25.86  102.25   26.39  102.25   21.13         0.40    2.67   68.97
DNFC  D&N Financial Corp. of MI                  21.90  219.39   12.23  221.63   16.58         0.20    0.84   18.35
DCBI  Delphos Citizens Bancorp of OH             23.96  115.54   32.82  115.54   23.96         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY               22.87  147.46   21.41  171.18   21.29         0.24    1.12   25.53
DIBK  Dime Financial Corp. of CT*                11.03  229.97   18.31  237.73   10.99         0.40    1.29   14.23
EGLB  Eagle BancGroup of IL                        NM   114.02   13.52  114.02     NM          0.00    0.00     NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA           8.30     8.30    0.43    5.14    3.39       0.58    6.99       1.07   63.66    0.95
EGFC  Eagle Financial Corp. of CT             6.87     5.36    0.08    1.08    0.48       0.44    6.15       0.52   94.68    0.86
ETFS  East Texas Fin. Serv. of TX            18.16    18.16    0.31    1.65    1.64       0.63    3.40       0.17  141.97    0.50
EMLD  Emerald Financial Corp of OH            7.58     7.46    0.73    9.44    4.26       0.90   11.66       0.24  116.43    0.36
EIRE  Emerald Island Bancorp, MA*             7.07     7.07    0.85   12.37    5.96       0.89   12.94       0.17  416.26    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.00       1.09    3.12       0.06  312.50    0.46
EFBI  Enterprise Fed. Bancorp of OH          12.33    12.31    0.70    5.12    3.18       0.79    5.74        NA      NA     0.28
EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    5.03       0.74   14.50       0.49   36.72    0.26
FCBF  FCB Fin. Corp. of Neenah WI            17.50    17.50    0.92    5.20    2.22       1.09    6.16       0.15  412.16    0.82
FFBS  FFBS Bancorp of Columbus MS            19.23    19.23    1.16    5.96    4.29       1.47    7.53       0.37  118.76    0.62
FFDF  FFD Financial Corp. of OH              24.40    24.40    1.68    6.68    5.19       0.94    3.75       0.07  421.88    0.48
FFLC  FFLC Bancorp of Leesburg FL            13.48    13.48    0.70    4.58    2.99       1.01    6.60       0.18  226.46    0.52
FFFC  FFVA Financial Corp. of VA             13.18    12.90    1.11    7.86    3.94       1.34    9.52       0.18  318.63    0.98
FFWC  FFW Corporation of Wabash IN            9.52     8.58    0.84    8.39    6.00       1.05   10.48       0.16  203.56    0.50
FFYF  FFY Financial Corp. of OH              13.72    13.72    0.90    5.86    4.45       1.27    8.31       0.66   72.24    0.63
FMCO  FMS Financial Corp. of NJ               6.56     6.44    0.69   10.76    5.47       1.02   15.79       1.06   48.50    0.92
FFHH  FSF Financial Corp. of MN              11.35    11.35    0.66    5.22    3.80       0.84    6.63       0.03  636.64    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.06    10.55    0.68    5.85    3.84       0.97    8.33       0.45   91.97    0.88
FBCI  Fidelity Bancorp of Chicago IL         10.38    10.36    0.55    5.34    3.80       0.78    7.48       0.80   21.76    0.22
FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.35    4.55       0.81   11.71       0.43  115.46    1.01
FFFL  Fidelity FSB, MHC of FL (47.7)          8.38     8.31    0.38    4.15    1.59       0.60    6.56       0.34   62.82    0.29
FFED  Fidelity Fed. Bancorp of IN             5.39     5.39    0.05    0.95    0.48       0.30    5.90       0.14  519.24    0.87
FFOH  Fidelity Financial of OH               12.94    11.42    0.70    4.68    3.29       1.02    6.89       0.08  381.04    0.37
FIBC  Financial Bancorp, Inc. of NY           9.36     9.31    0.56    5.74    3.78       1.00   10.23       1.81   26.91    0.89
FBSI  First Bancshares of MO                 13.54    13.52    0.91    6.15    5.14       1.10    7.44       0.56   52.51    0.36
FBBC  First Bell Bancorp of PA                9.83     9.83    1.07    7.64    6.17       1.24    8.87       0.09  116.26    0.13
FBER  First Bergen Bancorp of NJ             14.19    14.19    0.44    2.73    2.17       0.77    4.74       0.83  129.82    2.50
SKBO  First Carnegie,MHC of PA(45.0)         16.45    16.45    0.52    4.42    1.74       0.52    4.42        NA      NA     0.68
FSTC  First Citizens Corp of GA               9.13     6.85    1.12   11.27    4.08       1.11   11.11        NA      NA     1.47
FCME  First Coastal Corp. of ME*              9.23     9.23    4.21     NM    30.26       4.08     NM        2.01   85.72    2.52
FFBA  First Colorado Bancorp of Co           12.89    12.72    0.86    6.07    3.83       0.85    5.99       0.20  141.52    0.39
FDEF  First Defiance Fin.Corp. of OH         21.33    21.33    0.75    3.37    2.86       1.02    4.57       0.45   99.07    0.59
FESX  First Essex Bancorp of MA*              6.97     6.06    0.96   13.04    6.81       0.84   11.36        NA      NA     1.43
FFES  First FS&LA of E. Hartford CT           6.43     6.43    0.42    6.80    4.34       0.70   11.19       0.37   71.33    1.42
FFSX  First FS&LA. MHC of IA (46.1)           8.29     8.23    0.43    5.21    2.10       0.73    8.99       0.11  342.10    0.52
BDJI  First Fed. Bancorp. of MN              10.87    10.87    0.30    2.56    1.98       0.63    5.44       0.27  137.04    0.76
FFBH  First Fed. Bancshares of AR            14.97    14.97    0.77    4.84    3.75       1.06    6.63       0.19  119.50    0.30
FTFC  First Fed. Capital Corp. of WI          6.35     5.96    0.74   11.27    4.37       0.86   13.20       0.13  403.99    0.64
FFKY  First Fed. Fin. Corp. of KY            13.69    12.88    1.30    9.45    5.01       1.55   11.28       0.46   99.48    0.52
FFBZ  First Federal Bancorp of OH             7.55     7.54    0.73    9.58    4.49       1.02   13.38       0.53  163.59    1.01
FFCH  First Fin. Holdings Inc. of SC          6.11     6.11    0.57    9.30    3.74       0.84   13.65       1.66   41.99    0.84
FFBI  First Financial Bancorp of IL           8.66     8.66   -0.38   -4.73   -4.25       0.42    5.23       0.41  142.00    0.91
FFHC  First Financial Corp. of WI(8)          7.12     6.94    0.95   13.30    4.24       1.29   18.00       0.26  146.20    0.63
FFHS  First Franklin Corp. of OH              9.02     8.96    0.19    2.14    1.58       0.65    7.20       0.52   82.31    0.62
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    3.82       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.66     6.55    0.89   13.61    7.05       1.16   17.76       0.64  114.23    1.39
FFSL  First Independence Corp. of KS         10.43    10.43    0.43    3.84    3.21       0.69    6.12       0.87   69.37    0.91
FISB  First Indiana Corp. of IN               9.56     9.44    0.83    8.86    4.63       1.01   10.83        NA      NA     1.70
FKFS  First Keystone Fin. Corp of PA          7.31     7.31    0.54    7.21    4.12       0.77   10.30       1.60   30.58    0.84
FLKY  First Lancaster Bncshrs of KY          32.95    32.95    1.13    3.29    2.94       1.38    3.99       1.93   15.10    0.33
FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    5.53       0.72    9.91       0.81  110.00    1.29
CASH  First Midwest Fin. Corp. of IA         11.39    10.09    0.74    6.46    4.82       0.94    8.21       0.85   75.48    0.93
FMBD  First Mutual Bancorp of IL             12.85     9.73    0.10    0.57    0.50       0.31    1.84       0.19  182.28    0.46
FMSB  First Mutual SB of Bellevue WA*         6.82     6.82    1.02   15.34    5.52       1.00   14.95       0.01     NA     1.27
FNGB  First Northern Cap. Corp of WI         11.27    11.27    0.64    5.50    3.42       0.91    7.88       0.08  574.86    0.53
FFPB  First Palm Beach Bancorp of FL          6.57     6.41   -0.03   -0.42   -0.23       0.03    0.37       0.73   55.75    0.60




                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-

                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA           29.48  151.57   12.59  151.57   21.69         0.60    3.18     NM
EGFC  Eagle Financial Corp. of CT               NM   178.25   12.24  228.33     NM          1.00    2.55     NM
ETFS  East Texas Fin. Serv. of TX               NM   103.91   18.87  103.91   29.64         0.20    0.96   58.82
EMLD  Emerald Financial Corp of OH            23.46  210.88   15.98  214.21   19.00         0.24    1.26   29.63
EIRE  Emerald Island Bancorp, MA*             16.78  190.87   13.50  190.87   16.04         0.28    1.10   18.42
EFBC  Empire Federal Bancorp of MT              NM   118.56   41.37  118.56     NM          0.30    1.71     NM
EFBI  Enterprise Fed. Bancorp of OH             NM   161.54   19.91  161.75   27.99         1.00    3.88     NM
EQSB  Equitable FSB of Wheaton MD             19.89  169.57    8.55  169.57   12.46         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI               NM   231.76   40.55  231.76     NM          0.80    2.96     NM
FFBS  FFBS Bancorp of Columbus MS             23.28  136.97   26.34  136.97   18.43         0.50    2.26   52.63
FFDF  FFD Financial Corp. of OH               19.26  127.85   31.20  127.85     NM          0.30    1.59   30.61
FFLC  FFLC Bancorp of Leesburg FL               NM   157.63   21.25  157.63   23.21         0.48    1.34   44.86
FFFC  FFVA Financial Corp. of VA              25.38  205.65   27.10  210.03   20.94         0.48    1.43   36.36
FFWC  FFW Corporation of Wabash IN            16.67  130.65   12.44  145.03   13.35         0.72    2.29   38.10
FFYF  FFY Financial Corp. of OH               22.48  145.44   19.95  145.44   15.85         0.70    2.41   54.26
FMCO  FMS Financial Corp. of NJ               18.27  187.01   12.26  190.38   12.45         0.28    0.98   17.95
FFHH  FSF Financial Corp. of MN               26.28  144.77   16.44  144.77   20.71         0.50    2.44   64.10
FOBC  Fed One Bancorp of Wheeling WV          26.01  154.84   17.13  162.36   18.26         0.62    2.41   62.63
FBCI  Fidelity Bancorp of Chicago IL          26.32  137.21   14.25  137.51   18.80         0.32    1.28   33.68
FSBI  Fidelity Bancorp, Inc. of PA            21.99  150.03   10.13  150.03   13.81         0.36    1.52   33.33
FFFL  Fidelity FSB, MHC of FL (47.7)            NM   254.85   21.34  256.72     NM          0.90    2.86     NM
FFED  Fidelity Fed. Bancorp of IN               NM   199.42   10.75  199.42     NM          0.40    3.86     NM
FFOH  Fidelity Financial of OH                  NM   127.36   16.48  144.32   20.67         0.28    1.81   54.90
FIBC  Financial Bancorp, Inc. of NY           26.44  149.84   14.02  150.52   14.84         0.40    1.74   45.98
FBSI  First Bancshares of MO                  19.47  123.99   16.79  124.17   16.10         0.20    0.80   15.50
FBBC  First Bell Bancorp of PA                16.22  159.46   15.67  159.46   13.98         0.40    2.33   37.74
FBER  First Bergen Bancorp of NJ                NM   129.92   18.44  129.92   26.52         0.20    1.14   52.63
SKBO  First Carnegie,MHC of PA(45.0)            NM   180.61   29.70  180.61     NM          0.30    1.58     NM
FSTC  First Citizens Corp of GA               24.48  218.33   19.94  290.98   24.83         0.44    1.24   30.34
FCME  First Coastal Corp. of ME*               3.30  143.67   13.26  143.67    3.41         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co            26.10  174.60   22.51  177.00   26.44         0.48    2.33   60.76
FDEF  First Defiance Fin.Corp. of OH            NM   119.77   25.55  119.77   25.82         0.32    2.03   71.11
FESX  First Essex Bancorp of MA*              14.67  167.85   11.71  193.31   16.84         0.48    2.48   36.36
FFES  First FS&LA of E. Hartford CT           23.03  148.12    9.52  148.12   14.00         0.60    1.71   39.47
FFSX  First FS&LA. MHC of IA (46.1)             NM   239.23   19.84  241.16   27.62         0.48    1.46   69.57
BDJI  First Fed. Bancorp. of MN                 NM   134.94   14.67  134.94   23.75         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR             26.69  132.15   19.78  132.15   19.48         0.24    1.11   29.63
FTFC  First Fed. Capital Corp. of WI          22.86  252.12   16.02  268.84   19.53         0.48    1.79   41.03
FFKY  First Fed. Fin. Corp. of KY             19.96  183.62   25.14  195.11   16.73         0.56    2.46   49.12
FFBZ  First Federal Bancorp of OH             22.30  203.11   15.32  203.32   15.95         0.24    1.22   27.27
FFCH  First Fin. Holdings Inc. of SC          26.75  238.62   14.58  238.62   18.21         0.72    1.88   50.35
FFBI  First Financial Bancorp of IL             NM   113.44    9.82  113.44   21.28         0.00    0.00     NM
FFHC  First Financial Corp. of WI(8)          23.58     NM    21.65     NM    17.42         0.60    1.70   40.00
FFHS  First Franklin Corp. of OH                NM   132.50   11.95  133.35   18.80         0.40    1.76     NM
FGHC  First Georgia Hold. Corp of GA          26.16  198.81   16.33  216.84     NM          0.05    0.60   15.63
FSPG  First Home Bancorp of NJ                14.18  180.93   12.05  183.94   10.86         0.40    1.72   24.39
FFSL  First Independence Corp. of KS            NM   126.03   13.15  126.03   19.49         0.25    1.71   53.19
FISB  First Indiana Corp. of IN               21.58  183.37   17.53  185.66   17.66         0.48    1.90   41.03
FKFS  First Keystone Fin. Corp of PA          24.26  171.56   12.54  171.56   16.97         0.20    0.61   14.81
FLKY  First Lancaster Bncshrs of KY             NM   108.77   35.84  108.77   28.07         0.50    3.13     NM
FLFC  First Liberty Fin. Corp. of GA          18.08  194.07   14.31  215.24   22.10         0.40    1.68   30.30
CASH  First Midwest Fin. Corp. of IA          20.75  132.84   15.13  149.93   16.34         0.36    1.73   36.00
FMBD  First Mutual Bancorp of IL                NM   130.72   16.79  172.56     NM          0.32    1.60     NM
FMSB  First Mutual SB of Bellevue WA*         18.11  258.94   17.67  258.94   18.59         0.20    0.71   12.82
FNGB  First Northern Cap. Corp of WI          29.25  158.30   17.84  158.30   20.43         0.32    2.49   72.73
FFPB  First Palm Beach Bancorp of FL            NM   180.38   11.85  184.88     NM          0.60    1.53     NM


 RP FINANCIAL, LC.
 -----------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia 22209
 (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997


                                                              Key Financial Ratios                           Asset Quality Ratios
                                             ----------------------------------------------------------    -----------------------
                                                      Tang.
                                                                 Reported Earnings       Core Earnings
                                             Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
 Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
 ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                                (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

 NASDAQ Listed OTC Companies (continued)
 ---------------------------------------
 FSLA  First SB SLA MHC of NJ (47.5)           9.42     8.40    0.58    6.17    1.63       0.91    9.77       0.68   83.02    1.06
 SOPN  First SB, SSB, Moore Co. of NC         22.83    22.83    1.44    5.83    4.42       1.73    6.99       0.08  241.60    0.31
 FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.63       1.00    5.90       0.30  215.39    0.97
 SHEN  First Shenango Bancorp of PA           10.95    10.95    0.89    7.85    5.27       1.15   10.16        NA      NA      NA
 FSFC  First So.east Fin. Corp. of SC(8)      10.06    10.06    0.70    6.85    3.26       1.05   10.34       0.06  655.50    0.50
 FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    3.30       0.57    3.14       2.07   31.12    0.78
 FFDB  FirstFed Bancorp of AL                  9.42     8.58    0.62    6.31    4.18       0.94    9.63       0.84   49.36    0.59
 FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.62       1.11    4.20       0.44   61.30    0.49
 FLAG  Flag Financial Corp of GA               9.58     9.58   -0.03   -0.29   -0.17       0.15    1.65       4.27   47.62    2.91
 FLGS  Flagstar Bancorp, Inc of MI             5.46     5.46    0.00    0.00    0.00       0.00    0.00       3.41    8.26    0.32
 FFIC  Flushing Fin. Corp. of NY*             15.47    15.47    0.93    5.55    4.16       0.97    5.78       0.29  223.21    1.15
 FBHC  Fort Bend Holding Corp. of TX           6.03     5.62    0.19    3.18    1.72       0.45    7.40       0.37  141.08    1.03
 FTSB  Fort Thomas Fin. Corp. of KY           16.04    16.04    0.54    2.94    2.40       0.81    4.45       1.48   32.73    0.54
 FKKY  Frankfort First Bancorp of KY          16.92    16.92   -0.28   -1.14   -1.06       0.56    2.28       0.09   86.21    0.08
 FTNB  Fulton Bancorp of MO                   25.11    25.11    0.89    4.03    2.16       1.07    4.83       0.81  112.62    1.03
 GFSB  GFS Bancorp of Grinnell IA             11.44    11.44    1.00    8.59    5.29       1.22   10.55       1.00   70.07    0.82
 GUPB  GFSB Bancorp of Gallup NM              14.87    14.87    0.76    4.35    3.57       0.96    5.50       0.15  247.45    0.65
 GSLA  GS Financial Corp. of LA               45.63    45.63    1.08    3.63    1.92       1.08    3.63       0.11  293.18    0.84
 GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.23       0.86    3.19        NA      NA      NA
 GWBC  Gateway Bancorp of KY(8)               27.04    27.04    0.83    3.23    2.77       1.15    4.47       0.90   14.14    0.38
 GBCI  Glacier Bancorp of MT                   9.74     9.48    1.44   15.09    5.30       1.61   16.87       0.27  229.89    0.85
 GFCO  Glenway Financial Corp. of OH           9.49     9.36    0.43    4.51    3.50       0.72    7.57       0.31   91.62    0.34
 GTPS  Great American Bancorp of IL           21.43    21.43    0.26    1.09    1.00       0.32    1.37       0.23  140.69    0.44
 GTFN  Great Financial Corp. of KY(8)          9.23     8.84    0.75    7.86    3.59       0.72    7.51       3.11   16.32    0.74
 GSBC  Great Southern Bancorp of MO            8.53     8.53    1.38   14.76    5.23       1.56   16.69       1.91  114.73    2.59
 GDVS  Greater DV SB,MHC of PA (19.9)*        11.57    11.57    0.32    2.71    0.78       0.58    4.95       2.79   43.15    1.93
 GSFC  Green Street Fin. Corp. of NC          36.26    36.26    1.37    3.84    3.01       1.66    4.66       0.16   83.63    0.18
 GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.79    13.79    0.61    4.30    1.50       0.92    6.51       0.74  148.40    1.36
 HCBB  HCB Bancshares of AR                   18.84    18.13    0.13    0.92    0.65       0.14    1.02       0.43  173.49    1.49
 HEMT  HF Bancorp of Hemet CA                  8.23     6.76   -0.43   -5.13   -4.00      -1.75  -20.84       1.84   26.39    0.98
 HFFC  HF Financial Corp. of SD                9.43     9.43    0.66    7.12    4.73       0.89    9.66       0.33  244.25    1.01
 HFNC  HFNC Financial Corp. of NC             18.04    18.04    0.87    3.47    2.80       1.19    4.76       0.88   97.22    1.14
 HMNF  HMN Financial, Inc. of MN              14.43    14.43    0.71    4.79    3.82       0.88    5.96       0.08  531.97    0.71
 HALL  Hallmark Capital Corp. of WI            7.24     7.24    0.48    6.83    4.59       0.61    8.62       0.12  366.09    0.67
 HARB  Harbor FSB, MHC of FL (46.6)(8)         8.39     8.11    0.95   11.52    3.15       1.23   14.84       0.46  222.68    1.37
 HRBF  Harbor Federal Bancorp of MD           12.90    12.90    0.46    3.52    2.67       0.71    5.46       0.05  379.63    0.28
 HFSA  Hardin Bancorp of Hardin MO            12.48    12.48    0.52    3.53    3.11       0.79    5.41       0.09  179.21    0.32
 HARL  Harleysville SA of PA                   6.53     6.53    0.75   11.71    5.21       1.03   16.04       0.03     NA     0.77
 HFGI  Harrington Fin. Group of IN             5.59     5.59    0.39    8.22    4.52       0.33    6.87       0.25   18.93    0.23
 HARS  Harris SB, MHC of PA (24.3)             8.01     7.01    0.49    5.78    1.40       0.62    7.24       0.65   64.15    0.97
 HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.24       1.36    5.01       0.47   59.81    0.38
 HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.77       0.58    4.07       0.11  117.00    0.26
 HAVN  Haven Bancorp of Woodhaven NY           5.95     5.93    0.56    9.27    4.83       0.83   13.79       0.74   86.28    1.15
 HTHR  Hawthorne Fin. Corp. of CA              4.60     4.60    0.23    5.32    3.28       0.51   11.47       7.17   19.99    1.67
 HMLK  Hemlock Fed. Fin. Corp. of IL          18.77    18.77    0.13    0.98    0.57       0.73    5.40        NA      NA     1.30
 HBNK  Highland Federal Bank of CA             7.47     7.47    0.46    6.25    3.07       0.68    9.17       2.52   63.92    2.00
 HIFS  Hingham Inst. for Sav. of MA*           9.35     9.35    1.21   12.60    6.64       1.21   12.60       0.41  165.13    0.89
 HBEI  Home Bancorp of Elgin IL               26.70    26.70    0.49    1.99    1.39       0.85    3.42       0.41   69.84    0.36
 HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    2.94       0.89    6.27       0.05  835.54    0.51
 HBBI  Home Building Bancorp of IN            12.82    12.82    0.20    1.59    1.22       0.52    4.05       0.38   47.98    0.29
 HCFC  Home City Fin. Corp. of OH             20.41    20.41    0.91    5.48    3.81       1.19    7.18       0.59  106.97    0.79
 HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    5.86       1.22   14.72       0.46  117.33    0.62
 HWEN  Home Financial Bancorp of IN           16.93    16.93    0.64    3.78    3.22       0.80    4.76       1.76   30.84    0.67
 HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    6.99       1.66   15.69       0.08     NA     1.56
 HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.37       0.43    6.83       3.35   14.24    0.59
 HZFS  Horizon Fin'l. Services of IA           9.79     9.79    0.36    3.35    2.71       0.57    5.36        NA      NA      NA


                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-

 Financial Institution                          Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
 ---------------------                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                               ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
 NASDAQ Listed OTC Companies (continued)
 ---------------------------------------
 FSLA  First SB SLA MHC of NJ (47.5)               NM      NM    34.23     NM      NM          0.44    0.99   61.11
 SOPN  First SB, SSB, Moore Co. of NC            22.64  131.43   30.01  131.43   18.90         0.88    3.67     NM
 FWWB  First Savings Bancorp of WA*              27.53  173.39   25.58  188.46   29.17         0.28    1.14   31.46
 SHEN  First Shenango Bancorp of PA              18.97  148.07   16.22  148.07   14.66         0.60    1.86   35.29
 FSFC  First So.east Fin. Corp. of SC(8)           NM   203.38   20.46  203.38   20.31         0.24    1.48   45.28
 FBNW  FirstBank Corp of Clarkston WA              NM   116.93   21.09  116.93     NM          0.28    1.71   51.85
 FFDB  FirstFed Bancorp of AL                    23.95  157.11   14.79  172.35   15.69         0.50    2.20   52.63
 FSPT  FirstSpartan Fin. Corp. of SC               NM   137.97   36.32  137.97     NM          0.60    1.57   60.00
 FLAG  Flag Financial Corp of GA                   NM   166.38   15.94  166.38     NM          0.34    1.96     NM
 FLGS  Flagstar Bancorp, Inc of MI                 NM      NM    19.57     NM      NM          0.00    0.00     NM
 FFIC  Flushing Fin. Corp. of NY*                24.05  134.11   20.75  134.11   23.06         0.24    1.07   25.81
 FBHC  Fort Bend Holding Corp. of TX               NM   185.03   11.16  198.71   25.00         0.20    0.93   54.05
 FTSB  Fort Thomas Fin. Corp. of KY                NM   132.21   21.21  132.21   27.50         0.25    1.82     NM
 FKKY  Frankfort First Bancorp of KY               NM   152.28   25.76  152.28     NM          0.36    3.47     NM
 FTNB  Fulton Bancorp of MO                        NM   160.79   40.38  160.79     NM          0.20    0.85   39.22
 GFSB  GFS Bancorp of Grinnell IA                18.89  155.91   17.84  155.91   15.39         0.26    1.56   29.55
 GUPB  GFSB Bancorp of Gallup NM                 28.00  127.05   18.89  127.05   22.12         0.40    1.81   50.63
 GSLA  GS Financial Corp. of LA                    NM   108.50   49.51  108.50     NM          0.28    1.58     NM
 GOSB  GSB Financial Corp. of NY                   NM   116.98   31.66  116.98     NM          0.00    0.00    0.00
 GWBC  Gateway Bancorp of KY(8)                    NM   116.90   31.61  116.90   26.04         0.40    2.13     NM
 GBCI  Glacier Bancorp of MT                     18.86  255.54   24.90  262.66   16.87         0.48    2.31   43.64
 GFCO  Glenway Financial Corp. of OH             28.54  126.62   12.01  128.34   16.99         0.80    2.64     NM
 GTPS  Great American Bancorp of IL                NM   113.91   24.41  113.91     NM          0.40    2.11     NM
 GTFN  Great Financial Corp. of KY(8)            27.85  216.22   19.97  225.76   29.14         0.60    1.36   37.97
 GSBC  Great Southern Bancorp of MO              19.13  295.30   25.19  295.30   16.92         0.44    2.00   38.26
 GDVS  Greater DV SB,MHC of PA (19.9)*             NM      NM    39.32     NM      NM          0.36    1.23     NM
 GSFC  Green Street Fin. Corp. of NC               NM   126.41   45.84  126.41   27.38         0.44    2.36     NM
 GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           NM   279.77   38.57  279.77     NM          0.44    1.79     NM
 HCBB  HCB Bancshares of AR                        NM    96.36   18.15  100.15     NM          0.00    0.00    0.00
 HEMT  HF Bancorp of Hemet CA                      NM   127.91   10.53  155.81     NM          0.00    0.00     NM
 HFFC  HF Financial Corp. of SD                  21.14  146.23   13.79  146.23   15.57         0.42    1.62   34.15
 HFNC  HFNC Financial Corp. of NC                  NM   164.03   29.59  164.03   26.05         0.28    1.82   65.12
 HMNF  HMN Financial, Inc. of MN                 26.19  126.78   18.29  126.78   21.04         0.00    0.00    0.00
 HALL  Hallmark Capital Corp. of WI              21.80  141.05   10.21  141.05   17.26         0.00    0.00    0.00
 HARB  Harbor FSB, MHC of FL (46.6)(8)             NM      NM    28.93     NM    24.62         1.40    2.15   68.29
 HRBF  Harbor Federal Bancorp of MD                NM   131.98   17.02  131.98   24.17         0.48    2.21     NM
 HFSA  Hardin Bancorp of Hardin MO                 NM   118.67   14.81  118.67   20.92         0.48    2.58     NM
 HARL  Harleysville SA of PA                     19.18  210.37   13.74  210.37   14.00         0.40    1.43   27.40
 HFGI  Harrington Fin. Group of IN               22.13  176.01    9.84  176.01   26.47         0.12    0.89   19.67
 HARS  Harris SB, MHC of PA (24.3)                 NM      NM    30.88     NM      NM          0.58    1.03   73.42
 HFFB  Harrodsburg 1st Fin Bcrp of KY              NM   117.32   31.60  117.32   23.29         0.40    2.35   72.73
 HHFC  Harvest Home Fin. Corp. of OH               NM   114.54   14.31  114.54   26.00         0.44    3.38     NM
 HAVN  Haven Bancorp of Woodhaven NY             20.69  178.72   10.63  179.31   13.91         0.60    1.39   28.71
 HTHR  Hawthorne Fin. Corp. of CA                  NM   149.20    6.86  149.20   14.13         0.00    0.00    0.00
 HMLK  Hemlock Fed. Fin. Corp. of IL               NM   117.61   22.08  117.61     NM          0.24    1.37     NM
 HBNK  Highland Federal Bank of CA                 NM   190.67   14.25  190.67   22.16         0.00    0.00    0.00
 HIFS  Hingham Inst. for Sav. of MA*             15.05  179.26   16.77  179.26   15.05         0.48    1.71   25.81
 HBEI  Home Bancorp of Elgin IL                    NM   131.10   35.00  131.10     NM          0.40    2.22     NM
 HBFW  Home Bancorp of Fort Wayne IN               NM   139.05   18.47  139.05   21.30         0.20    0.82   27.78
 HBBI  Home Building Bancorp of IN                 NM   128.31   16.44  128.31     NM          0.30    1.26     NM
 HCFC  Home City Fin. Corp. of OH                26.23  106.67   21.77  106.67   20.00         0.32    2.00   52.46
 HOMF  Home Fed Bancorp of Seymour IN            17.08  202.35   17.16  208.71   14.68         0.50    1.45   24.75
 HWEN  Home Financial Bancorp of IN                NM   109.41   18.52  109.41   24.63         0.20    1.19   37.04
 HPBC  Home Port Bancorp, Inc. of MA*            14.31  216.15   22.82  216.15   14.40         0.80    3.25   46.51
 HMCI  Homecorp, Inc. of Rockford IL               NM   154.18   10.08  154.18   23.24         0.00    0.00    0.00
 HZFS  Horizon Fin'l. Services of IA               NM   121.52   11.89  121.52   23.08         0.32    1.33   49.23


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                       Exhibit IV-1 (continued)
                 Weekly Thrift Market Line - Part Two
                     Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------  -
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    6.69       1.54    9.80        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ              17.41    17.41    0.49    2.68    1.82       0.86    4.71       0.08  171.10    0.52
ISBF  ISB Financial Corp. of LA              12.19    10.33    0.69    4.59    3.05       0.93    6.20        NA      NA     0.80
ITLA  Imperial Thrift & Loan of CA*          10.99    10.94    1.47   12.75    7.03       1.47   12.75       1.47   84.20    1.50
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    1.95       0.33    4.98       2.02    9.82    0.32
INCB  Indiana Comm. Bank, SB of IN           12.17    12.17    0.19    1.55    1.27       0.54    4.31       0.13  541.46    0.90
INBI  Industrial Bancorp of OH               17.70    17.70    0.73    3.88    2.59       1.42    7.59       0.25  193.84    0.54
IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.64       1.18   17.52       0.64   73.79    0.78
IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.44    6.59       0.95   16.06       0.84   97.31    1.09
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    4.80       1.34    8.46       0.78   67.63    0.70
JXSB  Jcksnville SB,MHC of IL (45.6)         10.50    10.50    0.30    2.72    1.33       0.66    5.97       0.66   72.96    0.61
JSBA  Jefferson Svgs Bancorp of MO            8.20     6.24    0.30    3.91    1.74       0.70    9.25       0.46  140.15    0.84
JOAC  Joachim Bancorp of MO                  28.17    28.17    0.47    1.59    1.48       0.77    2.62       0.20  109.86    0.32
KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    4.32       1.25    8.89        NA      NA      NA
KSBK  KSB Bancorp of Kingfield ME(8)*         7.18     6.79    0.97   13.74    8.08       0.99   13.99       1.78   43.20    1.03
KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.38       1.23    5.54       0.08  213.23    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.85     8.85    0.77    8.34    5.59       0.68    7.35       1.17   63.71    0.84
LVSB  Lakeview SB of Paterson NJ              9.51     7.61    1.37   13.74    5.70       0.94    9.49       0.98   66.74    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.89    5.95    4.48       1.05    7.01       0.31  123.70    0.57
LARL  Laurel Capital Group of PA             10.03    10.03    1.14   10.88    6.19       1.43   13.72       0.43  212.35    1.31
LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90    9.33       1.73   20.60       0.30  328.94    2.29
LFED  Leeds FSB, MHC of MD (36.3)            16.29    16.29    0.84    5.20    2.06       1.18    7.27       0.03  609.09    0.31
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.24       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA             10.55    10.25    0.71    6.60    4.09       0.87    8.03       0.39  166.43    1.48
LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.63       0.48    3.41       1.04   33.93    0.82
LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    4.63       1.52    7.31       0.61   44.88    0.38
LONF  London Financial Corp. of OH           19.66    19.66    0.66    3.18    2.34       1.00    4.83       0.80   61.11    0.63
LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.34       0.71    7.63       1.03   55.02    0.92
MAFB  MAF Bancorp of IL                       7.78     6.80    0.88   11.34    5.54       1.16   14.98       0.45  120.51    0.71
MBLF  MBLA Financial Corp. of MO             12.15    12.15    0.67    5.10    4.27       0.85    6.52       0.25  109.19    0.50
MFBC  MFB Corp. of Mishawaka IN              13.65    13.65    0.57    3.66    3.41       0.86    5.52       0.08  177.07    0.19
MLBC  ML Bancorp of Villanova PA(8)           6.93     6.81    0.74   10.25    4.54       0.67    9.28       0.46  163.34    1.71
MSBF  MSB Financial Corp. of MI              16.99    16.99    1.19    6.43    3.61       1.47    7.91       0.66   61.34    0.44
MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    4.30       1.53   15.70       2.92   26.42    1.11
MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    4.91       1.67    7.28       0.81  144.01    1.35
MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.05       0.84    3.14       0.75   12.24    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.75       0.73    4.66        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.28    0.61    7.41    4.59       0.89   10.72       0.47   85.38    0.46
MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    6.00       1.04   10.24       0.16  149.80    0.87
MFLR  Mayflower Co-Op. Bank of MA*            9.68     9.52    1.03   10.64    6.11       0.97   10.03       0.96   92.14    1.52
MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.46   10.67       1.92   19.46       0.91     NA      NA
MDBK  Medford Bank of Medford, MA*            8.99     8.38    1.08   12.07    6.69       1.01   11.29       0.27  219.01    1.12
MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.00       1.05   13.56        NA      NA      NA
MWBX  MetroWest Bank of MA*                   7.44     7.44    1.38   18.37    6.82       1.38   18.37        NA      NA     1.55
MCBS  Mid Continent Bancshares of KS(8)       9.39     9.39    1.02    9.79    4.51       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.34     9.34    1.00   10.76    6.69       1.40   15.15       0.02     NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.43    4.92    3.78       0.67    7.71       0.73   70.32    0.62
MWBI  Midwest Bancshares, Inc. of IA          6.91     6.91    0.45    6.61    4.21       0.75   10.99       0.77   63.17    0.81
MWFD  Midwest Fed. Fin. Corp of WI            8.81     8.50    1.43   16.39    6.75       1.09   12.55       0.12  658.13    1.05
MFFC  Milton Fed. Fin. Corp. of OH           13.12    13.12    0.49    3.07    2.54       0.68    4.25       0.32   86.42    0.46
MIVI  Miss. View Hold. Co. of MN             18.87    18.87    0.69    3.74    3.15       1.03    5.57       0.33  370.39    1.91
MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    2.84       1.64    3.81       2.03   26.19    0.62
MBBC  Monterey Bay Bancorp of CA             11.33    10.45    0.25    2.04    1.51       0.47    3.87       0.33  111.47    0.60
MONT  Montgomery Fin. Corp. of IN            18.74    18.74    0.60    4.17    2.72       0.60    4.17       0.59   29.46    0.21
MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.33       0.04    0.75       0.05  650.66    0.64
NHTB  NH Thrift Bancshares of NH              7.65     6.52    0.39    5.25    2.72       0.58    7.77       0.70  125.20    1.05


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      ----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRZB  Horizon Financial Corp. of WA*            14.95  146.65   22.88  146.65   15.24         0.44    2.75   41.12
IBSF  IBS Financial Corp. of NJ                   NM   156.34   27.21  156.34     NM          0.40    2.21     NM
ISBF  ISB Financial Corp. of LA                   NM   152.29   18.56  179.59   24.28         0.50    1.98   64.94
ITLA  Imperial Thrift & Loan of CA*             14.22  172.99   19.00  173.72   14.22         0.00    0.00    0.00
IFSB  Independence FSB of DC                      NM   111.14    7.25  126.77   22.53         0.22    1.48     NM
INCB  Indiana Comm. Bank, SB of IN                NM   121.26   14.76  121.26   28.30         0.36    2.40     NM
INBI  Industrial Bancorp of OH                    NM   149.66   26.49  149.66   19.72         0.56    3.15     NM
IWBK  Interwest SB of Oak Harbor WA             21.57  253.88   17.21  259.59   15.89         0.64    1.63   35.16
IPSW  Ipswich SB of Ipswich MA*                 15.18  280.22   16.01  280.22   19.32         0.12    0.94   14.29
JXVL  Jacksonville Bancorp of TX                20.83  138.38   20.64  138.38   15.89         0.50    2.67   55.56
JXSB  Jcksnville SB,MHC of IL (45.6)              NM   201.04   21.10  201.04     NM          0.40    1.48     NM
JSBA  Jefferson Svgs Bancorp of MO                NM   187.15   15.34  245.67   24.39         0.40    1.01   57.97
JOAC  Joachim Bancorp of MO                       NM   113.72   32.03  113.72     NM          0.50    3.23     NM
KSAV  KS Bancorp of Kenly NC                    23.15  154.13   20.85  154.23   17.86         0.60    2.40   55.56
KSBK  KSB Bancorp of Kingfield ME(8)*           12.38  158.04   11.35  167.13   12.15         0.08    0.60    7.41
KFBI  Klamath First Bancorp of OR                 NM   162.82   31.82  162.82   27.86         0.32    1.38   58.18
LSBI  LSB Fin. Corp. of Lafayette IN            17.88  146.42   12.96  146.42   20.30         0.34    1.26   22.52
LVSB  Lakeview SB of Paterson NJ                17.53  244.92   23.30     NM    25.39         0.13    0.53    9.35
LARK  Landmark Bancshares of KS                 22.35  137.38   18.94  137.38   18.98         0.40    1.58   35.40
LARL  Laurel Capital Group of PA                16.15  176.51   17.70  176.51   12.81         0.52    2.00   32.30
LSBX  Lawrence Savings Bank of MA*              10.71  201.34   17.50  201.34   10.87         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3)                 NM   243.90   39.73  243.90     NM          0.76    2.30     NM
LXMO  Lexington B&L Fin. Corp. of MO              NM   115.33   32.66  115.33   23.94         0.30    1.76   54.55
LIFB  Life Bancorp of Norfolk VA                24.45  154.89   16.34  159.39   20.07         0.48    1.94   47.52
LFBI  Little Falls Bancorp of NJ                  NM   122.33   16.24  132.46     NM          0.20    1.13   68.97
LOGN  Logansport Fin. Corp. of IN               21.62  126.28   24.25  126.28   16.67         0.40    2.50   54.05
LONF  London Financial Corp. of OH                NM   140.41   27.61  140.41   28.08         0.24    1.17   50.00
LISB  Long Island Bancorp, Inc of NY            29.94  194.50   17.49  196.45   25.82         0.60    1.39   41.67
MAFB  MAF Bancorp of IL                         18.04  197.68   15.38  226.24   13.66         0.28    0.84   15.22
MBLF  MBLA Financial Corp. of MO                23.42  118.29   14.37  118.29   18.31         0.40    1.54   36.04
MFBC  MFB Corp. of Mishawaka IN                 29.30  112.52   15.36  112.52   19.45         0.32    1.42   41.56
MLBC  ML Bancorp of Villanova PA(8)             22.05  220.47   15.27  224.36   24.35         0.40    1.43   31.50
MSBF  MSB Financial Corp. of MI                 27.69  177.17   30.10  177.17   22.50         0.28    1.56   43.08
MGNL  Magna Bancorp of MS(8)                    23.24     NM    31.88     NM    21.05         0.60    1.91   44.44
MARN  Marion Capital Holdings of IN             20.38  127.29   28.70  127.29   17.05         0.88    3.13   63.77
MRKF  Market Fin. Corp. of OH                     NM   105.47   36.91  105.47     NM          0.28    1.79     NM
MFCX  Marshalltown Fin. Corp. of IA(8)            NM   120.31   18.94  120.31   26.34         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD               21.77  156.35   13.10  158.34   15.05         0.84    1.78   38.71
MASB  MassBank Corp. of Reading MA*             16.67  168.89   17.97  168.89   17.57         0.96    2.11   35.16
MFLR  Mayflower Co-Op. Bank of MA*              16.37  166.42   16.11  169.27   17.37         0.68    2.99   48.92
MECH  Mechanics SB of Hartford CT*               9.37  162.50   16.63  162.50    9.37         0.00    0.00    0.00
MDBK  Medford Bank of Medford, MA*              14.95  172.41   15.50  185.04   15.99         0.72    1.97   29.39
MERI  Meritrust FSB of Thibodaux LA             25.00  205.41   16.85  205.41   16.05         0.70    1.41   35.18
MWBX  MetroWest Bank of MA*                     14.65  252.32   18.77  252.32   14.65         0.12    1.57   23.08
MCBS  Mid Continent Bancshares of KS(8)         22.19  211.84   19.89  211.84   19.58         0.40    0.96   21.39
MIFC  Mid Iowa Financial Corp. of IA            14.96  151.71   14.18  151.71   10.62         0.08    0.75   11.27
MCBN  Mid-Coast Bancorp of ME                   26.44  127.06   10.93  127.06   16.89         0.52    1.86   49.06
MWBI  Midwest Bancshares, Inc. of IA            23.76  147.82   10.21  147.82   14.29         0.60    1.40   33.15
MWFD  Midwest Fed. Fin. Corp of WI              14.80  236.40   20.84  245.14   19.34         0.34    1.28   18.99
MFFC  Milton Fed. Fin. Corp. of OH                NM   135.18   17.73  135.18   28.46         0.60    3.90     NM
MIVI  Miss. View Hold. Co. of MN                  NM   116.60   22.01  116.60   21.31         0.16    0.85   27.12
MBSP  Mitchell Bancorp of NC*                     NM   116.57   50.55  116.57   29.90         0.40    2.23     NM
MBBC  Monterey Bay Bancorp of CA                  NM   133.40   15.12  144.74     NM          0.12    0.62   41.38
MONT  Montgomery Fin. Corp. of IN                 NM   113.05   21.18  113.05     NM          0.22    1.66   61.11
MSBK  Mutual SB, FSB of Bay City MI               NM   141.21    8.58  141.21     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                  NM   168.68   12.91  198.11   24.84         0.50    2.52     NM


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.13       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    5.44       0.79    7.78       1.11  152.08    3.18
NASB  North American SB of MO                 7.68     7.42    1.26   17.18    8.20       1.19   16.18       3.11   27.16    0.98
NBSI  North Bancshares of Chicago IL         14.14    14.14    0.49    3.26    2.35       0.68    4.57        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    5.41       1.90    7.41       0.12  814.90    1.19
NBN   Northeast Bancorp of ME*                6.84     5.99    0.58    8.14    4.40       0.56    7.84       1.11   86.32    1.22
NEIB  Northeast Indiana Bncrp of IN          15.19    15.19    1.04    6.33    4.96       1.22    7.42       0.40  158.86    0.71
NWEQ  Northwest Equity Corp. of WI           11.45    11.45    0.78    6.47    5.03       0.98    8.16       1.26   38.04    0.59
NWSB  Northwest SB, MHC of PA (30.7)          9.49     8.94    0.69    7.05    1.93       0.98    9.96       0.72   90.87    0.88
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.53    6.68       1.11   14.29        NA      NA     1.54
NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    4.49       1.04    9.58       1.29  151.12    2.83
NTMG  Nutmeg FS&LA of CT                      5.56     5.56    0.26    4.60    2.81       0.35    6.28       1.19   40.69    0.55
OHSL  OHSL Financial Corp. of OH             11.03    11.03    0.61    5.29    4.11       0.85    7.42       0.14  161.25    0.31
OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.03    0.16    0.11       0.98    5.97       0.55   79.68    0.87
OCN   Ocwen Financial Corp. of FL             8.75     8.36    2.81   33.59    4.76       1.69   20.28       5.11   17.43    1.34
OTFC  Oregon Trail Fin. Corp of OR           24.02    24.02    1.07    4.44    3.66       1.07    4.44       0.10  257.62    0.41
PBHC  OswegoCity SB, MHC of NY (46.)*        11.73    11.73    1.07    9.44    4.42       0.96    8.46        NA      NA     0.67
OFCP  Ottawa Financial Corp. of MI            8.73     7.01    0.48    5.21    2.72       0.78    8.44       0.34  105.17    0.42
PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    0.99       0.46    4.09       1.73   60.66    1.46
PSFI  PS Financial of Chicago IL             38.70    38.70    1.94    4.74    3.96       1.96    4.81       0.79   28.66    0.51
PVFC  PVF Capital Corp. of OH                 7.04     7.04    1.04   15.23    7.38       1.33   19.49       1.24   57.99    0.78
PCCI  Pacific Crest Capital of CA*            7.08     7.08    1.04   13.28    6.68       0.97   12.44       1.06   88.91    1.68
PAMM  PacificAmerica Money Ctr of CA(8)*     22.42    22.42    5.63   41.65    6.87       5.63   41.65       4.97   27.75    2.34
PALM  Palfed, Inc. of Aiken SC(8)             8.24     8.24    0.10    1.29    0.51       0.61    7.54       2.12   51.22    1.32
PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    4.55       1.24    8.78       2.77   26.10    1.29
PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.59       1.21    5.81       0.25  115.74    0.73
PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.74    9.79    4.95       1.08   14.40       0.27  537.53    1.97
PEEK  Peekskill Fin. Corp. of NY             25.73    25.73    0.98    3.54    3.35       1.29    4.65       1.22   27.98    1.35
PFSB  PennFed Fin. Services of NJ             7.36     6.15    0.57    7.43    4.35       0.84   10.86       0.59   33.53    0.28
PWBC  PennFirst Bancorp of PA                 8.08     7.55    0.46    6.31    3.71       0.67    9.12       0.65   93.15    1.49
PWBK  Pennwood SB of PA*                     17.45    17.45    0.70    4.05    3.04       1.12    6.54       0.98   57.43    1.03
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    6.19       0.47    8.57       0.82   91.19    1.57
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    3.97       1.47    9.59       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (40.1)*         8.48     8.47    1.13   13.74    3.72       0.83   10.18       0.76  146.25    1.66
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)      16.89    15.48    1.34    7.53    2.39       1.14    6.39       0.73   55.92    0.67
PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.72       0.90    3.32        NA      NA     0.39
PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    5.61       1.29   15.88        NA      NA     1.55
PSFC  Peoples Sidney Fin. Corp of OH         24.92    24.92    0.61    4.54    1.75       0.92    6.81       0.84   45.79    0.44
PERM  Permanent Bancorp of IN                 9.16     9.03    0.34    3.64    2.78       0.62    6.57       1.09   45.43    0.99
PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.04       0.29    3.36       0.48  155.74    0.95
PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.78    6.37    2.05       1.05    8.60       0.12  502.32    0.87
PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    4.21       1.07    5.70       0.03  104.17    0.19
PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    3.47       0.79    6.00       1.60   32.18    0.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       6.36     6.36    0.60    9.75    3.76       0.84   13.54       0.15  308.72    1.12
PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.30       0.85    9.54       0.69  252.21    2.78
PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    2.27       0.54    6.49       4.29   25.19    1.45
PHSB  Ppls Home SB, MHC of PA (45.0)         11.73    11.73    0.43    3.71    1.87       0.65    5.56        NA      NA     1.40
PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.56       0.65    5.01       0.30   85.33    0.38
PETE  Primary Bank of NH(8)*                  6.93     6.92    0.61    9.35    4.70       0.73   11.09       0.82   75.47    1.08
PFNC  Progress Financial Corp. of PA          5.26     4.65    0.54   10.30    3.65       0.65   12.28       2.03   37.35    1.08
PSBK  Progressive Bank, Inc. of NY*           8.55     7.63    0.99   12.02    6.57       0.98   11.81       0.85  131.46    1.65
PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    1.90       0.28    1.95       2.24   39.62    1.01
PULB  Pulaski SB, MHC of MO (29.8)           13.05    13.05    0.80    6.20    2.17       1.06    8.20       0.64   41.41    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90    0.25    2.97    0.91       0.61    7.21       0.65   71.47    0.81
PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    4.57       1.08   13.86       0.69   65.20    1.93
QCFB  QCF Bancorp of Virginia MN             17.50    17.50    1.34    7.33    4.95       1.34    7.33       0.17  499.62    2.10


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
NSLB  NS&L Bancorp of Neosho MO                   NM   116.53   22.79  116.53     NM          0.50    2.60     NM
NMSB  Newmil Bancorp. of CT*                    18.38  151.15   14.84  151.15   19.23         0.24    1.92   35.29
NASB  North American SB of MO                   12.20  197.08   15.13  203.92   12.95         0.80    1.60   19.51
NBSI  North Bancshares of Chicago IL              NM   145.05   20.51  145.05     NM          0.48    1.88     NM
FFFD  North Central Bancshares of IA            18.50  127.41   28.88  127.41   15.99         0.25    1.32   24.51
NBN   Northeast Bancorp of ME*                  22.73  178.06   12.18  203.25   23.58         0.32    1.28   29.09
NEIB  Northeast Indiana Bncrp of IN             20.15  130.02   19.75  130.02   17.17         0.32    1.62   32.65
NWEQ  Northwest Equity Corp. of WI              19.89  132.38   15.15  132.38   15.77         0.52    2.97   59.09
NWSB  Northwest SB, MHC of PA (30.7)              NM      NM    33.53     NM      NM          0.32    1.07   55.17
NSSY  Norwalk Savings Society of CT*            14.98  175.63   14.15  182.16   13.13         0.40    1.10   16.53
NSSB  Norwich Financial Corp. of CT*            22.27  215.10   24.02  238.28   23.42         0.56    1.77   39.44
NTMG  Nutmeg FS&LA of CT                          NM   152.20    8.47  152.20   26.11         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH                24.33  128.48   14.17  128.48   17.36         0.88    3.23     NM
OCFC  Ocean Fin. Corp. of NJ                      NM   135.28   21.99  135.28   24.83         0.80    2.16     NM
OCN   Ocwen Financial Corp. of FL               21.03     NM    53.58     NM      NM          0.00    0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR              27.32  121.29   29.13  121.29   27.32         0.00    0.00    0.00
PBHC  OswegoCity SB, MHC of NY (46.)*           22.64  205.48   24.10  205.48   25.26         0.28    1.17   26.42
OFCP  Ottawa Financial Corp. of MI                NM   195.76   17.09  243.96   22.71         0.36    1.32   48.65
PFFB  PFF Bancorp of Pomona CA                    NM   145.55   15.02  147.08     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                25.27  120.67   46.70  120.67   24.92         0.32    1.81   45.71
PVFC  PVF Capital Corp. of OH                   13.55  188.42   13.27  188.42   10.58         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*              14.97  185.91   13.16  185.91   15.98         0.00    0.00    0.00
PAMM  PacificAmerica Money Ctr of CA(8)*        14.56     NM    89.62     NM    14.56         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC(8)                 NM   245.90   20.27  245.90     NM          0.12    0.47     NM
PBCI  Pamrapo Bancorp, Inc. of NJ               21.98  153.43   19.54  154.64   15.94         1.00    3.92     NM
PFED  Park Bancorp of Chicago IL                27.82  106.02   23.89  106.02   20.06         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA             20.20  187.93   14.25  189.33   13.73         0.52    1.87   37.68
PEEK  Peekskill Fin. Corp. of NY                29.82  115.57   29.73  115.57   22.67         0.36    2.12   63.16
PFSB  PennFed Fin. Services of NJ               22.99  162.96   11.99  194.84   15.73         0.28    0.85   19.58
PWBC  PennFirst Bancorp of PA                   26.98  136.66   11.04  146.17   18.68         0.36    2.12   57.14
PWBK  Pennwood SB of PA*                          NM   124.67   21.76  124.67   20.38         0.32    1.71   56.14
PBKB  People's SB of Brockton MA*               16.16  219.04   12.28  228.66   27.17         0.44    2.35   37.93
PFDC  Peoples Bancorp of Auburn IN              25.18  182.01   27.68  182.01   19.23         0.64    1.83   46.04
PBCT  Peoples Bank, MHC of CT (40.1)*           26.88     NM    29.03     NM      NM          0.76    2.03   54.68
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)           NM      NM    51.56     NM      NM          0.35    0.97   40.70
PFFC  Peoples Fin. Corp. of OH                  26.89   90.30   24.56   90.30   26.89         0.50    3.51     NM
PHBK  Peoples Heritage Fin Grp of ME*           17.82  266.52   20.57     NM    17.59         0.76    1.82   32.34
PSFC  Peoples Sidney Fin. Corp of OH              NM   126.74   31.59  126.74     NM          0.28    1.53     NM
PERM  Permanent Bancorp of IN                     NM   131.05   12.01  133.01   19.90         0.40    1.55   55.56
PMFI  Perpetual Midwest Fin. of IA                NM   133.33   11.38  133.33     NM          0.30    1.25     NM
PERT  Perpetual of SC, MHC (46.8)(8)              NM   283.16   33.48  283.16     NM          1.40    2.46     NM
PCBC  Perry Co. Fin. Corp. of MO                23.74  113.67   21.82  113.67   20.55         0.40    1.87   44.44
PHFC  Pittsburgh Home Fin. of PA                28.80  139.83   15.27  141.32   22.58         0.24    1.21   34.78
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         26.62  250.68   15.94  250.68   19.17         0.90    2.43   64.75
PTRS  Potters Financial Corp of OH              23.28  122.89   10.85  122.89   13.11         0.36    1.33   31.03
PKPS  Poughkeepsie Fin. Corp. of NY               NM   180.51   15.11  180.51   28.54         0.10    0.95   41.67
PHSB  Ppls Home SB, MHC of PA (45.0)              NM   198.25   23.25  198.25     NM          0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                      NM   111.27   12.38  111.27   22.13         0.12    0.65   25.53
PETE  Primary Bank of NH(8)*                    21.27  184.02   12.76  184.28   17.94         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA            27.40  259.09   13.63  293.21   22.98         0.11    0.77   21.15
PSBK  Progressive Bank, Inc. of NY*             15.22  177.94   15.22  199.32   15.49         0.68    1.94   29.57
PROV  Provident Fin. Holdings of CA               NM   118.02   16.39  118.02     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)                NM   279.34   36.45  279.34     NM          1.10    3.51     NM
PLSK  Pulaski SB, MHC of NJ (46.0)                NM   225.49   26.84  225.49     NM          0.30    1.30     NM
PULS  Pulse Bancorp of S. River NJ              21.88  192.59   15.50  192.59   14.58         0.70    2.67   58.33
QCFB  QCF Bancorp of Virginia MN                20.21  148.21   25.93  148.21   20.21         0.00    0.00    0.00


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCBC  Quaker City Bancorp of CA               8.77     8.76    0.37    4.12    2.61       0.60    6.74       1.31   74.10    1.19
QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    3.89       1.63   10.95       0.69   88.97    0.69
RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    5.17       1.02   13.33       0.29  297.45    1.29
REDF  RedFed Bancorp of Redlands CA           8.45     8.42    0.25    3.24    1.56       0.65    8.37       2.19   45.70    1.15
RELY  Reliance Bancorp, Inc. of NY            8.23     5.93    0.58    7.07    3.88       0.86   10.46       0.79   33.33    0.57
RELI  Reliance Bancshares Inc of WI(8)*      48.82    48.82    0.86    1.78    1.83       0.92    1.89        NA      NA     0.53
FRBK  Republic First Bancorp of CA*           7.17     7.17    0.70   11.10    5.65       0.60    9.46       1.19   69.68    0.94
RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.67       0.62    5.72       0.49  170.62    1.03
RVSBD Riverview Bancorp of WA                21.63    21.63    1.32    6.10    4.07       1.32    6.10       0.14  278.46    0.56
RSLN  Roslyn Bancorp, Inc. of NY*            20.14    20.04    0.86    4.12    2.56       1.35    6.49       0.27  257.00    2.60
SCCB  S. Carolina Comm. Bnshrs of SC         25.67    25.67    0.93    3.47    2.60       1.22    4.56       1.06   59.43    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.54     9.54    0.13    1.32    0.53       0.44    4.40       0.69   76.89    1.16
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.44    3.41    2.67       0.79    6.09       0.73   57.17    0.57
SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    1.68       0.47    5.74       0.88   34.89    0.44
SHSB  SHS Bancorp, Inc. of PA                12.64    12.64    0.37    2.96    2.54       0.37    2.96       1.44   35.26    0.75
SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82    9.46       1.37   18.70       0.47  244.29    2.48
SWCB  Sandwich Co-Op. Bank of MA*             7.95     7.61    0.95   11.65    6.32       0.97   11.90       0.83   92.55    1.09
SFSL  Security First Corp. of OH              9.43     9.26    1.07   11.49    5.03       1.34   14.36       0.28  273.91    0.85
SFNB  Security First Netwrk Bk of GA(8)      33.11    32.57  -29.36     NM      NM      -30.07     NM         NA      NA     1.28
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    4.73       1.17   11.79       0.14  425.11    0.66
SOBI  Sobieski Bancorp of S. Bend IN         15.12    15.12    0.30    1.83    1.66       0.59    3.55       0.17  145.99    0.33
SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    4.44       0.78   13.26       6.28   22.01    1.81
SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.40       1.17    5.71       0.27   65.44    0.39
SCBS  Southern Commun. Bncshrs of AL         21.96    21.96    0.32    2.52    1.04       0.79    6.23       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          16.46    16.46    0.66    4.10    3.42       0.64    3.97       0.89   49.20    0.65
SWBI  Southwest Bancshares of IL             11.00    11.00    0.74    6.89    4.00       1.03    9.54       0.20  101.05    0.28
SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    3.46       0.68   17.14       0.57   78.85    0.72
STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    4.44       0.70    8.09       0.19  181.58    0.80
SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.71    8.16    3.55       1.03   11.80       0.34  222.51    1.10
SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    4.38       1.35    7.47       1.55   16.68    0.32
SFIN  Statewide Fin. Corp. of NJ              9.73     9.71    0.54    5.46    3.64       0.91    9.26       0.43   95.58    0.83
STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.34       0.32    7.91       0.61   79.43    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    3.64       0.56    8.55       0.48   41.27    0.31
ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.73    5.87       0.89   14.19       0.46   90.99    0.80
THRD  TF Financial Corp. of PA               11.11     9.75    0.55    4.76    3.30       0.74    6.40       0.33   92.84    0.62
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    2.44       0.65    3.90       1.73   31.27    1.18
ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.04    0.36    5.66    3.77       0.35    5.51       0.66   96.75    0.85
TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    3.86       1.02    6.55        NA      NA     1.11
TWIN  Twin City Bancorp of TN                12.85    12.85    0.53    4.13    3.09       0.75    5.82       0.16  130.95    0.29
UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.62       0.38    4.98       0.58  135.44    0.98
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    3.84       1.34    5.80        NA      NA     0.22
VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.60       0.47    7.02       1.26   56.59    0.93
VFFC  Virginia First Savings of VA(8)         7.74     7.49    0.64    8.04    3.65       0.55    6.94       2.30   47.12    1.19
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.17       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71    8.40       1.32   23.87       1.71   95.78    2.65
WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    5.16       1.35   10.77       0.09  733.21    1.25
WRNB  Warren Bancorp of Peabody MA*          10.36    10.36    2.14   22.19   10.18       1.81   18.76        NA      NA     1.73
WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    6.22       1.84   15.85       0.73   59.65    0.60
WAMU  Washington Mutual Inc. of WA(8)*        5.00     4.75    0.35    6.81    1.76       0.74   14.45       0.81   93.26    1.12
WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.22       0.44    2.94       0.91   83.50    1.15
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.24     9.24    0.31    3.42    1.37       0.66    7.23       0.73   50.94    0.45
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.18       1.42    6.15       0.26  152.85    0.69
WBST  Webster Financial Corp. of CT           5.02     4.29    0.41    8.14    2.48       0.74   14.55       0.85  103.47    1.45
WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.42       1.06    7.49       0.28  121.72    0.37
WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.28    4.95       1.42    9.19       0.21  139.06    0.37
WSTR  WesterFed Fin. Corp. of MT             10.91     8.73    0.63    5.09    3.18       0.79    6.41       0.25  191.01    0.73


                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-

                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCBC  Quaker City Bancorp of CA                  NM   153.95   13.50  154.05   23.47         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*             25.69     NM    38.37     NM    25.34         0.67    1.80   46.21
RARB  Raritan Bancorp. of Raritan NJ*          19.35  226.36   17.96  230.24   18.23         0.48    1.70   32.88
REDF  RedFed Bancorp of Redlands CA              NM   184.84   15.63  185.53   24.84         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY             25.80  173.95   14.32  241.39   17.43         0.64    1.98   51.20
RELI  Reliance Bancshares Inc of WI(8)*          NM    96.37   47.04   96.37     NM          0.00    0.00    0.00
FRBK  Republic First Bancorp of CA*            17.71  166.79   11.96  166.89   20.77         0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                 NM   117.91   14.62  119.71   27.82         0.16    0.93   34.78
RVSBD Riverview Bancorp of WA                  24.55  149.78   32.40  149.78   24.55         0.24    1.75   42.86
RSLN  Roslyn Bancorp, Inc. of NY*                NM   158.37   31.90  159.13   24.83         0.24    1.04   40.68
SCCB  S. Carolina Comm. Bnshrs of SC             NM   135.28   34.73  135.28   29.27         0.60    2.60     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)             NM   242.91   23.17  242.91     NM          0.40    1.42     NM
SFED  SFS Bancorp of Schenectady NY              NM   129.01   16.09  129.01   21.03         0.28    1.24   46.67
SGVB  SGV Bancorp of W. Covina CA                NM   144.87   10.58  147.29   24.67         0.00    0.00    0.00
SHSB  SHS Bancorp, Inc. of PA                    NM   116.56   14.73  116.56     NM          0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                   10.57  188.98   13.61  188.98   10.64         0.56    1.60   16.92
SWCB  Sandwich Co-Op. Bank of MA*              15.81  177.63   14.12  185.56   15.48         1.20    3.24   51.28
SFSL  Security First Corp. of OH               19.89  215.25   20.29  219.02   15.91         0.32    1.83   36.36
SFNB  Security First Netwrk Bk of GA(8)          NM   296.03   98.03     NM      NM          0.00    0.00     NM
SMFC  Sho-Me Fin. Corp. of MO(8)               21.15  222.11   20.06  222.11   18.72         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN             NM   118.39   17.90  118.39     NM          0.32    1.66     NM
SOSA  Somerset Savings Bank of MA(8)*          22.52  287.24   18.22  287.24   23.46         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*             NM   138.07   34.87  138.07     NM          0.40    2.13     NM
SCBS  Southern Commun. Bncshrs of AL             NM   134.79   29.60  134.79     NM          0.30    1.64     NM
SMBC  Southern Missouri Bncrp of MO            29.23  117.50   19.34  117.50     NM          0.50    2.63     NM
SWBI  Southwest Bancshares of IL               25.00  166.03   18.26  166.03   18.06         0.76    2.92   73.08
SVRN  Sovereign Bancorp of PA                  28.94  287.04   11.52     NM    18.69         0.08    0.45   12.90
STFR  St. Francis Cap. Corp. of WI             22.53  163.20   12.86  184.67   20.45         0.48    1.20   27.12
SPBC  St. Paul Bancorp, Inc. of IL             28.20  223.24   19.20  223.81   19.50         0.40    1.54   43.48
SFFC  StateFed Financial Corp. of IA           22.81  137.36   24.42  137.36   18.80         0.40    1.50   34.19
SFIN  Statewide Fin. Corp. of NJ               27.46  150.14   14.60  150.36   16.18         0.44    2.11   57.89
STSA  Sterling Financial Corp. of WA             NM   168.17    6.89  192.88   23.19         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL               27.44  153.97    9.98  154.53   18.85         0.32    0.95   26.02
ROSE  T R Financial Corp. of NY*               17.05  249.36   15.47  249.36   18.90         0.60    1.91   32.61
THRD  TF Financial Corp. of PA                   NM   145.87   16.21  166.27   22.51         0.40    1.57   47.62
TPNZ  Tappan Zee Fin., Inc. of NY                NM   151.57   27.16  151.57     NM          0.28    1.29   52.83
ESBK  The Elmira SB FSB of Elmira NY*          26.55  147.64    9.30  154.00   27.27         0.64    2.13   56.64
TRIC  Tri-County Bancorp of WY                 25.91  126.67   19.40  126.67   20.36         0.60    2.11   54.55
TWIN  Twin City Bancorp of TN                    NM   132.19   16.99  132.19   22.98         0.40    2.81     NM
UFRM  United FS&LA of Rocky Mount NC             NM   175.37   13.11  175.37     NM          0.24    2.04     NM
UBMT  United Fin. Corp. of MT                  26.06  122.81   27.82  122.81   21.12         0.98    4.00     NM
VABF  Va. Beach Fed. Fin. Corp of VA             NM   191.18   13.09  191.18   28.02         0.20    1.23     NM
VFFC  Virginia First Savings of VA(8)          27.41  210.84   16.32  218.08     NM          0.10    0.41   11.36
WHGB  WHG Bancshares of MD                       NM   110.81   22.89  110.81     NM          0.20    1.27   58.82
WSFS  WSFS Financial Corp. of DE*              11.90  276.90   14.41  279.11   11.82         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*               19.38  173.92   19.41  173.92   15.45         0.80    2.44   47.34
WRNB  Warren Bancorp of Peabody MA*             9.83  202.15   20.95  202.15   11.62         0.52    2.63   25.87
WFSL  Washington FS&LA of Seattle WA           16.08  212.76   25.70  232.94   14.57         0.92    2.95   47.42
WAMU  Washington Mutual Inc. of WA(8)*           NM      NM    16.79     NM    26.78         1.08    1.67     NM
WYNE  Wayne Bancorp of NJ                        NM   136.86   18.27  136.86     NM          0.20    0.89   40.00
WAYN  Wayne S&L Co. MHC of OH (47.8)             NM   244.25   22.58  244.25     NM          0.62    2.43     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)             NM   208.93   48.79  208.93     NM          0.80    3.64     NM
WBST  Webster Financial Corp. of CT              NM   259.41   13.03     NM    22.59         0.80    1.24   50.00
WEFC  Wells Fin. Corp. of Wells MN             22.60  112.70   16.00  112.70   15.28         0.48    2.91   65.75
WCBI  WestCo Bancorp of IL                     20.21  148.44   22.63  148.44   16.01         0.60    2.11   42.55
WSTR  WesterFed Fin. Corp. of MT                 NM   136.15   14.85  170.11   25.00         0.44    1.73   54.32


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of October 17, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WOFC  Western Ohio Fin. Corp. of OH          13.79    12.85    0.33    2.24    1.94       0.45    3.10        NA      NA     0.58
WWFC  Westwood Fin. Corp. of NJ(8)            9.13     8.13    0.49    5.12    2.84       0.85    8.80       0.13  159.15    0.55
WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.67       1.04    3.62       0.06  255.81    0.21
WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08    7.95       0.84   11.80       0.30   84.06    0.29
FFWD  Wood Bancorp of OH                     12.31    12.31    1.07    8.25    4.27       1.27    9.81       0.24  143.64    0.44
YFCB  Yonkers Fin. Corp. of NY               14.90    14.90    0.86    5.06    3.56       1.16    6.79       0.57   65.19    1.02
YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    3.74       0.79    9.46       2.39   23.05    0.64


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WOFC  Western Ohio Fin. Corp. of OH               NM   114.41   15.78  122.76     NM          1.00    3.74     NM
WWFC  Westwood Fin. Corp. of NJ(8)                NM   174.49   15.92  195.87   20.52         0.20    0.73   25.64
WEHO  Westwood Hmstd Fin Corp of OH               NM   127.03   37.36  127.03     NM          0.28    1.56     NM
WFI   Winton Financial Corp. of OH              12.58  177.11   12.59  180.94   15.01         0.46    2.29   28.75
FFWD  Wood Bancorp of OH                        23.42  194.33   23.91  194.33   19.68         0.40    2.16   50.63
YFCB  Yonkers Fin. Corp. of NY                  28.12  151.13   22.52  151.13   20.95         0.24    1.12   31.58
YFED  York Financial Corp. of PA                26.73  189.08   16.28  189.08   20.93         0.60    2.22   59.41

                            EXHIBIT 2

                     Core Earnings Analysis

 Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1997


                                                                                              Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items    to Common     Shares     Core EPS
                                           ----------  -----------   ----------   ----------   ----------   ----------   -------
                                              ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)



Comparable Group
----------------
AMFC  AMB Financial Corp. of IN                    640           93          -32            0           701           964      0.73
FFDF  FFD Financial Corp. of OH                  1,427         -952          324            0           799         1,455      0.55
HBFW  Home Bancorp of Fort Wayne IN              1,824        1,647         -560            0         2,911         2,525      1.15
INBI  Industrial Bancorp of OH                   2,398        3,433       -1,167            0         4,664         5,173      0.90
LOGN  Logansport Fin. Corp. of IN                  931          431         -147            0         1,215         1,260      0.96
MFBC  MFB Corp. of Mishawaka IN                  1,309          991         -337            0         1,963         1,690      1.16
MARN  Marion Capital Holdings of IN              2,439          726         -247            0         2,918         1,768      1.65
NEIB  Northeast Indiana Bncrp of IN              1,724          453         -154            0         2,023         1,763      1.15
PFDC  Peoples Bancorp of Auburn IN               3,153        1,501         -510            0         4,144         2,274      1.82
WCBI  WestCo Bancorp of IL                       3,492        1,372         -466            0         4,398         2,474      1.78
WEHO  Westwood Hmstd Fin Corp of OH                829          650         -221            0         1,258         2,795      0.45




Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                            EXHIBIT 3

                    Pro Forma Analysis Sheet

     RP Financial, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                  Exhibit IV-3
                       PRO FORMA ANALYSIS SHEET -- PAGE 1
                         Union Federal Savings and Loan
                          Prices as of October 17, 1997


                                             Comparable       All IN         All SAIF
                                             Companies       Companies       Companies
                                            -------------   -------------   -------------
Price Multiple:        Symbol   Subject(1)  Mean   Median   Mean   Median   Mean   Median
--------------         ------   ----------  -----  ------   -----  ------   -----  ------

Price-earnings ratio   = P/E     12.87     22.66   21.00   22.10   21.60   22.84   23.01

Price-core earnings    = P/CORE  12.87     18.82   19.23   20.40   19.90   19.86   19.58

Price-book ratio       = P/B     66.49    134.90  127.85  138.32  128.31  156.35  149.13

Price-tng book ratio   = P/TB    66.49    134.90  127.85  139.64  128.31  159.34  151.64

Price-assets ratio     = P/A     21.79     24.44   24.25   16.71   17.01   19.25   17.33


Valuation Parameters
--------------------

Pre-Conv Earnings (Y)        $  1,148,000    Est ESOP Borrowings (E)    $ 1,600,000

Pre-Conv Book Value (B)      $ 14,775,000    Cost of ESOP Borrowings (S)       0.00% (4)

Pre-Conv Assets (A)          $ 85,734,000    Amort of ESOP Borrowings (T)        20 Years

Reinvestment Rate(2) (R)             4.03%   Recognition Plans Amount (M)    $   920,000

Est Conversion Exp(3) (X)         665,000    Recognition Plans Expense (N)   $   184,000

Proceeds Not Reinvested (Z)   $ 2,520,000


Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))            V = $ 23,006,680
          -------------------------------------------------
           1-(P/E)R

2.    V = P/B (B-X-E-M)                                      V = $
                                                                  22,996,691
          -----------------------
           1-P/B

3.    V = P/A (A-X-M-E)                                     V = $ 22,998,884
          ----------------------
           1-P/A

                                    Total      Price          Total
Conclusion                         Shares    Per Share        Value
----------                        --------   ---------       --------
Appraised Value                   2,300,000     $10.00     $ 23,000,000



RANGE:
------

- Minimum                        1,955,000       $10.00    $ 19,550,000


- Maximum                        2,645,000       $10.00    $ 26,450,000


- Superrange                     3,041,750       $10.00    $ 30,417,500


(1)      Pricing ratios shown reflect the midpoint appraised value.

(2) Net return assumes a reinvestment rate of 6.71 percent, and a tax rate of 40.00 percent.

(3) Conversion expenses reflect estimated expenses as presented in offering document.

(4) Assumes a borrowings cost of 0.00 percent and a tax rate of 40.00 percent.

     RP Financial, Inc.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-3
                                 PRO FORMA ANALYSIS SHEET -- PAGE 2
                                   Union Federal Savings and Loan
                                   Prices as of October 17, 1997



                                          Mean Pricing            Median Pricing
                                                               -----------------
Valuation Approach
__________________           Subject     Peers     (Disc)   Peers     (Disc)
                                                                         -------

P/E    Price-earnings         12.87     22.66    -43.21         21.00    -38.73

P/CORE Price-core earnings    12.87     18.82    -31.62         19.23    -33.09

P/B    Price-book             66.49    134.90       NM         127.85    -47.99

P/TB   Price-tang. book       66.49    134.90       NM         127.85    -47.99

P/A    Price-assets           21.79     24.44    -10.86         24.25    -10.13


Average Premium (Discount)                       -28.56%                 -35.58%

                            EXHIBIT 4

             Pro Forma Effect of Conversion Proceeds

     RP Financial, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                  Exhibit IV-4
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Union Federal Savings and Loan
                           At the Minimum of the Range

1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 19,550,000
        Less: Estimated offering expenses ---------------      616,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 18,934,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 18,934,000
        Less: Held in Non-Earning Assets(5)(1) ----------    2,346,000
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 16,588,000
    Estimated net incremental rate of return ------------         4.03 %
                                                           -----------

    Earnings Increase ----------------------------------- $    667,833
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       46,920
        Less: Recognition Plans Expense(4)---------------       93,840
                                                           -----------

    Net Earnings Increase ------------------------------- $    527,073


3.  Pro-Forma Earnings (rounded)

    Period                                  Before Conversion  After Conversion
    ------                                  -----------------  ----------------

    12 Months ended September 30, 1997      $ 1,148,000        $ 1,675,073
    12 Months ended September 30, 1997 (Core)
                                            $ 1,148,000        $ 1,675,073

4.  Pro-Forma Net Worth (rounded)

    Date                       Before Conversion  Conversion Proceeds After Conversion
    ----                       -----------------  ------------------- ---------------
    September 30, 1997        $ 14,775,000       $ 16,588,000 (3)(4)    $ 31,363,000


5.  Pro-Forma Net Assets (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------

    September 30, 1997         $   85,734,000     $   16,588,000      $  102,322,000

NOTE: Shares for calculating per share amounts:   1,955,000

(1) Estimated ESOP borrowings of $ 1,564,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)      ESOP   borrowings  are  amortized  over  20  years,   amortization   is
         tax-effected.

(3)      ESOP borrowings of $ 1,564,000 are omitted from net worth.

(4) $ 782,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 156,400 and a tax rate of 40.00 percent.

(5) Stock purchased by Recognition Plans does not generate reinvestment income.

     RP Financial, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                  Exhibit IV-4
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Union Federal Savings and Loan
                          At the Midpoint of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 23,000,000
             Less: Estimated offering expenses ---------------      665,000
                                                                -----------

         Net Conversion Proceeds ----------------------------- $ 22,335,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 22,335,000
             Less: Held in Non-Earning Assets(5)(1) ----------    2,760,000
                                                                -----------

         Net Proceeds Reinvested ----------------------------- $ 19,575,000
         Estimated net incremental rate of return ------------         4.03 %
                                                                -----------

         Earnings Increase ----------------------------------- $    788,090
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------       55,200
             Less: Recognition Plans Expense(4)---------------      110,400
                                                                -----------

         Net Earnings Increase ------------------------------- $    622,490


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------

         12 Months ended September 30, 1997      $ 1,148,000        $ 1,770,490
         12 Months ended September 30, 1997 (Core)
                                                 $ 1,148,000        $ 1,770,490

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ---------------

         September 30, 1997        $ 14,775,000       $ 19,575,000 (3)(4)    $ 34,350,000


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  -------------------  ----------------

         September 30, 1997         $   85,734,000     $   19,575,000      $  105,309,000

     NOTE: Shares for calculating per share amounts:   2,300,000

(1) Estimated ESOP borrowings of $ 1,840,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)      ESOP   borrowings  are  amortized  over  20  years,   amortization   is
         tax-effected.

(3)      ESOP borrowings of $ 1,840,000 are omitted from net worth.

(4) $ 920,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 184,000 and a tax rate of 40.00 percent.

(5) Stock purchased by Recognition Plans does not generate reinvestment income.

     RP Financial, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-4
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Union Federal Savings and Loan
                                    At the Maximum of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 26,450,000
             Less: Estimated offering expenses ---------------      715,000
                                                                -----------

         Net Conversion Proceeds ----------------------------- $ 25,735,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 25,735,000
             Less: Held in Non-Earning Assets(5)(1) ----------    3,174,000
                                                                -----------

         Net Proceeds Reinvested ----------------------------- $ 22,561,000
         Estimated net incremental rate of return ------------         4.03 %
                                                                -----------

         Earnings Increase ----------------------------------- $    908,306
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------       63,480
             Less: Recognition Plans Expense(4)---------------      126,960
                                                                -----------

         Net Earnings Increase ------------------------------- $    717,866

     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------

         12 Months ended September 30, 1997        $ 1,148,000        $ 1,865,866
         12 Months ended September 30, 1997 (Core) $ 1,148,000        $ 1,865,866


     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ---------------

         September 30, 1997        $ 14,775,000       $ 22,561,000 (3)(4)    $ 37,336,000


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  -------------------  ----------------

         September 30, 1997         $   85,734,000     $   22,561,000      $  108,295,000


     NOTE: Shares for calculating per share amounts:   2,645,000

(1) Estimated ESOP borrowings of $ 2,116,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)      ESOP   borrowings  are  amortized  over  20  years,   amortization   is
         tax-effected.

(3)      ESOP borrowings of $ 2,116,000 are omitted from net worth.

(4) $1,058,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 211,600 and a tax rate of 40.00 percent.

(5) Stock purchased by Recognition Plans does not generate reinvestment income.

     RP Financial, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-4
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Union Federal Savings and Loan
                                     At the Superrange Maximum




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 30,417,500
             Less: Estimated offering expenses ---------------      773,000
                                                                -----------

         Net Conversion Proceeds ----------------------------- $ 29,644,500




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 29,644,500
             Less: Held in Non-Earning Assets(5)(1) ----------    3,650,100
                                                                -----------

         Net Proceeds Reinvested ----------------------------- $ 25,994,400
         Estimated net incremental rate of return ------------         4.03 %
                                                                -----------

         Earnings Increase ----------------------------------- $  1,046,535
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------       73,002
             Less: Recognition Plans Expense(4)---------------      146,004
                                                                -----------

         Net Earnings Increase ------------------------------- $    827,529

     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------

         12 Months ended September 30, 1997      $ 1,148,000        $ 1,975,529
         12 Months ended September 30, 1997 (Core)
                                                 $ 1,148,000        $ 1,975,529


     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ---------------

         September 30, 1997        $ 14,775,000       $ 25,994,400 (3)(4)    $ 40,769,400


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  -------------------  ----------------

         September 30, 1997         $   85,734,000     $   25,994,400      $  111,728,400


     NOTE: Shares for calculating per share amounts:   3,041,750

(1) Estimated ESOP borrowings of $ 2,433,400 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)      ESOP   borrowings  are  amortized  over  20  years,   amortization   is
         tax-effected.

(3)      ESOP borrowings of $ 2,433,400 are omitted from net worth.

(4) $1,216,700 purchased by the Recognition Plans with an estimated pre-tax expense of $ 243,340 and a tax rate of 40.00 percent.

(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                            EXHIBIT 5

                  Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP  Financial's   merger  and  acquisition   (M&A)  services  include  targeting
candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

Ronald S. Riggins, Managing Director (17)
William E. Pommerening, Managing Director (11)
Gregory E. Dunn, Senior Vice President (15)
James P. Hennessey, Senior Vice President (10)
James J. Oren, Vice President (10)